As filed with the Securities and Exchange Commission on October 28, 2025

Registration No. 333-285524

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELC Group Holdings Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7363	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o 745 Lor 5 Toa Payoh, #03-02 The Lifeline Building, Singapore 319455

+65 6802 9119

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louise L. Liu, Esq. Morgan, Lewis & Bockius 19th Floor, Edinburgh Tower The Landmark 15 Queen’s Road Central, Hong Kong Tel: (852) 3551-8500	Mitchell S. Nussbaum, Esq. Angela Dowd, Esq. Lili Taheri, Esq. Julia Aryeh, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant is filing this post-effective amendment No. 1 to Form F-1 (the “Post-Effective Amendment No. 1”) to update its registration statement on Form F-1, as amended (File No. 333-285524), initially filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2025, and originally declared effective by the SEC on September 30, 2025 (the “Registration Statement”), to include the audited consolidated financial statements and notes thereto for the fiscal year ended June 30, 2025, and to update certain other information contained herein.

The information included in this Post-Effective Amendment No. 1 amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1 and no securities have been sold under the Registration Statement. All applicable registration fees were paid at the time of the filing of the Registration Statement on March 4, 2025.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED October 28, 2025

1,870,000 Class A Ordinary Shares

ELC Group Holdings Ltd.

This is an initial public offering by ELC Group Holdings Ltd., a Cayman Islands exempted company, or the Company, of 1,870,000 Class A Ordinary Shares, par value US$0.000001 per share. We anticipate that the initial public offering price will be between US$4.00 and US$6.00 per Class A Ordinary Share.

Prior to this offering, there has been no public market for our ordinary shares. We have applied to list our ordinary shares on the Nasdaq Capital Market, or Nasdaq, under the symbol “ELCG”. At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of the initial public offering is conditioned upon Nasdaq’s final approval of our listing application, and no assurance can be given that our application will be approved or that a trading market will develop. The offering will not proceed unless our Class A Ordinary Shares are accepted for listing on the Nasdaq.

Immediately prior to the completion of this offering, we will have outstanding 20,000,000 ordinary shares comprised of 16,008,000 Class A Ordinary Shares and 3,992,000 Class B Ordinary Shares. Each holder of Class B Ordinary Shares is entitled to 20 votes per share, subject to certain conditions, and each holder of our Class A Ordinary Shares is entitled to one vote per share on all matters submitted to them for a vote. Our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B Ordinary Shares are convertible at any time by the holder thereof into Class A Ordinary Shares on a one-for-one basis. Our Class A Ordinary Shares are not convertible into Class B Ordinary Shares at any time. See “Description of Share Capital” for details. We are and, upon the completion of this offering, we will continue to be a “controlled company” as defined under Nasdaq corporate governance rules. Mr. Chow Kang Hong, our founder, director and chief technology officer, currently holds approximately 83.51% of the aggregate voting power of our total issued and outstanding share capital and, assuming the sale of 1,870,000 Class A Ordinary Shares in this offering will hold approximately 81.91% (or approximately 81.67% if the underwriters exercise their over-allotment option in full) of the aggregate voting power of our total issued and outstanding share capital following the completion of this offering. Therefore, we are permitted to rely, and intend to rely, on exemptions from certain corporate governance rules available to controlled companies. See “Management — Controlled Company Exemptions.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and are eligible for reduced public company reporting requirements.

Our Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands without any operations of its own. We conduct our operations in Singapore through our operating subsidiary, EL Connect Pte. Ltd. The Class A Ordinary Shares offered in this offering are shares of our Cayman Islands holding company. Investors in our Class A Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share	Total
Initial public offering price	US$	US$
Underwriting discount and commission (1)	US$	US$
Proceeds, before expenses, to us	US$	US$

(1) We have agreed to pay the underwriters a discount equal to 7% of the gross proceeds of the offering. We have also agreed to pay to the underwriters 1% of the gross proceeds of the offering for non-accountable expenses and to reimburse certain accountable related to the offering. For a description of the compensation to be received by the underwriters, see “Underwriting”.

We have granted the underwriters an option exercisable within 45 days from the closing of the offering to purchase up to an additional fifteen percent (15%) of the ordinary shares offered in this offering on the same terms solely to cover over-allotments, if any.

The underwriters expect to deliver the Class A Ordinary Shares to purchasers against payment therefor on or about            , 2025.

D. Boral Capital

Sole Book-Running Manager

PROSPECTUS DATED            , 2025.

You should rely only on the information contained in this prospectus or in any related free writing prospectus that we filed with the Securities and Exchange Commission. We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the sale of any ordinary shares.

We have not taken any action to permit a public offering of the ordinary shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ordinary shares and the distribution of this prospectus outside of the United States.

Until                      2025, (the 25th day after the date of this prospectus), all dealers that buy, sell, or trade the ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the other documents referred to in this prospectus before making an investment in our ordinary shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. For additional information, see “Where You Can Find More Information” in this prospectus.

Overview

We are a manpower service provider based in Singapore. Manpower service providers (“MSP”) serve as a bridge between job seekers and businesses to meet each other’s recruitment needs. Typically, MSPs create a platform whereby employers can list job opportunities and recruit individuals looking to secure full, temporary or part-time employment meeting their respective criteria. For companies, MSPs assist the recruitment process to meet particular staffing needs, saving companies time, money, and effort. For job seekers, MSPs help them find an appropriate job matching their skill sets as quickly as possible, and exposing them to more opportunities through their vast network.

Our customers fall into a wide range of industries, including warehouse and logistics, food and beverage, cleaning, manufacturing, retail and events. To provide better service to our customers, we pay close attention to the changing needs of our customers, including new developments in their respective industries, which helps us anticipate the specific roles and skills that they will need. We believe this attention to detail gives us a significant competitive advantage and improves customer loyalty.

We have developed a proprietary platform which connects job seekers and employers through a unique matching program utilizing specific character and skill recognition matrices. Our platform operates a comprehensive database that records the skill preferences and requisite applicant characteristics of our business customers and job criteria of job seekers, thereby reducing reliance on subjective human analysis which can be extremely time consuming and inefficient. While many MSPs offer similar services, we believe our model is more specifically focused on our customers’ individual criteria, therefore we tend to deliver a more tailored approach, rather than providing a one-size-fits-all service.

Job Seekers - We believe we stand out to job seekers in two important ways: (i) we have developed a mobile app to enable clients real-time access to the data and therefore opportunities, and (ii) we are the first manpower provision company operating with an app platform in Singapore that is compensating part-time workers on the very same day they finish their jobs.

We have artificial intelligence (“AI”) technology integrated into our “EL Connect App” to create a positive user-friendly experience for part-time job seekers. AI in the context of our business refers to the application of machine learning algorithms, rule-based systems, and data-driven decision-making frameworks. These technologies are employed to automate processes, optimize performance, and enhance the overall user experience. The AI functionalities within our EL Connect App are currently at the public beta development phase. Our AI chat-enabled “chatbot” on the EL Connect App simplifies the job search process, allowing job seekers to access the most relevant and available job openings. This AI-powered technology delivers the most relevant and up-to-date information to job seekers in addition to our promotional campaigns, as well as providing specific resources relevant to different job openings. We maintain experienced technology teams in both Singapore and India, which collaborate to continuously innovate and develop our technology to improve the EL Connect App.

We understand the importance of work flexibility for part-time workers and the attractiveness for them to receive their wages at shorter time intervals. We believe we are uniquely positioned as the MSP in Singapore that is compensating part-time workers on the very same day they finish their jobs. This unique model enables us to attract a larger pool of trained and talented part-time workers, which in turn allows us to better match the needs and expectations of our customers.

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We have developed our “EL Connect App” to create a positive user-friendly experience for part-time job seekers on all mobile devices. Our AI chat-enabled “chatbot” on the EL Connect App simplifies the job search process, allowing job seekers to access the most relevant and available job openings on all devices. This allows us to deliver the most relevant and up-to-date information to job seekers while also sharing our promotional campaigns in real time. We believe our EL Connect App is one of the only MSP apps that is able to provide real time access to jobs and access our same-day payment policy, giving us a unique competitive advantage.

Employers - For employers, in addition to the EL Connect App, we have also developed our “Taskforce App.” Our TaskForce App as a smart platform to digitalize building and property operations management. Our TaskForce App integrates internet of things (“IoT”) sensors, facial recognition systems and robotics into facilities and workforce management in buildings and properties. TaskForce App bridges the gap between the employees of our customers, such as site supervisors who oversee property management, and contractors or crews of our customers, who perform individual duties and tasks, addressing inefficiencies in traditional and paper-based processes of property management. Our TaskForce App seeks to achieve optimal performance and productivity for our customers by enabling their employees to have real-time monitoring of facilities and workforce management and providing them instant access to a variety of information ranging from attendance records of contractors or crews to real-time usage of consumable supplies in a facility. This has become an invaluable tool to our customers which has prompted us to monetize its application by opening it up to customer subscriptions and licensing, which we expect will become a growing revenue stream.

We derive our revenue primarily from the following sources: (i) manpower supply services - which provides part-time manpower to customers on our employment and recruitment portal “EL Connect Mobile”; (ii) manpower contracting services - which provides cleaners for cleaning services; (iii) software as a service (“SaaS”) sales, which grants users the right to access our “Taskforce” app; (iv) software licensing sales, which grants clients the right to use the Taskforce app customized to their specific requests (updates and maintenance included); and (v) project management services.

For the fiscal year ended June 30, 2025, our revenue was $6,999,699, representing an increase of $585,956, or 9.1%, compared to $6,413,743 for the fiscal year ended June 30, 2024. The increase was mainly attributable to the increase in our revenue derived from our manpower supply services, which was $5,039,727 and $3,869,238, respectively, which represents approximately 72.0% of our total revenue in fiscal year 2025 as compared to 60.3% for the fiscal year 2024. This revenue had significantly increased by $1,170,489 or 30.3%, mainly attributable to the increased job orders received from customers (hirers) through our employment and recruitment portal “EL Connect Mobile”. For the fiscal year ended June 30, 2025, our net income was $933,389, representing a decrease of $95,575 or 11.4%, compared to a net income of $837,814 for the fiscal year ended June 30, 2024.

Our Competitive Strengths

We believe that the following competitive strengths have contributed to our success to date and will continue to distinguish us from our competitors:

●	Our business model of offering daily or same-day wage payouts distinguishes us from our competitors.

●	Our comprehensive incentive structure enables us to better attract job seekers and effectively motivate and retain part-time workers.

●	We have strong and stable relationships with our customers.

●	Our innovative AI-powered chatbot delivers seamless user experience for job seekers

●	We maintain experienced technology teams in two different countries to ensure continuous development and reliability of our EL Connect App.

●	We have an experienced senior management team with extensive industry knowledge and expertise to grow our business.

Our Strategies

We intend to continue to grow our business and further strengthen our market position by pursuing the following strategies:

●	Expand into other geographical regions.

●	Leverage artificial intelligence to further enhance our job-matching capabilities.

●	Expand the service scope of our job-matching app.

●	Pursue mergers, acquisitions and strategic alliances to expand our business when there are suitable opportunities.

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Summary of Risk Factors

Our business is subject to multiple risks and uncertainties, as more fully described in the section titled “Risk Factors” and elsewhere in this prospectus. We urge you to read the section entitled “Risk Factors” and this prospectus in full. Our principal risks may be summarized as follows:

●	Our revenue growth for a particular period is difficult to predict, and a shortfall in forecasted revenues may harm our operating results.

●	We may experience liquidity difficulties with our business model of offering daily wage payout for part-time workers.

●	Our success depends on acquiring new customers, effectively retaining our existing customers and job seekers and increasing their usage of our EL Connect App.

●	If our job seekers’ profiles are out-of-date, inaccurate, fraudulent or lack credible information, we may not be able to effectively create value for our users, which could materially and adversely impact our reputation and business prospects.

●	We are dependent on app stores to distribute our mobile applications.

●	Operational and performance issues with our platform may adversely affect our business, financial condition, and results of operations.

●

We could incur liabilities or suffer reputational damage from a cyberattack or improper disclosure or loss of personal or confidential data, and our use of data is subject to complex and ever-changing privacy and cybersecurity legal requirements that could negatively impact our business or subject us to claims and/or fines for non-compliance.

●	A loss or reduction in revenues from large client accounts could have a material adverse effect on our business.

●	Intense competition may limit our ability to attract, train and retain the qualified personnel necessary for us to meet our clients’ staffing needs.

●	Our ability to attract and retain business and employees may depend on our reputation in the marketplace.

●	Changes in sentiment toward the staffing industry could affect the marketplace for our services.

●

Our results of operations and ability to grow could be materially negatively affected if we cannot successfully keep pace with technological changes in the development and implementation of our services and solutions.

●	We could incur substantial costs as a result of data protection concerns.

●	We may not be able to protect our intellectual property rights.

●	We are subject to risks related to litigation, including intellectual property infringement claims, consumer protection actions and regulatory disputes.

●	Our EL Connect App and TaskForce App may contain undetected software bugs or vulnerabilities, which could manifest in ways that could adversely affect our reputation and our business.

●	We face competition which could negatively impact our results of operations and cause our market share to decline.

●	The technology industry serving facility management companies in Singapore is highly competitive.

●	Acquisitions, mergers or other strategic partnerships may provide our competitors with advantages that could lead to a loss of our customers and a decrease in our revenue.

●	Our potential expansion into other geographical regions may not be successful.

●	We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.

●	We may not have sufficient insurance to protect ourselves against substantial losses.

●	Continued operation of our business depends on the performance and reliability of the internet, mobile networks and other infrastructure that is not under our control.

●	We are dependent on our key management and skilled personnel for our continued success and growth.

●	Any inability by us to complete and integrate acquisitions and/ or mergers may negatively affect our operations results.

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●	We may be subject to claims against us relating to any acquisition or merger.

●	Adverse conditions in the global financial markets and the general economy may adversely affect our business, results of operations, financial position and prospects.

●	We may need to incur additional costs in the event of disputes, claims, defects or delays.

●	We face risks related to heightened inflation, recession, financial and credit market disruptions and other economic conditions.

●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may consider to be in their best interest.

●	Any additional issuances of Class B Ordinary Shares may result in a dilution to the existing holders of Class A Ordinary Shares and potentially diminish their influence over our Company’s affairs.

Corporate History and Structure

Our Company, ELC Group Holdings Ltd. incorporated under the laws of the Cayman Islands in September 2024 as an exempted company with limited liability, formed for the purposes of this listing without any business operations of its own. We conduct our business operations primarily in Singapore through our wholly owned operating subsidiary, EL Connect Pte. Ltd., which was incorporated in Singapore on February 25, 2020 as a private company with limited liability. We began our business operations in 2020. Mr. Chow Kang Hong is a founder of our Group.

On September 20, 2024, the Company issued and allotted 160,079 Class A ordinary shares to several parties and 39,920 Class B ordinary shares to Mr. Chow Kang Hong, all in nil-paid form. On October 16, 2024, the shareholders of EL Connect Pte Ltd. Entered into a share exchange agreement (the “Share Exchange”), whereby the shareholders who owned 200,000 ordinary shares that represented 100% of the total issued and outstanding ordinary shares in EL Connect Pte Ltd. transferred their entire ownership in EL Connect Pte Ltd. In consideration of such transfer to the Company by the holders of their Class A and Class B ordinary shares of EL Connect Pte. Ltd., all of the 160,080 Class A Ordinary Shares and 39,920 Class B Ordinary Shares issued and allotted by the Company in nil-paid form were credited as fully-paid. Based on our dual-class voting structure, our ordinary shares comprised of Class A Ordinary Shares and Class B Ordinary Shares, each holder of Class B Ordinary Shares is entitled to 20 votes per share, giving greater control to the holders of Class B Ordinary Shares. Assuming Mr. Chow Kang Hong continues to hold all of his existing Class A Ordinary Shares, he will have to maintain at least 59.77% of Class B Ordinary Shares to continue to control the outcome of matters submitted to shareholders for approval.

Upon the completion of the Share Exchange on October 16, 2024, the Company became the parent company and EL Connect Pte Ltd. became a wholly owned subsidiary of the Company (the “Reorganization”).

On June 13, 2025, we undertook a share subdivision, pursuant to which, our authorized share capital has been changed from US$50,000 divided into 400,000,000 Class A Ordinary shares of a nominal or par value of US$0.0001 each and 100,000,000 Class B Ordinary shares of a nominal or par value of US$0.0001 each to US$50,000 divided into 50,000,000,000 Class A Ordinary shares of a nominal or par value of US$0.0000008 each and 12,500,000,000 Class B Ordinary shares of a nominal or par value of US$0.0000008 each. As a result, a total of 20,010,000 Class A Ordinary Shares and 4,990,000 Class B Ordinary Shares as subdivided were in issue after such share subdivision.

On July 2, 2025, we undertook a reverse share split, pursuant to which, our authorized share capital has been changed from US$50,000 divided into 50,000,000,000 Class A Ordinary shares of a nominal or par value of US$0.0000008 each and 12,500,000,000 Class B Ordinary shares of a nominal or par value of US$0.0000008 each to US$50,000 divided into 40,000,000,000 Class A Ordinary shares of a nominal or par value of US$0.000001 each and 10,000,000,000 Class B Ordinary shares of a nominal or par value of US$0.000001 each. As a result, a total of 16,008,000 Class A Ordinary Shares and 3,992,000 Class B Ordinary Shares were in issue after such reverse share split.

The Reorganization is considered a merger of entities under common control. Under the guidance in ASC 805, for transactions between entities under common control, the assets, liabilities, and results of operations, are recognized at their carrying amounts on the completion date of the share swap transaction, which required a retrospective combination of the Company and EL Connect Pte Ltd. for all periods presented. The consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods. This includes a retrospective presentation for all equity-related disclosures, including issued shares and earnings per share, which have been revised to reflect the effects of the reorganization as of June 30, 2025 and 2024.

The chart below sets out our corporate structure as of the date of this prospectus.

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Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ordinary shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We are an “emerging growth company” as the term is used in the JOBS Act and, as such, we are subject to certain reduced public company reporting requirements. For the applicable disclosure, see “Risk Factors – Risks Relating to Our Ordinary Shares and This Offering.”

Implications of Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	we are permitted to follow certain home country corporate governance practices in lieu of certain requirements under the Nasdaq listing standards. This may afford less protection to holders of our ordinary shares than U.S. regulations;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	we are not subject to proxy rules and are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

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●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, such that a majority of the directors on our board are not required to be independent directors.

Implications of Being a Controlled Company

Upon the completion of this offering, we will continue to be a “controlled company” as defined under Nasdaq corporate governance rules because Mr. Chow Kang Hong, our founder, director and chief technology officer will hold more than 50% of the aggregate voting power of our total issued and outstanding share capital. Therefore, we are permitted to rely, and intend to rely, on exemptions from certain corporate governance rules available to controlled companies including exemptions from the Nasdaq corporate governance rules that would otherwise require us to maintain a nomination and corporate governance committee composed entirely of independent directors and a compensation committee composed entirely of independent directors. See “Management — Controlled Company Exemptions.” As a result, you will not have the same protections afforded to shareholders of companies that are subject to these corporate governance requirements.

Market and Industry Data

This prospectus contains estimates and information concerning our industry, including our market position and the size and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to place undue reliance on these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in these publications and reports.

Conventions That Apply to This Prospectus

Unless otherwise indicated or the context otherwise requires and for purposes of this prospectus only, references to:

●	“SEC” means the U.S. Securities and Exchange Commission;
●	“Securities Act” means the U.S. Securities Act of 1933, as amended;
●	“S$” means Singapore dollars;
●	“US$” and “U.S. dollars” are to the legal currency of the United States;
●	“U.S. GAAP” means generally accepted accounting principles in the United States.

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●	“We,” “us,” “the Group” and “our” are to ELC Group Holdings Ltd., an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act (as amended) of the Cayman Islands, or the Companies Act, and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

We conduct our business operations primarily in Singapore and maintain our books and records in Singapore dollars. Our functional currency is the Singapore dollar and our reporting currency is the United States dollar. This prospectus contains translations of Singapore dollars into U.S. dollars solely for the convenience of the reader.

Unless otherwise indicated, (a) information in this prospectus assumes that the underwriters do not exercise their over-allotment option to purchase additional ordinary shares, and (b) references in this prospectus to this offering are to our offering of ordinary shares pursuant to this prospectus and (c) information in this prospectus does not include the ordinary shares reserved for future issuance under our share incentive plan.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

Corporate Information

We were incorporated in the Cayman Islands as an exempted company with limited liability in September 2024.

Our registered office in the Cayman Islands is at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our principal executive office is at 745 Lor 5 Toa Payoh, #03-02 The Lifeline Building, Singapore 319455. Our telephone number at this location is +65 6802 9119. Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our principal website address is https://elconnect.sg/. The information contained on our website does not form part of this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., located at New York.

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THE OFFERING

Offering price	We currently estimate that the initial public offering price will be between US$4.00 and US$6.00 per Class A Ordinary Share.

Class A Ordinary Shares offered by us	1,870,000 Class A Ordinary Shares (or 2,150,500 Class A Ordinary Shares if the underwriters exercise the over-allotment option to purchase additional Class A Ordinary Shares in full).

Ordinary Shares outstanding immediately before this offering	20,000,000 ordinary shares comprised of 16,008,000 Class A Ordinary Shares and 3,992,000 Class B Ordinary Shares

Ordinary shares outstanding immediately after this offering	21,870,000 ordinary shares comprised of 17,878,000 Class A Ordinary Shares and 3,992,000 Class B Ordinary Shares (or 22,150,500 ordinary shares comprised of 18,158,500 Class A Ordinary Shares and 3,992,000 Class B Ordinary Shares if the underwriters exercise the option to purchase additional 280,500 Class A Ordinary Shares in full).

Option to purchase additional Class A Ordinary Shares	We have granted to the underwriters an option, exercisable for 45 days from the closing of the offering, to purchase up to an aggregate of 280,500 additional Class A Ordinary Shares at the initial public offering price, less underwriting discounts and commissions, solely for the purpose of covering over-allotments.

Voting Rights	Each Class A Ordinary Share is entitled to one (1) vote. Each Class B Ordinary Share is entitled to twenty (20) votes.

Listing	We have applied for the listing of the Class A Ordinary Shares on the Nasdaq under the symbol “ELCG”. The Class A Ordinary Shares will not be listed on any other stock exchange or traded on any automated quotation system.

Lock-up	We, our directors, executive officers and holders of our ordinary shares (both Class A and Class B Ordinary Shares combined) or securities convertible into or exercisable for ordinary shares prior to this offering have agreed, shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions, for a period of 180 days from the date of this prospectus, without the prior written consent of the representative of the underwriters. See “Shares Eligible for Future Sale” and “Underwriting.”

Dividends	See “Dividend Policy” for a description of our dividend policy.

Use of Proceeds	We currently intend to use the net proceeds from this offering for the following purposes:

	●	approximately 30% is expected to be used for our geographical expansion, primarily in Japan, Thailand and other Asian countries. We intend to focus on market research and localization of our EL Connect and TaskForce apps, pilot launches in targeted metropolitan areas, and building regional offices or partnerships with local agencies;
	●	approximately 20% is expected to be used for research and development efforts, particularly in connection with proprietary technology development for scalable SaaS solutions. We intend to focus on enhancing AI features, such as predictive job matching and applicant ranking, further enhancing IoT and sensors integration for advanced facilities management, streamlining workflow to reduce dependency on manpower and improve efficiency, and customizing white-labeled solutions for specific industries. We seek to strengthen our technological edge, thereby enabling higher client retention and market competitiveness;
	●	approximately 20% is expected to be used for potential mergers and acquisitions or cementing strategic alliances if there are suitable opportunities. We currently intend to target SMEs in SaaS or staffing industries with service offerings that complement ours. As of the date of this prospectus, we have not identified any target;
	●	approximately 10% is expected to be used for our marketing and promotion campaigns to acquire and retain clients. In particular, we plan to focus on influencer marketing, digital campaigns or brand collaboration to boost brand awareness in new markets, retargeting initiatives for existing clients and emphasizing long-term engagement, and leveraging past performance data to design campaigns for peak seasonal demand. We seek to sustain our growth by balancing new client acquisition and strengthening relationships with existing clients; and
	●	the balance of the net proceeds for other working capital and general corporate purposes.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of the risks you should carefully consider before deciding to invest in ordinary shares.

Transfer Agent	VStock Transfer LLC

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SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated statements of operations and comprehensive income (loss) data and cash flow data for the years ended June 30, 2024 and 2025 and summary consolidated balance sheets data as of June 30, 2025 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with the U.S. generally accepted accounting principles, or U.S. GAAP.

Our historical results are not necessarily indicative of results to be expected for any future period. The following summary consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Summary Consolidated Statements of Operations and Comprehensive Income Data

	Years Ended
	June 30,
	2025	2024

Revenue	$6,999,699	$6,413,743
Cost of revenue	(4,571,877)	(5,002,162)
Gross profit	2,427,822	1,411,581

Operating expenses
General administrative expenses	(1,475,938)	(1,214,725)
Income from operations	951,884	196,856

Other income, net	232,513	833,584
Finance costs	(66,035)	(75,420)
Income before income tax	1,118,362	955,020
Income tax expenses	(184,973)	(117,206)
Net Income	933,389	837,814

Foreign currency translation differences	68,609	(8,652)
Total comprehensive income	$1,001,998	$829,162

Basic and diluted earnings per ordinary share	$0.05	$0.04

Weighted average number of ordinary shares outstanding	20,000,000 *	20,000,000 *

Note: * Retrospectively presented for the effect of (i) the issuance of 160,080 Class A Ordinary shares and 39,920 Class B Ordinary shares on September 20, 2024 in preparation for the Company’s initial public offering, (ii) the 125-for-1 share subdivision effected on June 13, 2025, and (iii) the 4-for-5 reverse share split effected on July 2, 2025.

Summary Consolidated Balance Sheets Data

	As of June 30,
	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$89,019	$254,194
Trade receivables, net	2,075,370	1,183,110
Other receivables	18,612	6,429
Deferred offering costs	911,481	339,546
Deposits and prepayments	32,208	23,970
Amounts due from a related party	815	-
Total Current Assets	3,127,505	1,807,249

Non-Current Assets:
Right of use assets – operating lease	-	44,436
Total Non-Current Assets	-	44,436
Total Assets	$3,127,505	$1,851,685

Liabilities and Equity
Current Liabilities:
Trade payables	$20,153	$2,153
Other payables	625,394	365,225
Bank borrowings	397,558	243,433
Current portion of operating lease liabilities	-	45,600
Income tax payable	231,215	114,320
Total Current Liabilities	1,274,320	770,731

Non-Current Liabilities:
Bank borrowings	328,725	558,492
Total Non-Current Liabilities	328,725	558,492
Total Liabilities	$1,603,045	$1,329,223

Commitments and contingencies

Equity
Share capital* (Class A Ordinary shares: 40,000,000,000 authorized, $0.000001 par value, 16,008,000 shares issued and outstanding as of June 30, 2025 and 2024, respectively; Class B Ordinary shares: 10,000,000,000 authorized, $0.000001 par value, 3,992,000 shares issued and outstanding as of June 30, 2025 and 2024, respectively)	$20	$20
Additional paid-in capital	144,998	144,998
Retained earnings	1,284,769	351,380
Accumulated other comprehensive income	94,673	26,064
Total Shareholders’ Equity	1,524,460	522,462
Total Liabilities and Equity	$3,127,505	$1,851,685

* Retrospectively presented for the effect of (i) the issuance of 160,080 Class A Ordinary shares and 39,920 Class B Ordinary shares on September 20, 2024 in preparation for the Company’s initial public offering, (ii) the 125-for-1 share subdivision effected on June 13, 2025, and (iii) the 4-for-5 reverse share split effected on July 2, 2025 (Note 1)

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Summary Consolidated Statements of Cash Flow Data

	Years Ended
	June 30,
	2025	2024

Net Cash used in Operating Activities	(53,162)	(235,264)
Net Cash used in Investing Activity	-	(92,629)
Net Cash (used in) provided by Financing Activities	(121,237)	148,229
Net decrease in cash and cash equivalents	(174,399)	(179,664)
Effect of exchange rate changes on balance of cash held in foreign currencies	9,224	(2,106)
Cash at beginning of the year	254,194	435,964
Cash at end of the year	89,019	$254,194

Key Operating Data

	For the years ended June 30,
	2025	2024	2023	2022
Deployment Hours (1)	499,051	401,472	215,857	61,207
Yearly Deployment (2)	63,501	52,952	29,202	7,871

Notes:

(1)	The term “Deployment Hours” represents the total number of hours worked by freelancers for our clients through our platform.
(2)	The term “Yearly Deployment” represents the total number of freelancers engaged to work for our clients over the course of a fiscal year.

Both deployment hours and yearly deployment provide insight into the volume of work facilitated by our platform and are important metrics used to assess operational growth and market engagement.

We experienced continued growth in deployment hours billed for manpower supply services during the year ended June 30, 2025, as compared to the year ended June 30, 2024. The total number of deployment hours increased from 401,472 for the year ended June 30, 2024 to 499,051 for the year ended June 30, 2025, primarily driven by sustained client demand and a broader network of active freelancers across multiple industries.

Yearly deployments also increased from 52,952 for the year ended June 30, 2024 to 63,501 for the year ended June 30, 2025. In line with our strategy to strengthen market presence, we enhanced client engagement, streamlined deployment operations, and continued to invest in recruitment and marketing initiatives to attract and retain a reliable freelancer base across Singapore.

We experienced significant growth in deployment hours billed for manpower supply services during the year ended June 30, 2024, as compared to the year ended June 30, 2023. The total number of deployment hours increased from 215,857 for the year ended June 30, 2023 to 401,472 for the year ended June 30, 2024, primarily driven by increased client demand and a rapidly expanding pool of freelancers across various industries.

Yearly deployments also rose significantly, from 29,202 for the year ended June 30, 2023 to 52,952 for the year ended June 30, 2024. Aligned with our strategy to expand market presence, we intensified our marketing initiatives within Singapore, enhanced our services to attract more clients, and boosted benefits to draw in a larger freelancer pool.

We believe that this growth aligns with the rising demand for manpower in the Singapore market, a trend expected to continue as we further expand our client and freelancer networks.

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. The risks described below and elsewhere in the prospectus as referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our ordinary shares if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business and Industry

Our past performance may not be indicative of our future results. We plan our operating budget and incur fixed expenses based on expected revenue. If our expected revenue fails to realize for any reason, we may not be able to adjust our expenses in a timely manner and our business, financial condition and results of operations may be materially and adversely affected.

As we were established in 2020, our revenue growth and, consequently, results of operations are difficult to predict. We plan our operating expense levels based primarily on forecasted revenue levels. A shortfall in revenue could lead to operating results being below expectations as we may not be able to quickly reduce our fixed expenses in response to short-term revenue shortfalls. We have experienced fluctuations in revenue and operating results and anticipate that these fluctuations will continue until we achieve a critical mass with our product sales.

These fluctuations can result from a variety of factors, including economic conditions worldwide, as well as economic conditions specific to the manpower services industry, which could affect the ability of our customers to purchase our products and could result in a reduction in elective operative procedures; governmental regulations; the timing of regulatory approvals; the uncertainty surrounding our ability to attract new customers and retain existing customers; the timing of operating expenses relating to the expansion of our business and operations; changes in the pricing of our products and those of our competitors; the development of similar applications by our competitors in manpower sourcing services; and actual events, circumstances, outcomes, and amounts differing from assumptions and estimates used in preparing our operating plan and how well we execute our strategy and operating plans.

As a consequence, operating results for a particular future period are difficult to predict, and prior results are not necessarily indicative of future results. Any of the foregoing factors, or any other factors discussed elsewhere herein, could have a material adverse effect on our business.

Our success depends on acquiring new customers, effectively retaining our existing customers and job seekers and increasing their usage of our EL Connect App.

Our success and revenue growth depend on constantly acquiring new customers and job seekers, increasing our current customers’ and job seekers’ usage of our EL Connect App. Our contracts and relationships with customers generally do not include long-term or exclusive obligations requiring them to use our platform or maintain or increase their use of our platform. Our customers may have relationships with numerous providers providing similar manpower sourcing services and can use both our platform and those of our competitors without incurring significant costs or disruption, and job seekers may also use similar job-matching services provided by our competitors. Accordingly, we must continually strive to acquire new customers and job seekers and retain existing ones, increase their usage of our platform, and capture a larger market share. However, we may not be successful at attracting new customers and job seekers, particularly our newer customers, and educating them on how to use our platform provides the most benefit to them and increase their usage. If these efforts are unsuccessful or if our customers and job seekers decide to halt or reduce their usage of our EL Connect App for any other reason, or if we fail to attract new customers or job seekers, our revenue could fail to grow or decline, which would materially and adversely harm our business, financial condition, and results of operations.

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We cannot assure you that our customers will continue to use and increase their spending on our platform or that we will be able to attract enough new customers to continue to grow our business and revenue. If any of our major customers or a substantial portion of our business’s customers decide to materially reduce or cease their use of our platform, it could have a material adverse effect on our business, financial condition, and results of operations. Furthermore, we may not be able to replace in a timely manner, or at all, customers who decrease or cease their usage of our platform with new customers that will use our platform to the same extent.

We may experience liquidity difficulties in light of our business model of offering daily wage payout for part-time workers

We are the first MSP company operating with an app platform in Singapore that is compensating part-time workers on the very same day they finish their jobs. The offering of daily wage payout distinguishes our EL Connect App over those other platforms operated by our competitors and enables us to effectively promote and attract new job seekers. On the other hand, while we do offer pre-paid model to our customers, most of our customers only make payment of our invoices on a monthly basis or bi-weekly basis, which is generally in line with industry norm. If a customer delays payment, our cash flow and working capital may be materially and adversely affected. Even where we are able to recover any losses incurred pursuant to the terms of the contract, the process of such recovery may be time-consuming and may require additional financial and other resources to settle the disputes. Furthermore, there can be no assurance that any outcome will be in our favor or that any dispute will be resolved in a timely manner. Failure to secure adequate payments from our customers in time or to manage past due debts effectively may hinder our ability to continue to grow our manpower services business, and may have a material and adverse effect on our financial position, results of operations and prospects. Any delay in collecting our account receivables or failure to properly manage our liquidity position and working capital could materially and adversely affect our cash flows and financial position.

If our job seekers’ profiles are out-of-date, inaccurate, fraudulent or lack credible information, we may not be able to effectively create value for our users, which could materially and adversely impact our reputation and business prospects.

We adopt comprehensive registration procedures to verify the identity of users of our EL Connect App, including both job seekers, and we also have ongoing risk assessment procedures for our users. Most of the users of our EL Connect App are registered via their Singpass, which is a trusted digital identity that enables the Singaporean residents to access business and government services online. With these rigorous verification procedures in place, we still cannot assure you that we will be able to remove all the job seekers that submit out-of-date, inaccurate, fraudulent or otherwise incredible profile information to our database. If we are not able to effectively filter out these job seekers, our users that submit legit and accurate profile information may be misled or even defrauded by them, wasting their time and resources in the process, and our reputation and business prospects will also be materially and adversely impacted as a result.

We are dependent on app stores to distribute our mobile applications.

We offer our job-matching services through our EL Connect App and facility management software solution with our Taskforce App, both of them are mobile applications offered via app stores operated by third parties, such as Apple App Store and various Android app stores. These app stores could suspend or terminate our users’ access to our mobile applications, increase access costs or change the terms of access in a way that makes our mobile applications less desirable or harder to access. As such, the promotion, distribution and operation of our mobile applications are subject to such distribution platforms’ standard terms and policies for application developers, which are subject to the interpretation of, and frequent changes by, these distribution channels. If Apple’s App Store or any Android app stores interpret or change their standard terms and conditions in a manner that is detrimental to us, or terminate their existing relationship with us, our business, financial condition and results of operations may be materially and adversely affected. In the future, it is possible that compliance requirements of app stores may cause us to suspend our mobile applications from such stores. As a result, our ability to expand our user base may be hindered if potential users experience difficulties in or are barred from accessing our mobile applications. Any such incident may adversely affect our brands and reputation, business, financial condition and results of operations.

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Operational and performance issues with our platform may adversely affect our business, financial condition, and results of operations.

We depend upon the sustained and uninterrupted performance of our EL Connect App to collect, process and interpret data, in order to deliver manpower sourcing services. We may from time-to-time face operational and performance issues, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems. If there are errors in our execution of any of the functions on our EL Connect App, or if we experience outages, our business may be harmed. Operational and performance issues could arise from the platform itself or from external factors, such as disruption in connectivity, no or limited access to providers, cyberattacks or other third-party attacks. Cyberattacks are continuously evolving and encompass a range of threats, including but not limited to, malicious software, attempts of unauthorized access to data and various electronic security breaches. These incidents can result in system disruptions, unauthorized disclosure of confidential information and data corruption. Real or perceived errors, malfunctions, failures, vulnerabilities, or bugs have been found in the past, and may be found in the future. It is also often used in connection with computing environments utilizing different operating systems, system management software, equipment, and networking configurations, which may cause errors in, or failures of, our platform or such other computing environments.

Despite our testing, real or imagined mistakes, failures, or problems in our customer solutions, software or technology, or third-party technology or software, including open-source software, may not be discovered until our customers utilize our services. As our business grows, we expect to further invest in technology services and equipment. Failure to implement these enhancements may result in unanticipated system disruptions, slow transaction processing, unreliable service levels, impaired quality, or delays in reporting accurate information regarding transactions in our platform, any of which could negatively affect our reputation and ability to attract and retain customers. In addition, the expansion and improvement of our systems and infrastructure may require us to commit substantial financial, operational, and technical resources, with no assurance our business will grow. If we fail to respond to technological change or to adequately maintain, expand, upgrade and develop our systems and infrastructure in a timely manner, our growth prospects and results of operations could be adversely affected.

Operational and performance issues with our platform may also lead to negative publicity, damage to our brand and reputation, reluctance of the market to accept our platform, increased costs or loss of revenue, unavailability of our platform, loss of competitive position or customer claims for losses incurred. Addressing such issues could require significant expenditures of capital and other resources and could cause interruptions, delays, or the cessation of our business, any of which may adversely affect our financial condition and results of operations.

The competitiveness of our EL Connect App is based on our technological innovation and the success of our research and development efforts, including the integration of AI functionalities.

We depend on the success of our technological innovation and our research and development efforts for our EL Connect App to remain competitive. In particular, one of our key growth strategies is to continue our research and development efforts to integrate AI into our services so that we will further enhance our job-matching capabilities delivering a more personalized and efficient experience for both employers and job seekers when they are using our EL Connect app. Nonetheless, the development, deployment and maintenance of AI functionalities require significant resources, both in terms of infrastructure investments and the hiring and retaining of specialized talent. Any research and development activities are inherently uncertain, and significant investment in research and development, including AI functionalities, may generate limited benefits or none at all. If we are not able to keep up with the fast development in AI technologies, our customers may no longer find our platform as attractive. In addition, AI systems rely on data quality and model integrity to function effectively, any inappropriate uses of AI technologies may affect user confidence and adoption of AI systems. As a result, our EL Connect app with AI functionalities may become less appealing to customers. Any inappropriate use of AI technologies may also result in violation of privacy and personality rights and the applicable laws and regulations. Any of the foregoing may negatively affect our business, financial condition and results of operations.

We could incur liabilities or suffer reputational damage from a cyberattack or improper disclosure or loss of personal or confidential data, and our use of data is subject to complex and ever-changing privacy and cybersecurity legal requirements that could negatively impact our business or subject us to claims and/or fines for non-compliance.

In connection with the operation of our business, we store, process and transmit a large amount of data, including personnel and payment data, about our employees, clients and freelancers, a portion of which is personal data and/or confidential data. We expect our use of data to increase, including through the use of analytics, artificial intelligence (AI) and machine learning (ML). In engaging in these data-related activities, we rely on our own technology systems and software, and those of third-party vendors we use for a variety of processes, including, but not limited to cloud-based technology and systems, mobile technologies and social media. Unauthorized access to, disclosure, modification, use or loss of personal or confidential data may occur through various methods. These include, but are not limited to, ransomware, systems failure, employee negligence or malfeasance, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees, vendors or third parties, including a cyberattack by hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy supply chain interruptions, social engineering attacks, viruses, worms or other malicious software programs, or obtain credentials to our systems through other unrelated cyberattacks.

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An incident involving disclosure, system failure, data modification, loss or security breach could harm our reputation and subject us to significant monetary damages or losses, litigation, negative publicity, regulatory enforcement actions, fines, criminal prosecution, as well as liability under our contracts and laws that protect personal and/or confidential data, resulting in increased costs or loss of revenues. Cybersecurity threats continue to increase in frequency and sophistication, thereby increasing the difficulty of detecting and defending against them. We regularly engage independent external security firms to assess and ensure compliance with the Cybersecurity Act of Singapore, achieving certifications like the Cyber Essentials Mark. While these measures strengthen our defenses, assessments may uncover new or additional vulnerabilities and weaknesses in our systems. These findings could pose potential risks, such as the compromise of our systems or the loss of personal data, highlighting the ongoing need for vigilance, timely mitigation, and investment in advanced cybersecurity practices to protect operations and customer trust. We are prioritizing the resolution of security gaps that could lead to a loss of personal data or to other damage. Despite our efforts to identify and address vulnerabilities in our systems, vulnerabilities in software products used by us are disclosed by our software providers on a daily basis, and attackers grow continuously more sophisticated in their attack methods, which may additionally make use of AI technology, making it impossible to give assurance that our cybersecurity efforts will be successful.

There is a risk that our and our third-party vendors’ preventative security controls and practices will be inadequate to prevent unauthorized access to, disclosure of, or loss of personal and/or confidential data, or fraudulent activity, especially given that third party attacks have become more common. Any such future events, such as unauthorized access or fraudulent activity with our third parties, could have a material adverse effect on our business and financial results.

More of our employees are working from their homes or other remote locations than before the COVID-19 pandemic, which makes it more difficult for us to monitor their activities, the security of their work locations, insider threats, and data exfiltration. This has increased the risk of security incidents, which could include unauthorized access to, disclosure of, or loss of personal and/or confidential data, as well as other types of fraudulent activity. Any such unauthorized access or fraudulent activity could have a material adverse effect on our business and financial results.

The potential risk of security breaches, fraud and cyberattacks may increase as we continue to introduce services and offerings, whether mobile, cloud, or otherwise. Any additional services and offerings inevitably increase the potential for a cyberattack against us. Further, data privacy and cybersecurity are subject to frequently changing laws and regulations, and additional legislation in place, or expected to become effective. These laws and regulations may increase in number, complexity, burden and potential financial penalties Compliance with these obligations could reduce operational efficiency and increase our regulatory compliance costs, and failure to satisfy these requirements may lead to significant regulatory enforcement actions and/or large private litigation in the event of a security breach or other violation. In addition, our liability insurance might not be sufficient in scope or amount to cover us against claims and losses related to violations of data privacy and cybersecurity laws or security breaches, social engineering, cyberattacks and other related data disclosure, loss or breach.

A loss or reduction in revenues from large client accounts could have a material adverse effect on our business.

Our client mix consists of both small- and medium-size businesses, which are based upon a local relationship with our presence in the market, and large clients. Our large clients will frequently enter into non-exclusive arrangements with several firms, and the clients are generally able to terminate their contracts with us on short notice without penalty. Our business is highly dependent on a small number of these large clients, which include our top five customers. We derived a significant portion of our revenue from our top five customers, which accounted for approximately 55.77% and 60.40% of our total revenue for the year ended June 30, 2024 and 2025, respectively. While we actively seek to diversify our customer base, we expect that these large clients will continue to account for a significant portion of our total revenue in the near future. The deterioration of the financial condition or business prospects of one or more of these large national and/or multinational clients, or a change in their strategy around the use of our services, could reduce their need for our services and result in a significant decrease in the revenues and earnings we derive from them. A loss or reduction in revenues from our large national and multinational clients could have a material adverse effect on our business.

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Intense competition may limit our ability to attract, train and retain the qualified personnel necessary for us to meet our clients’ staffing needs.

Our business depends on our ability to attract and retain qualified freelancers who meet the requirements of our clients and possess skill sets and experience that match client needs. We may experience an unusually tight labor market, with low levels of unemployment, and there is a risk that we may be unable to meet our clients’ requirements in identifying an adequate number of freelancers. These labor shortages may be exacerbated by employees and potential employees leaving the labor market due to burn-out, resignation, early retirement, immigration challenges, workplace safety concerns, and childcare responsibilities. Workers may impact the labor market through increasing demands for change in employment conditions, such as demands for higher wages, remote work, and additional flexibility in work schedule. We must continually evaluate and upgrade our base of available qualified personnel through recruiting and training programs to keep pace with changing client needs and emerging technologies. This is especially acute for individuals with critical IT capabilities and other technology skills that are in high demand by many companies, as competition for such individuals with proven professional skills is intense, and we expect demand for such individuals to remain strong for the foreseeable future. Qualified personnel with relevant skills may not be available to us in sufficient numbers and on terms of employment acceptable to us. Additionally, our clients may look to us for assistance in identifying and integrating into their organizations’ workers from diverse backgrounds, and who may represent different generations, geographical regions, and skillsets. These needs may change due to business requirements, or in response to geopolitical and societal trends. There is a risk that we may not be able to identify workers with skills that match client demand, or that our training programs may not succeed in developing effective or adequate skills. If we fail to recruit, train and retain qualified freelancers who meet the needs of our clients, our reputation, business and financial results could be materially adversely affected.

Our ability to attract and retain business and employees may depend on our reputation in the marketplace.

We believe our reputation, along with our brand equity in the EL Connect name and our various other brands, are important corporate resources that help distinguish our services from those of competitors and also contribute to our efforts to recruit and retain talented employees. However, our corporate reputation is potentially susceptible to material damage by events such as failure of compensating part-time workers on the very same day they finish their jobs, disputes with clients, information technology security breaches, internal control deficiencies, delivery failures or compliance violations. Similarly, our reputation could be damaged by actions or statements of current or former clients, employees, competitors, vendors, franchisees and other third-party brand licensees, adversaries in legal proceedings, government regulators, as well as members of the investment community or the media. There is a risk that negative information about EL Connect, even if based on rumor or misunderstanding, could materially adversely affect our business. Damage to our reputation could be difficult, expensive and time-consuming to repair, could make potential or existing clients reluctant to select us for new engagements, resulting in a loss of business, and could materially adversely affect our recruitment and retention efforts. Damage to our reputation and could also reduce the value and effectiveness of the EL Connect name and our other brand names, and could reduce investor confidence in us, materially adversely affecting our share price.

Changes in sentiment toward the staffing industry could affect the marketplace for our services.

From time to time, the staffing industry has come under criticism from unions, works councils, regulatory agencies and other constituents that maintain that labor and employment protections, such as wage and benefits regulations, are subverted when clients use contingent staffing services. Our business is dependent on the continued acceptance of contingent staffing arrangements as a source of flexible labor for our clients. If attitudes or business practices change due to pressure from organized labor, political groups or regulatory agencies, it could have a material adverse effect on our business, results of operations and financial condition.

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Our results of operations and ability to grow could be materially negatively affected if we cannot successfully keep pace with technological changes in the development and implementation of our services and solutions.

Our success depends on our ability to keep pace with rapid technological changes in the development and implementation of our services and solutions. For example, rapid changes in the functionality and potential uses of AI, machine learning and robotics are having a significant impact on some of the industries we serve. This technological disruption could also have significant and unforeseen consequences for the workforce services industry and for our business in particular, such as a reduced demand for our services or challenges to effective implementation of this technology. There is a risk that these, or other developments, could result in significant rapid disruption to our business model, and that we will be unprepared to compete effectively. This challenge is further complicated by rapidly evolving regulatory restrictions governing the permitted uses of artificial intelligence.

Additionally, our business is reliant on a variety of technologies, including those which support applicant on-boarding and tracking systems, order management, billing, payroll, digital wallet and client data analytics. There is a risk we will not sufficiently invest in technology or industry developments, or evolve our business with the right strategic investments, or at sufficient speed and scale, to adapt to changes in our marketplace. Similarly, from time to time we make strategic commitments to particular technologies to recruit, manage or analyze our workforce or support our business, and there is a risk they will be unsuccessful. Additionally, there are risks and uncertainties associated with our use of AI technologies which could expose us to regulatory, legal, reputational or financial harm. These and similar risks could have a negative effect on our services and solutions, our results of operations, and our ability to develop and maintain a competitive advantage in the marketplace.

We could incur substantial costs as a result of data protection concerns.

We handle personal data of the personnel of our customers in the ordinary course of providing our services. The collection and use of personal data are regulated by personal data protection laws in Singapore, particularly the Personal Data Protection Act 2012 of Singapore. Although we have implemented measures to safeguard personal data and sensitive information and comply with relevant laws and regulations, our systems and facilities may still be vulnerable to security breaches and data loss, including cyberattacks. Furthermore, we cannot predict how potential future loss, alteration or misuse of information related to our employees, former employees, customers, suppliers or others might impact our business. Such incidents could result in negative publicity, legal claims, theft, alteration or destruction of proprietary information, damage to or inaccessibility of critical systems, operational downtimes, delays, and other significant costs, all of which could adversely affect our business, financial condition, operational results and future prospects.

We may not be able to protect our intellectual property rights.

Our trademarks, copyrights and other intellectual property, we feel, are critical to our success. We rely on our capacity to establish and manage our intellectual property rights. We have put a lot of time and effort into developing and improving our EL Connect App, our websites and other intellectual property.

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For the protection of our intellectual property, we rely on a combination of trademarks, copyrights and trade secrets laws, as well as contractual constraints. However, these only give limited protection, and the steps we take to safeguard our intellectual property rights may not be sufficient. Our trade secrets may become public knowledge or be uncovered independently by our competitors. We may have no or limited rights to prevent others from using our data. Furthermore, if our employees or third-party vendors with whom we do business use intellectual property owned by others in their work for us, there may be a dispute over the rights to that intellectual property.

Preventing any illegal use of our intellectual property is difficult and expensive, and the measures we take may be insufficient to avoid misappropriation. If we go to court to enforce our intellectual property rights, it could cost us a lot of money and divert our management and financial resources. We cannot guarantee that we will prevail in such a lawsuit. Any failure to preserve or enforce our intellectual property rights might have a significant negative impact on our business, financial situation, and operating results.

We are subject to risks related to litigation, including intellectual property infringement claims, consumer protection actions and regulatory disputes.

We may be subject to litigation and regulatory proceedings in jurisdictions where we operate our business relating to third-party and principal intellectual property infringement claims, contract disputes, consumer protection actions, claims relating to data and privacy protection, employment related cases, payment and settlement disputes, regulatory disputes, and other matters in the ordinary course of our business. As we routinely enter into business contracts with our customers and business partners during our daily operations, we have been and may continue to be involved in legal proceedings arising from contract disputes. There can be no assurance that we will be able to prevail in our business or reverse any unfavorable judgment, ruling or decision against us. In addition, we may decide to proceed with settlements that may adversely affect our financial condition and results of operations.

Our EL Connect App and TaskForce App may contain undetected software bugs or vulnerabilities, which could manifest in ways that could adversely affect our reputation and our business.

We offer manpower services through our EL Connect App and facility management services via our TaskForce App. Any undetected errors, bugs or vulnerabilities in our code or backend could harm our reputation, drive away customers, enable third parties to exploit our data, reduce our revenue, and expose us to damage claims, all of which could result in a significant negative impact our business.

We may also face claims for breach of warranty. Defending against lawsuits, regardless of their validity, can be expensive and may distract management, further damaging our reputation and business. Additionally, if our liability insurance is insufficient or if we cannot secure future coverage on acceptable terms, our business could be adversely affected.

We face competition which could negatively impact our results of operations and cause our market share to decline.

Several companies are developing software platforms that provide manpower and facility management services, directly competing with our offerings. Our competitors include both established software firms and new market entrants, including established job portals, traditional employment agencies, and emerging digital platforms offering similar services. There is no assurance that our current or future competitors will not achieve greater success than we do. Further, we anticipate that competition will intensify as new entrants join the market and existing competitors broaden their service offerings. Companies competing with us may adopt technological advancements that we have yet to develop or implement. This increased competitive pressure could lead to a loss of sales or market share, or force us to reduce our prices, all of which would negatively affect our business and operational results.

We cannot guarantee that our services will continue to compete effectively or that we will succeed amidst growing competition from improvements made by existing rivals or new entrants in our markets. Our inability to compete successfully could result in a decline in our revenue and market share, adversely impacting our operational results and financial condition.

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The global software market is highly competitive, rapidly evolving, subject to shifting technologies and customer needs, as well as the potential introduction of new products. Our ability to stay competitive will largely depend on our IT development and operational efficiency.

The technology industry serving facility management companies in Singapore is highly competitive.

Our success in delivering technology and services to the facilities management companies in Singapore depends on our ability to compete against rivals based on factors ranging from pricing to service quality. We may encounter increased competition in the future from both established competitors and new market entrants, who may be better positioned to grow their market share due to longer operating histories, larger customer bases, a broader range of services, greater financial resources or other advantages.

To enhance service capacity, some of our competitors are exploring new technologies that could improve their operations. If we fail to adapt to and adopt these technological advancements, we may struggle to remain competitive, leading to reduced profit margins and a loss of market share. There is no guarantee that we will be able to effectively compete against our rivals in the future, which could have a significant negative impact on our business, financial condition, operational results and future prospects.

Acquisitions, mergers or other strategic partnerships may provide our competitors with advantages that could lead to a loss of our customers and a decrease in our revenue.

Some of our competitors have engaged in or may pursue acquisitions, mergers or other strategic partnerships to offer broader services or achieve better economies of scale. Additionally, new entrants that are not currently seen as competitors may enter our market through similar means. Many potential entrants may possess competitive advantages over us, such as stronger brand recognition, longer operating histories, a wider range of services, larger marketing budgets, and superior financial, technical, and other resources.

These potential acquisitions, mergers or other strategic partnerships in the industry could lead to practices that hinder our ability to compete effectively, particularly in areas such as pricing, sales and marketing strategies, technology or service functionality. Such pressures could ultimately result in a decline in our revenue.

Our potential expansion into other geographical regions may not be successful.

We may expand into geographic regions beyond Singapore, depending on growth opportunities and the demand for our manpower services via our EL Connect App in different geographic regions. For more information, please refer to the section titled “Our Business Strategies — Expand into other geographical regions.” However, expanding beyond Singapore carries various risks including the following:

●	regulatory challenges with varying laws in different geographic regions that can impact our operations;

●	economic instability with fluctuations in currency exchange rates, inflation and economic downturns in different geographic regions;

●	political risks with changes in government policies, political unrest or instability in different geographic regions that can disrupt our operations and affect our market entry strategies;

●	competing with established local competitors which may be challenging since we may not have a strong brand presence when expanding into other geographic regions;

●	financial costs with substantial investment in infrastructure, marketing and staffing;

●	market research limitations with inadequate understanding of the local market conditions and customer preferences;

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●	operational complexity across multiple regions which may strain management resources; and

●	legal issues in new geographic regions to which we may be exposed.

Thus, there is no assurance that our operations in new geographic markets, if any, will be profitable. If our business expansion into any new geographic market fails, we may be unable to recover our investments and our business, financial condition and results of operations may be materially and negatively affected.

We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.

From time to time, we may seek to implement strategic initiatives to expand our business and grow our revenue. There is no assurance, however, that we will be able to implement these important strategic initiatives in accordance with our expectations. We may encounter operational or financial difficulties, and our management may lack the required experience, knowledge, insight, or human and capital resources to carry out the effective implementation to expand into new spaces outside of our current focuses. As such, we may not be able to realize our expected growth, and our business and financial results may be adversely impacted.

We may not have sufficient insurance to protect ourselves against substantial losses.

The nature of the operations of our facility management business entails inherent risks such as risk of property loss, theft and fire during the ordinary course of business or during the delivery of our services. We have insurance policies to provide coverage against certain potential risks, such as property damage and personal injury, as well as insurance for our management team and employees. However, we cannot guarantee that our insurance coverage will always be available or will be sufficient to cover possible claims for these risks. In addition, there are certain types of risk that might not be covered by our policies, such as war, acts of nature, force majeure, or interruption of certain activities. Moreover, we might be obliged to pay fines and other penalties in the event of delays in service delivery, and such penalties are not covered by our insurance policies. Additionally, we may not be able to renew our current insurance policies under the same terms or at all. Risks not covered by our insurance policies or the inability to renew policies on favorable terms or at all could adversely affect our business and financial condition. Furthermore, we do not have any key man insurance to cover the loss of our key personnel.

As a public company upon completion of the initial public offering, we expect the laws and regulations governing U.S. public companies will make it more costly for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.

Continued operation of our business depends on the performance and reliability of the internet, mobile networks and other infrastructure that is not under our control.

Our platform and business depend on the performance and reliability of the internet, mobile networks and other infrastructure that is not under our control. Disruptions in such infrastructure, including as the result of power outages, telecommunications delay or failure, security breach, or computer virus, as well as failure by telecommunications network operators to provide us with the bandwidth we need to provide our products and offerings, could cause delays or interruptions to our services, offerings, and platforms. Any of these events could damage our reputation, resulting in fewer users actively using our platform, disrupt our operations, and subject us to liability, which could adversely affect our business, financial condition, and results of operations.

We are dependent on our key management and skilled personnel for our continued success and growth.

We attribute our success and growth to-date largely to the contributions and expertise of our directors and executive officers, all of whom have extensive experience in our business or relevant industries. However, there is no assurance that we will be able to continue to retain the services of our key personnel. The resignation or the loss of the services of Ms. Leann Koh Bee Khee, our director and CEO, and Mr. Chow Kang Hong, our founder, director and chief technology officer, or any of our other directors, executive officers or key personnel without suitable and timely replacement or the inability to attract and retain qualified management personnel, may materially and adversely affect our business, results of operations and prospects. Further, in the event that we need to increase employee compensation levels substantially to attract and/or retain any key management personnel, our costs may increase, and our results of operations may be materially and adversely affected.

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Our continued success and growth are also dependent upon our ability to recruit and retain skilled and qualified personnel. Skilled personnel with the appropriate experience in our industries are limited and competition for the employment of such personnel is intense. Even though we intend to continue to devote significant resources to recruit, train and retain such personnel, there is no assurance that we will be able to attract the necessary skilled personnel to work for us or that we will be able to retain the skilled personnel or that suitable and timely replacements can be found for skilled personnel who leave us. Further, competition for skilled and qualified employees may result in us having to pay higher wages to attract and retain our employees, which may result in higher labor costs and materially and adversely affect our results of operations. If we are unable to continue to attract and retain skilled employees, this will adversely affect our business and prospects.

Any inability by us to complete and integrate acquisitions and/ or mergers may negatively affect our operations results.

In the future, we may carefully consider the opportunities of acquisitions and/or mergers. We may assess potential acquisition targets to support and enhance our business in industries such as hotel, banquet, food & beverage and retail. Notwithstanding thorough diligence and integration planning, acquisitions still carry inherent risks, such as the costs involved in integrating the acquisition target’s technology, control systems and financial frameworks, as well as unforeseen liabilities and challenges in merging different teams. We cannot guarantee that we will find suitable acquisition targets, successfully acquire them on favorable terms or effectively integrate them into our operations in the future. Future acquisitions and/or mergers could lead to additional debt and contingent liabilities, potentially affecting our business, operational results and financial condition in an adverse way. The integration process may also create operational and contractual challenges, such as losing customers or key management personnel. These issues could divert significant financial, operational and managerial resources from our current operations, potentially making it harder to achieve our strategic goals.

We may be subject to claims against us relating to any acquisition or merger.

In any acquisition or merger, we may encounter liabilities that we did not identify or underestimated during our due diligence. While sellers typically have indemnification obligations to us under acquisition or merger agreements, these obligations are often subject to financial and time limitations. We cannot guarantee that our right to indemnification from sellers will be enforceable, collectible, or adequate in amount, scope, or duration to fully cover any undiscovered or underestimated liabilities we may face. Such liabilities, whether individually or collectively, could significantly affect our business, financial results and prospects in an adverse way.

Adverse conditions in the global financial markets and the general economy may adversely affect our business, results of operations, financial position and prospects.

While our current business primarily operates in Singapore, our business, prospects, financial position and results of operations may be adversely affected by political, economic, social and legal developments in Singapore and globally that are beyond our control. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, changes in interest rates, rates of economic growth, fiscal and monetary policies of the government, inflation, deflation, methods of taxation and tax policy, unemployment trends, changes in employment laws and regulations in Singapore and other matters that influence consumer confidence, spending and tourism.

Further, negative developments in geo-political events such as the US-China trade issues may bring uncertainty to the global economy. Any of such issues may lead to retaliatory and/or threat of retaliatory measures being imposed on the relevant countries. This may lead to volatility in the financial markets. The nature and extent of such changes are difficult to predict and may bring uncertainty to the global economy and/or political environment. There is no assurance that we will be able to grow our business, or that we will be able to react promptly to any change in economic conditions. If we fail to react promptly to the changing economic conditions, our performance and profitability could be adversely affected. Our business, financial position, results of operations and prospects may be materially and adversely affected if these conditions deteriorate in the future.

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We may need to incur additional costs in the event of disputes, claims, defects or delays.

We may encounter disputes with our customers, suppliers and other collaborators in relation to non-compliance with contract specifications and defects. There can be no assurance that any such disputes and claims will not result in protracted litigation, which will have a negative impact on our results of operations and financial position. In the event that our customers suffer loss and damage due to defects which may be attributable to us, they may claim against us, thereby adversely affecting our results of operations.

We have encountered a small number of claims relating to theft or damage on the job or work injury. To date, they have all been resolved through insurance or claim from the responsible freelance worker. However, there is a possibility that such claims could arise in the future and we may not be able to resolve them in a timely manner. If these disputes remain unresolved or escalate, they could lead to legal actions, causing disruptions and delays in our operations, as well as additional costs for settlement or resolution.

We face risks related to heightened inflation, recession, financial and credit market disruptions and other economic condition

Our financial results, operations and forecasts depend significantly on worldwide economic and geopolitical conditions, the demand for our services, and the financial condition of our customers. Economic weakness and geopolitical uncertainty have in the past resulted, and may result in the future, in reduced demand for services resulting in decreased engagements, margins and earnings. In 2022, Singapore experienced sustained heightened inflationary pressures which have continued into 2023 and inflation eased in 2024. According to the Monetary Authority of Singapore, the core inflation rate in Singapore averaged 4.1% in 2022, 4.2% in 2023 and 2.8% in 2024. For 2025 as a whole, the Monetary Authority of Singapore core inflation rate is expected to average around 0.5%. We may not be able to fully mitigate the impact of inflation through price increases, productivity initiatives and cost savings, which could have an adverse effect on our results of operations. In addition, if the Singapore economy enters a recession, we may experience declines in engagements for our services, which could have an adverse effect on our business, operating results and financial condition.

Similarly, disruptions in financial and/or credit markets may impact our ability to manage normal commercial relationships with our customers and direct stakeholders who interact with us for our services. Further, in the event of a recession or threat of a recession, our customers and direct stakeholders may suffer their own financial and economic challenges and as a result they may demand pricing accommodations, delay payment, or become insolvent, which could harm our ability to meet our customer demands or collect revenue or otherwise could harm our business. An economic or credit crisis could occur and impair credit availability and our ability to raise capital when needed. A disruption in the financial markets could impair our banking or other business partners, on whom we rely for access to capital. In addition, changes in tax or interest rates in Singapore or other nations, whether due to recession, economic disruptions or other reasons, could have an adverse effect on our operating results. Economic weakness and geopolitical uncertainty may also lead us to impair assets, take restructuring actions or adjust our operating strategy and reduce expenses in response to decreased sales or margins. We may not be able to adequately adjust our cost structure in a timely fashion, which could have an adverse effect on our operating results and financial condition. Uncertainty about economic conditions may increase foreign currency volatility in markets in which we transact business, which could have an adverse effect on our operating results.

We require adequate working capital for our operations.

We require adequate funding either from internal resources, credit from our suppliers or bank borrowings to fund the working capital of our business. The availability of credit and the credit terms extended to us by our suppliers could depend on factors such as the length of our business relationship with them, their evaluation of our creditworthiness, the size of the orders placed with them and our payment track record. Our ability to obtain adequate financing on terms which are acceptable to us depends on a number of factors such as our financial strength, our creditworthiness and our prospects, and other factors that are beyond our control, including general economic, liquidity and political conditions, the terms on which financial institutions are willing to extend credit to us, and the availability of other sources of debt financing or equity financing. If we are unable to secure adequate financing, our business, results of operations, financial position and prospects may be adversely affected.

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Our historical growth and performance may not be indicative of our future growth and performance.

Although we have experienced growth in the past, we may fail to continue our growth or maintain our historical growth rates. You should not consider our historical growth and profitability as indicative of our future financial performance. You should consider our future operations in light of the challenges and uncertainties that we may encounter, which include our ability to, among other things:

●	successfully increase our market share, brand recognition and reputation;

●	develop our infrastructure to enhance service efficiency and customer experience;

●	retain existing customers and attract new customers;

●	continue to develop our technology and enhance our data insights;

●	adapt our operations to new policies, regulations and measures that may come into effect from time to time;

●	deliver compelling value propositions to our customers; and

●	expand into new jurisdictions and/or product lines.

We cannot assure you that we will be able to sustain our past financial performances in future periods, and we may not be able to sustain profitability on a quarterly, interim or annual basis in the future. Our interim results, growth rates and profitability may not be indicative of our annual results or our future results. In addition, our historical interim and annual results, growth rates and profitability may not be indicative of our future performance for the corresponding periods. Our Class A Ordinary shares could be subject to significant price volatility should our earnings fail to meet the expectations of investors. Any of these events could cause the price of our Class A Ordinary shares to materially decrease.

Moreover, when we become a publicly listed company, we will be required to ensure continuing compliance with the applicable laws and regulations. Some of these efforts to ensure compliance will require our substantial resources and compliance costs, including our rectification measures to make required contributions to the social insurance and the housing provident fund for certain of our employees. These compliance costs will likely impact our results of operations and financial condition.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures, and we were never required to evaluate our internal controls within a specified period. As a result, we may experience difficulty in meeting these reporting requirements in a timely manner. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in the course of auditing our consolidated financial statements as of and for the years ended June 30, 2024 and 2025, we identified the following material weaknesses in our internal control over financial reporting as of June 30, 2025. In accordance with reporting requirements set forth by the SEC, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting. The material weaknesses identified relate to the following:

●	Lack of proper segregation of duties;

●	Lack of formal policies, procedures and documentation for the new transactions;

●	Lack of detailed account analyses to ensure proper classification and reconciliation of all key accounts; and

●	Lack of competent CFO and accounting staff to ensure consistent application of U.S. GAAP as well as compliance with related financial reporting guidelines.

We have begun and will continue to implement measures to address the material weaknesses identified above. We identified and hired Lee Sin Yee as an accounts executive in August 2022, bringing with her over 11 years of finance and accounting experience. She was promoted to finance manager effective March 2025. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Internal Control over Financial Reporting”. However, the implementation of those measures may not fully remediate these material weaknesses in a timely manner. In the future, we may determine that we have additional material weakness or other deficiencies, or our independent registered public accounting firm may disagree with our management’s assessment of the effectiveness of our internal controls. Our failure to correct these material weaknesses or our failure to discover and address any other material weakness could result in inaccuracies in our financial statements and impair our ability to comply with the applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

After the initial public offering, we will be a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations, and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods. Section 404 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our second annual report on Form 20-F.

In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting.

We will be a “controlled company” within the meaning of the rules of Nasdaq and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Upon the completion of this offering, we will be a “controlled company” as defined under the rules of Nasdaq because Mr. Chow Kang Hong, our founder, director and chief technology officer, will hold approximately 81.91% (or approximately 81.67% if the underwriters exercise their over-allotment option in full) of the aggregate voting power of our total issued and outstanding share capital. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and intend to rely, on certain exemptions from corporate governance rules, including exemptions from the Nasdaq corporate governance rules that would otherwise require us to maintain a nomination and corporate governance committee composed entirely of independent directors and a compensation committee composed entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Risks Relating to Doing Business in Singapore

It may be difficult for you to enforce any judgment obtained in the United States against us, our directors, executive officers or our affiliates.

We are a company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and, except for certain of our investments, substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals of Singapore and reside in Singapore. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of these persons, including judgments based upon the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon U.S. securities laws.

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Even if a claimant is successful in bringing an action of this kind, the laws of the Cayman Islands, Singapore or other relevant jurisdiction may render the claimant unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and Singapore, see “Enforceability of Civil Liabilities.”

In addition, holders of book-entry interests in the shares (for example, where such shareholders hold shares indirectly through the DTC) will be required to be registered shareholders as reflected in our register of members in order to have standing to bring a shareholder action and, if successful, to enforce a foreign judgment against us, our directors or our executive officers in the Singapore courts. Any such enforcement action would be subject to applicable Singapore laws. The administrative process of becoming a registered shareholder could result in delays that could be prejudicial to any legal proceeding or enforcement action. In making a determination as to enforceability of a judgment of a state court or a federal court of the United States, the Singapore courts would have regard to, among others, whether the judgment was final and conclusive, given by a court of law of competent jurisdiction, expressed to be for a fixed sum of money, whether it was procured by fraud, or in breach of principles of natural justice, or whether the enforcement thereof would be contrary to public policy.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our directors or our executive officers, judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

The ability of our subsidiary in Singapore to distribute dividends to us may be subject to restrictions under applicable laws.

We are a holding company, and our primary subsidiary is located in Singapore. Part of our primary internal sources of funds to meet our cash needs is our share of the dividends, if any, paid by our subsidiary. The distribution of dividends to us from our subsidiary is subject to restrictions imposed by the applicable laws and regulations in these markets, which are more fully described in “Dividend Policy” in this prospectus. In addition, although there are currently no foreign exchange control regulations in effect which restrict the ability of our subsidiary in Singapore to distribute dividends to us, the relevant regulations may be changed and the ability of our subsidiary to distribute dividends to us may be restricted in the future.

Our primary subsidiary is subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

Since EL Connect Pte. Ltd., our operating subsidiary, is a company incorporated in Singapore, it is required to comply with the laws of Singapore, certain of which are capable of extra-territorial application, as well as its Constitution. Particularly, our primary subsidiary is required to comply with certain provisions of the Securities and Futures Act 2001 of Singapore, which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions.

It is not certain if we will be classified as a Singapore tax resident.

Under the Income Tax Act 1947 of Singapore, or the Income Tax Act, a company established outside of Singapore but whose governing body, being the board of directors, exercises de facto control and management of its business in Singapore could be considered a tax resident in Singapore. However, such control and management of the business should not be deemed to be exercised in Singapore if majority of the physical board meetings are conducted outside of Singapore. Where majority of the board meetings are held by teleconference or videoconference, the control and management of the business may be considered to be exercised in Singapore if at least 50% of the directors (with the authority to make strategic decisions) are physically in Singapore during the meetings or the Chairman of the Board of Directors (if company has such an appointment) is physically in Singapore during such meetings.

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We believe that the Company, which is a Cayman Islands exempted company, is not a Singapore tax resident for Singapore income tax purposes. However, the tax residence status of the Company is subject to determination by the Inland Revenue Authority of Singapore, or IRAS, and uncertainties remain with respect to the interpretation of the term “control and management” for the purposes of the Income Tax Act. If IRAS determines that the Company is a Singapore tax resident for Singapore income tax purposes, the portion of the Company’s single company income on an unconsolidated basis that is received or deemed by the Income Tax Act to be received in Singapore, where applicable, may be subject to Singapore income tax at the prevailing tax rate of 17% before applicable income tax exemptions or relief. If the Company is regarded as a Singapore tax resident, any dividends received or deemed received by the Company in Singapore from our subsidiary located in a foreign jurisdiction with a rate of income tax or tax of a similar nature of less than 15% may generally be subject to Singapore income tax, unless exempted under an applicable tax treaty between such foreign jurisdiction and Singapore. Income is considered to have been received in Singapore when any amount from any income derived from outside Singapore it is: (i) remitted to, transmitted or brought into Singapore; (ii) applied in or towards satisfaction of any debt incurred in respect of a trade or business carried on in Singapore; or (iii) applied to purchase any movable property that is brought into Singapore. In addition, as Singapore does not currently impose withholding tax on dividends declared by Singapore resident companies, if the Company is considered a Singapore tax resident, dividends paid to the holders of our ordinary shares will not be subject to withholding tax in Singapore. Regardless of whether or not the Company is regarded as a Singapore tax resident, holders of our ordinary shares who are not Singapore tax residents would generally not be subject to Singapore income tax on gains derived from the disposal of our ordinary shares if such shareholders do not maintain a permanent establishment in Singapore, to which the disposition gains may be effectively connected, and the entire process (including the negotiation, deliberation, execution of the acquisition and sale, etc.) leading up to the actual acquisition and sale of our ordinary shares is performed outside of Singapore. For Singapore resident shareholders, if the gain from disposal of our ordinary shares is considered by IRAS as income in nature, such gain will generally be subject to Singapore income tax, and not taxable in Singapore if the gain is considered by IRAS as capital gains in nature. See “Taxation—Singapore Tax.”

Negative publicity concerning our Company or any of our directors, executive officers or major shareholders could significantly and adversely affect our reputation and share price.

Negative publicity or announcements, regardless of their validity, may adversely affect our Company’s reputation and goodwill within the industry in which we are operating. This in turn may impact our relationships with customers, suppliers and other collaborators. This negative perception may also influence market views on our Company and the performance of our share price.

Negative publicity may include media reports about accidents at our work sites, failed acquisitions or mergers, involvement in legal disputes or insolvency proceedings and unfavorable articles about our directors, executive officers, or major shareholders. Additionally, claims and legal actions from customers may adversely affect our brand image. If our customers, suppliers and other collaborators lose confidence in us, it may terminate business relationships, reduce referrals or opportunities to bid on our manpower services or facilities management services. As a result, our business, financial condition, operational results and prospects may suffer.

Any adverse material changes to the Singapore market (whether localized or resulting from economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

Any adverse circumstances affecting the Singapore market, such as an economic recession, epidemic outbreak or natural disaster or other adverse incidents may adversely affect our business, financial condition, results of operations and prospects. Any downturn in the industry which we operate in resulting in the postponement, delay or cancellation of contracts and delay in recovery of receivables is likely to have an adverse impact on our business and profitability.

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Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower revenues due to weakened demand or lower profit margins.

Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower revenues due to weakened demand or lower profit margins.

Reduced availability of credit may also adversely affect the ability of some of our customers to obtain funds for operations and capital expenditures. This could additionally result in reduced or delayed collections of outstanding accounts receivable.

An epidemic or outbreak of communicable diseases may also adversely affect our business, financial condition, results of operations and prospects. As of the date of this prospectus, the outbreak of COVID-19 has resulted in a global health crisis, causing disruptions to social and economic activities, business operations and supply chains worldwide, including in Singapore. Measures taken by the Singapore government to tackle the spread of COVID-19 have included, among others, border closures, quarantine measures and lockdown measures. Although Singapore removed most remaining COVID-19 related restrictions as of February 13, 2023, there can be no assurances as to whether any specific event or circumstance relating to COVID-19 may result in the reintroduction of any response protocols, border closures, quarantine measures and lockdown measures by the Singapore government ; therefore, as long as COVID-19 continues, it may affect our business. The COVID-19 outbreak, and related government measures have adversely affected our business in a number of ways, such as limiting our ability to conduct in person meetings and marketing efforts due to restrictions on travel.

Further, the continuity of our operations will partially depend on the availability of our people and office facilities and the proper functioning of our computer, software, telecommunications, transaction processing, and other related systems. A disaster or a disruption in the infrastructure that supports our businesses, a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or a disruption that directly affects our business exposure and operations in Singapore, could have a material adverse impact on our ability to continue to operate our business without interruption.

COVID-19 has impacted Singapore’s economy resulting in significant economic contraction and high unemployment rates during 2020. For the whole of 2023, the economy grew by 1.2 per cent, moderating from the 3.6 per cent growth in 2022, and any recurrence of the pandemic could negatively affect Singapore’s economy. A general economic downturn may affect the ability of our counterparties to perform their obligations in a timely manner or at all. Moreover, the outbreak of a pandemic (such as COVID-19) may cause companies in Singapore and the rest of the world, including us, and certain of our business partners, to implement temporary adjustment of work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may experience lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Further, our business operations depend on our professional staff and the continued services of these individuals. If any of our employees is suspected of having been infected in the event of such pandemics, we may be required to apply quarantines or suspend our operations. The extent to which such outbreaks impact our results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity of such outbreaks and future actions we take, if any, to contain them or treat their impact, among others.

Our revenue and profitability may be materially affected if COVID-19 (or any health epidemic or virus outbreak) affects the overall economic and market conditions in Singapore for a prolonged period of time. Such an economic slowdown and/or negative business sentiment could potentially have an adverse impact on our business and operations. While the Disease Outbreak Response System Condition (DORSCON) level in Singapore has been adjusted to green on February 13, 2023, and remaining COVID-19 response protocols have progressively been reduced in Singapore, we cannot predict if the impact of any further outbreak will be short-lived or long-lasting. If these disruptions are for a prolonged period of time, or if there are further outbreaks of infectious diseases, these may have a material adverse effect on our Group’s business, financial condition, results of operations, and prospects. Given the uncertainty regarding the length, severity, and ability to combat the COVID-19 pandemic, we cannot reasonably estimate the impact on our future results or effect on our business, results of operations and financial condition, should a further health epidemic or virus outbreak occur worldwide, or in Singapore.

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Risks Relating to Our Class A Ordinary Shares and This Offering

An active trading market for our Class A Ordinary Shares may not be established or, if established, may not continue and the trading price for our Class A Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Class A Ordinary Shares will be established. If an active public market for our Class A Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our Class A Ordinary Shares may be materially and adversely affected. The public offering price for our Class A Ordinary Shares in this offering was determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our Class A Ordinary Shares after this offering will not decline below the public offering price. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Class A Ordinary shares on the Nasdaq which could limit investors’ ability to make transactions in ordinary shares and subject us to additional trading restrictions.

In order to continue listing our shares on the Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the Nasdaq in the future.

If the Nasdaq delists our Class A Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;
●	reduced liquidity for our Class A Ordinary Shares;
●	a determination that our Class A Ordinary Shares are “penny stock”, which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Class A Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or pre-empts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Class A Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;
●	changes in financial estimates by securities analysts;
●	additions or departures of key personnel;
●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary shares, the market price for our Class A Ordinary shares and trading volume could decline.

The trading market for our Class A Ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our Class A Ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Class A Ordinary shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. We anticipate that there will be 21,870,000 Class A Ordinary Shares outstanding immediately after this offering.

In connection this offering, we, our directors, executive officers and holders of our ordinary shares or securities convertible into or exercisable for ordinary shares prior to this offering have agreed, subject to limited exceptions, not to sell any shares until six (6) months after the date of this prospectus without the prior written consent of the underwriter. However, the underwriter may release these securities from these restrictions at any time. We cannot predict what effect, if any, market sales of securities held by our controlling shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares.

Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we would have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may consider to be in their best interest.

We have adopted a dual-class voting structure such that our ordinary shares comprised of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class share structure, each holder of Class B Ordinary Shares is entitled to 20 votes per share, subject to certain conditions, and each holder of our Class A Ordinary Shares is entitled to one vote per share on all matters submitted to them for a vote. We will issue Class A Ordinary Shares in this offering. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Due to the disparate voting powers attached to these two classes of ordinary shares, Mr. Chow Kang Hong, our founder, director and chief technology officer, beneficially own approximately 1.25% of our issued Class A Ordinary Shares and 100% of our issued Class B Ordinary Shares immediately prior to this offering, and he will beneficially own approximately 1.13% of our issued Class A Ordinary Shares and 100% of our issued Class B Ordinary Shares and be able to exercise approximately 81.91% of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this offering, assuming that the underwriters do not exercise their over-allotment option to purchase additional Class A Ordinary Shares. As a result, Mr. Chow Kang Hong will have considerable influence over matters requiring shareholder approval, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction. This concentrated control will limit your ability to influence corporate matters and may have anti-takeover effects, thus preventing or discouraging others from pursuing any potential merger, takeover or other change of control transactions that holders of our Class A Ordinary Shares may consider to be in their best interest.

Assuming Mr. Chow Kang Hong continues to hold all of his existing Class A Ordinary Shares, he will have to maintain at least 59.77% of Class B Ordinary Shares to continue to control the outcome of matters submitted to shareholders for approval.

Any additional issuances of Class B Ordinary Shares may result in a dilution to the existing holders of Class A Ordinary Shares and potentially diminish their influence over our Company’s affairs.

The Company may issue more Class B Ordinary Shares. The issuance of additional Class B Ordinary Shares may result in dilution to holders of our Class A Ordinary Shares. As holders of Class B Ordinary Shares have significantly greater voting power than holders of Class A Ordinary Shares, if we decide to issue more Class B Ordinary Shares, it could have the effect of increasing the overall voting power of holders of Class B Ordinary Shares relative to holders of Class A Ordinary Shares, potentially diminishing the influence of holders of Class A Ordinary Shares over our Company’s affairs.

The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A Ordinary Shares.

Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of ordinary shares of public companies on certain indices, including the S&P 500, that would exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of the total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual-class structure of our ordinary shares may prevent the inclusion of our Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from stock indices could result in a less active trading market for our Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

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Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ordinary shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our directors have complete discretion as to whether to distribute dividends, subject to certain requirements of the relevant laws. Even if our directors decide to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased our ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary shares.

Our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance.

Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares, which may cause the price of our Class A Ordinary shares to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this offering or if such investors purchase shares of our Class A Ordinary Shares prior to any price decline.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We plan to use the net proceeds of this offering primarily for research and development activities, growth and expansion into new markets as well as investment in equipment and infrastructure. See “Use of Proceeds” for further information. However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

(a) at least 75% of our gross income for the year is passive income; or

(b) the average percentage of our assets (determined at the end of each quarter) during the taxable year that produced passive income or that are held for the production of passive income is at least 50%.

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Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

Growing and operating our business will require significant cash investments, capital expenditures and commitments to respond to business challenges, including developing or enhancing new or existing services and technologies and expanding our infrastructure. If cash on hand, cash generated from operations, and the net proceeds from this offering are not sufficient to meet our cash and liquidity needs, we may need to seek additional capital, potentially through debt or equity financings. We may not be able to raise required cash on terms acceptable to us, or at all. Such financings may be on terms that are dilutive or potentially dilutive to our shareholders, and the prices at which new investors would be willing to purchase our securities may be lower than the initial public offering price of this offering or the then-current market price per share of our ordinary shares. The holders of new securities may also have rights, preferences, or privileges that are senior to those of existing stockholders. If new financing sources are required, but are insufficient or unavailable, we may need to modify our growth and operating plans and business strategies based on available funding, if any, which would harm our ability to grow our business.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have already adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We will incur increased costs being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act and the rules subsequently implemented by the SEC and the Nasdaq detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act relating to internal controls over financial reporting.

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We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the other time and attention to our public company reporting obligations and other compliance matters. For example, being a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

(a) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

(b) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

(c) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

(d) the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four (4) months after the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer and therefore are not required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

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As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq.

Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq as long as we qualify as a foreign private issuer including: (i) have a majority of directors being independent; (ii) provide an annual certification by our chief executive officer that he or she is not aware of any non-compliance with any corporate governance rules of the Nasdaq; (iii) have regularly scheduled executive sessions with independent directors; and (iv) obtain shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Class A Ordinary Shares on the Nasdaq.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company under the JOBS Act. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our Directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors are not required under our memorandum and articles of association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Description of Share Capital— Differences in Corporate Law”.

Cayman Islands economic substance requirements may impact our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (As Revised) of the Cayman Islands, or the ES Act, that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes a company incorporated in the Cayman Islands as is our Company. Based on the current interpretation of the ES Act, we believe that our Company is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. Accordingly, for so long as our Company is a “pure equity holding company,” it is only subject to the minimum substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

Because the amount, timing, and whether we distribute dividends at all are entirely at the discretion of our board of directors, you must rely on price appreciation of our ordinary shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may only pay dividends out of profits or share premium account, and provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividend is proposed to be paid. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. We cannot assure you that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals of Singapore and reside in Singapore and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities”. As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

32

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our future business development, results of operations and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our dividend policy;

●	our expectations regarding demand for and market acceptance of our services;

●	our expectation regarding the use of proceeds from this offering;

●	our projected markets and growth in markets;

●	our potential need for additional capital and the availability of such capital;

●	competition in our industry;

●	general economic and business conditions in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry; and

●	assumptions underlying or related to any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

This prospectus also contains certain data and information, which we obtained from various government and private publications. Statistical data in these publications includes projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we have referred to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

33

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $6.41 million, or $7.81 million if the underwriters exercise their option to purchase additional ordinary shares in full, after deducting underwriting discounts, commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of US$5.00 per Class A Ordinary Share (the mid-point of the estimated public offering price range shown on the front cover of this prospectus).

We currently intend to use the net proceeds from this offering for the following purposes:

●	approximately 30% is expected to be used for our geographical expansion, primarily in Japan, Thailand and other Asian countries. We intend to focus on market research and localization of our EL Connect and TaskForce apps, pilot launches in targeted metropolitan areas, and building regional offices or partnerships with local agencies;

●	approximately 20% is expected to be used for research and development efforts, particularly in connection with proprietary technology development for scalable SaaS solutions. We intend to focus on enhancing AI features, such as predictive job matching and applicant ranking, further enhancing IoT and sensors integration for advanced facilities management, streamlining workflow to reduce dependency on manpower and improve efficiency, and customizing white-labeled solutions for specific industries. We seek to strengthen our technological edge, thereby enabling higher client retention and market competitiveness;

●	approximately 20% is expected to be used for potential mergers and acquisitions or cementing strategic alliances if there are suitable opportunities. We currently intend to target SMEs in SaaS or staffing industries with service offerings that complement ours. As of the date of this prospectus, we have not identified any target;

●	approximately 10% is expected to be used for our marketing and promotion campaigns to acquire and retain clients. In particular, we plan to focus on influencer marketing, digital campaigns or brand collaboration to boost brand awareness in new markets, retargeting initiatives for existing clients and emphasizing long-term engagement, and leveraging past performance data to design campaigns for peak seasonal demand. We seek to sustain our growth by balancing new client acquisition and strengthening relationships with existing clients; and

●	the balance of the net proceeds for other working capital and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. Our management will retain broad discretion over the allocation of the net proceeds from this offering. The occurrence of unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus. We may satisfy our future cash needs through the sale of equity securities, debt financings, working capital lines of credit, corporate collaborations or license agreements, grant funding, interest income earned on invested cash balances or a combination of one or more of these sources.

34

DIVIDEND POLICY

We declared and paid $0.9 million in dividends for the year ended June 30, 2024. No dividend had been declared and paid for the six months ended June 30, 2025.

We have no intention to declare or pay any dividends in the near future on our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has complete discretion in deciding whether to distribute dividends. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. All dividends are subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025 presented on:

●	an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of 1,870,000 Class A Ordinary Shares by us in this offering at the assumed initial public offering price of US$5.00 per Class A Ordinary Share, the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and the receipt of $6,407,910 in net proceeds therefrom (after deducting the estimated underwriting discount, non-accountable expense allowance and the estimated offering expenses payable by us).

The as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of June 30, 2025
	Actual	As adjusted
	US$	US$

Cash and cash equivalents	89,019	6,496,929

Deferred offering costs	911,481	-

Shareholders’ equity:
Share capital (Class A Ordinary Shares: 40,000,000,000 authorized, $0.000001 par value, 16,008,000 shares issued and outstanding on actual basis; 17,878,000 shares issued and outstanding on an as adjusted basis; Class B Ordinary Shares: 10,000,000,000 authorized, $0.000001 par value, 3,992,000 shares issued and outstanding on actual and as adjusted basis)	20	22

Additional paid in capital	144,998	5,641,425
Retained earnings	1,284,769	1,284,769
Accumulated other comprehensive income	94,673	94,673
Total shareholders’ equity	1,524,460	7,020,889

Total indebtedness
Bank borrowings	726,283	726,283
Total capitalization	2,250,743	7,747,172

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$5.00 per Class A Ordinary Share would increase (decrease) the as adjusted amount of total capitalization by US$1.72 million, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses (including underwriter accountable expenses) payable by us.

36

DILUTION

If you invest in our Class A Ordinary Shares, you will experience dilution to the extent of the difference between the initial public offering price per Class A Ordinary Share you pay in this offering and the as adjusted net tangible book value per ordinary share immediately after this offering. Dilution results from the fact that the assumed initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting. Each Class A Ordinary Share is entitled to one (1) vote. Each Class B Ordinary Share is entitled to twenty (20) votes.

Our net tangible book value as of June 30, 2025 was approximately US$1.52 million, or US$0.10 per Class A Ordinary Share, and US$0.08 per ordinary share outstanding at the date of this prospectus. Net tangible book value per Class A Ordinary Share is determined by dividing our net tangible book value by the number of outstanding Class A Ordinary Share. Our net tangible book value is determined by subtracting the value of our deferred offering costs and total liabilities from our total assets. Dilution is determined by subtracting net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from this offering, from the assumed initial public offering price of US$5.00 per Class A Ordinary Share, which is the mid-point of the estimated public offering price range shown on the front cover of this prospectus and, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Without taking into account any other changes in such net tangible book value after June 30, 2025, other than to give effect to the issuance and sale of the 1,870,000 Class A Ordinary Shares offered hereby at an assumed initial public offering price of US$5.00 per Class A Ordinary Share, which is the mid-point of the estimated public offering price range shown on the front cover of this prospectus and, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the underwriters’ option to purchase additional Class A Ordinary Shares and no other change to the number of Class A Ordinary Shares sold by us as set forth on the cover page of this prospectus, our as adjusted net tangible book value as of June 30, 2025, would have been approximately US$7.93 million, or US$0.44 per outstanding Class A Ordinary Share, and US$0.36 per ordinary share. This represents an immediate increase in as adjusted net tangible book value of US$0.28 per ordinary share, to existing shareholders and an immediate dilution in as adjusted net tangible book value of US$4.64 per ordinary share, to new investors in this offering. The following table illustrates such per Class A Ordinary Share dilution:

	Per Ordinary Share
Assumed initial public offering price per Class A Ordinary Share	US$	5.00
Net tangible book value per ordinary share as of June 30, 2025	US$	0.08
Increase in net tangible book value per ordinary share attributable to price paid by new investors	US$	0.28
As adjusted net tangible book value per ordinary share after the offering	US$	0.36
Dilution in net tangible book value per ordinary share to new investors in the offering	US$	4.64

A US$1.00 increase (decrease) in the assumed initial public offering price of US$5.00 per ordinary share would increase (decrease) our as adjusted a net tangible book value after giving effect to the offering by approximately US$1.72 million, the as adjusted net tangible book value per ordinary share after giving effect to this offering by US$0.08 per ordinary share and the dilution in as adjusted net tangible book value per ordinary share to new investors in this offering by US$0.92 per ordinary share, assuming no change to the number of ordinary shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only. Our net tangible book value following the closing of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at pricing.

The following table summarizes, on an adjusted basis as of June 30, 2025, the differences between our existing shareholders and the new investors with respect to the number of Class A Ordinary Shares, the total consideration paid and the average price per ordinary share paid (i) to us by our existing shareholders and (ii) to be paid to us by new investors acquiring our Class A Ordinary Shares at an assumed initial public offering price of US$5.00 per Class A Ordinary Share and before deducting estimated underwriting discounts and commissions and estimated offering expenses (assuming no exercise of the over-allotment option to purchase additional Class A Ordinary Shares).

	Class A Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary Share Equivalent
	Number	Percentage	Amount ($)	Percent	Amount ($)

Existing shareholders	16,008,000	89.5%	$148,000	1.6%	$0.01
New investors from the offering	1,870,000	10.5%	$9,350,000	98.4%	$5.00
Total	17,878,000	100.0%	$9,498,000	100.0%

The as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at pricing.

37

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have the standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States, and substantially all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the directors and executive officers of the Company and the auditors of the Company reside outside the United States, and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under the civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law so long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States, or any state or territory of the United States, is enforceable in Singapore. Accordingly, there can be no assurance that the Singapore courts would enforce against us, our directors and/or our officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

38

CORPORATE HISTORY AND STRUCTURE

Corporate History

Our Company, ELC Group Holdings Ltd. incorporated under the laws of the Cayman Islands in September 2024 as an exempted company with limited liability, formed for the purposes of this listing without any business operations of its own. We conduct our business operations primarily in Singapore through our wholly owned operating subsidiary, EL Connect Pte. Ltd., which was incorporated in Singapore on February 25, 2020 as a private company with limited liability. We began our business operations in 2020.

On September 20, 2024, the Company issued and allotted 160,079 Class A ordinary shares to several parties and 39,920 Class B ordinary shares to Mr. Chow Kang Hong, all in nil-paid form. On October 16, 2024, the shareholders of EL Connect Pte Ltd. entered into a share exchange agreement (the “Share Exchange”), whereby the shareholders who owned 200,000 ordinary shares that represented 100% of the total issued and outstanding ordinary shares in EL Connect Pte. Ltd. transferred their entire ownership in EL Connect Pte. Ltd. In consideration of such transfer to the Company by the holders of their Class A and Class B ordinary shares of EL Connect Pte. Ltd., All of the 160,080 Class A ordinary shares and 39,920 Class B ordinary shares issued and allotted by the Company in nil-paid form were credited as fully-paid. Upon the completion of the Share Exchange on October 16, 2024, the Company became the parent company and EL Connect Pte Ltd. became a wholly owned subsidiary of the Company (the “Reorganization”).

On June 13, 2025, we undertook a share subdivision, pursuant to which, our authorized share capital has been changed from US$50,000 divided into 400,000,000 Class A Ordinary shares of a nominal or par value of US$0.0001 each and 100,000,000 Class B Ordinary shares of a nominal or par value of US$0.0001 each to US$50,000 divided into 50,000,000,000 Class A Ordinary shares of a nominal or par value of US$0.0000008 each and 12,500,000,000 Class B Ordinary shares of a nominal or par value of US$0.0000008 each. As a result, a total of 20,010,000 Class A Ordinary Shares and 4,990,000 Class B Ordinary Shares as subdivided were in issue after such share subdivision.

On July 2, 2025, we undertook a reverse share split, pursuant to which, our authorized share capital has been changed from US$50,000 divided into 50,000,000,000 Class A Ordinary shares of a nominal or par value of US$0.0000008 each and 12,500,000,000 Class B Ordinary shares of a nominal or par value of US$0.0000008 each to US$50,000 divided into 40,000,000,000 Class A Ordinary shares of a nominal or par value of US$0.000001 each and 10,000,000,000 Class B Ordinary shares of a nominal or par value of US$0.000001 each. As a result, a total of 16,008,000 Class A Ordinary Shares and 3,992,000 Class B Ordinary Shares were in issue after such reverse share split.

The Reorganization is considered a merger of entities under common control. Under the guidance in ASC 805, for transactions between entities under common control, the assets, liabilities, and results of operations, are recognized at their carrying amounts on the completion date of the share swap transaction, which required a retrospective combination of the Company and EL Connect Pte Ltd. for all periods presented. The consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods. This includes a retrospective presentation for all equity-related disclosures, including issued shares and earnings per share, which have been revised to reflect the effects of the reorganization as of June 30, 2025 and 2024.

Corporate Structure

The chart below sets out our corporate structure as of the date of this prospectus.

39

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a manpower service provider based in Singapore. We provide manpower service solutions through our proprietary platform which connects job seekers and employers through digitization and technology. Our platform operates with a comprehensive database that records the preferences of our customers and characteristics of job seekers, which reduces reliance on individual human knowledge. We derive our revenue primarily from (i) the provision of manpower supply services, which consisted of provision of part-time manpower to customers on our employment and recruitment portal “EL Connect Mobile”; (ii) the provision of manpower contracting services, which consisted of provision of cleaners for cleaning services; (iii) the provision of software as a service (“SaaS”), which consisted our granting the right to access our “Taskforce” app; (iv) the sale of software license, which consisted of our granting the right to use the “Taskforce” app we customized according to the client’s requests and our provision of updates and maintenance service on the customized “Taskforce” app; and (v) the provision of project management services. We ceased providing manpower contracting service in March 2024 after our project with the customer ended. The revenue derived from such customer represented 34% of our revenue for the fiscal year ended June 30, 2024.

For the fiscal year ended June 30, 2025, our revenue was $6,999,699, representing an increase of $585,956, or 9.1%, compared to $6,413,743 for the fiscal year ended June 30, 2024. The increase was mainly attributable to the increase in our revenue derived from our manpower supply services, which was $5,039,727 and $3,869,238, respectively, which represents approximately 72.0% of our total revenue in fiscal year 2025 as compared to 60.3% for the fiscal year 2024. This revenue had significantly increased by $1,170,489 or 30.3%, mainly attributable to the increased job orders received from customers (hirers) through our employment and recruitment portal “EL Connect Mobile”. For the fiscal year ended June 30, 2025, our net income was $933,389, representing a decrease of $95,575 or 11.4%, compared to a net income of $837,814 for the fiscal year ended June 30, 2024.

KEY FACTORS AFFECTING OUR RESULTS OF OPERATIONS

We believe our financial condition and results of operations have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed “Risk Factors” in this prospectus and those set out below:

●	Changes in government regulations

Any changes in labor law will have an impact on both our operations and financial conditions depending on whether the changes are related to administrative or operational matters.

●	Labor laws varies for different countries

Every countries’ labor law is different, therefore any changes in their policies or regulation will also affect our operation and financials as we seek to expand in other geographies.

●	Client default payment

Our financial will be greatly affected as the platform fee we charged is very minimal and any default in payment will result in loss of platform fee and cost of labor.

●	Network issues

Digitalization depends heavily on network to function, our hiring app, EL Connect App, is an online platform created to connect employers and job seekers, and streamline work processes such as attendance taking, salary crediting to e-wallet and online payslips. In case there are network issues, our hiring app may not be functional and it will disrupt our operation and we may incur additional cost to manage any network disruptions.

●	Cybersecurity issues

Our transaction primarily happens via the EL Connect App, any breach in cybersecurity will result in loss of personal data and monetary loss, and our operations will be affected as well.

●	Inflation

Inflation poses challenges to our business operations, affecting labor costs, operating expenses, pricing and consumer behavior. During the years ended June 30, 2025 and 2024, we adjusted our pricing strategies, expanded our services and implemented cost control measures to offset rising costs and to maintain our profit margin. We will continue focusing on cost management to improve operational efficiency to sustain our business performance in an inflationary environment.

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Key Components of Our Results of Operations

The following table sets forth certain income statement data for the years ended June 30, 2025 and 2024:

	For the years ended June 30,
	2025		2024
	US$	Percentage of total revenue (in %)	US$	Percentage of total revenue (in %)	Percentage Change Increase (Decrease) (in %)
Revenue	6,999,699	100.0	6,413,743	100.0	9.1
Cost of revenue	(4,571,877)	(65.3)	(5,002,162)	(78.0)	(8.6)
Gross profit	2,427,822	34.7	1,411,581	22.0	72.0
Operating expenses
General administrative expenses	(1,475,938)	(21.1)	(1,214,725)	(18.9)	21.5
Income from operations	951,884	13.6	196,856	3.1	383.5
Other income, net	232,513	3.3	833,584	13.0	(72.1)
Finance costs	(66,035)	(0.9)	(75,420)	(1.2)	(12.4)
Income before income tax	1,118,362	16.0	955,020	14.9	17.1
Income tax expenses	(184,973)	(2.6)	(117,206)	(1.8)	57.8
Net Income	933,389	13.4	837,814	13.1	11.4

Comparison of the Years Ended June 30, 2025 and 2024

Revenue

We derived our revenue primarily from (i) the provision of manpower supply services, which consisted of provision of part-time manpower to customers on our employment and recruitment portal “EL Connect Mobile”, (ii) the provision of manpower contracting services, which consisted of provision of cleaners for cleaning services, (iii) the provision of software as a service (“SaaS”), which consisted of granting the right to access our “Taskforce” app, (iv) the sale of software license, which consisted of granting the right to use the “Taskforce” app we customized according to the client’s requests and our provision of updates and maintenance service on the customized “Taskforce” app, and (v) the provision of project management services.

The table below sets forth a breakdown of our revenue by service type for the fiscal years ended June 30, 2025 and 2024:

		For the years ended June 30,
Service Type		2025	Percentage of Total revenue (in %)	2024	Percentage of Total revenue (in %)
Manpower supply	(i)	$5,039,727	72.0	$3,869,238	60.3
Manpower contracting	(ii)	-	-	1,597,928	24.9
Software as a service (“SaaS”)	(iii)	146,335	2.1	140,784	2.2
Sale of software license	(iv)	1,282,008	18.3	558,119	8.7
Project management	(v)	498,125	7.1	244,750	3.8
Others*		33,504	0.5	2,924	0.1
Total		$6,999,699	100.0	$6,413,743	100.0

* Others mainly include revenue from local courier services and software maintenance services.

We currently operate our business in Singapore. For the fiscal year ended June 30, 2025, our revenue was $6,999,699, an increase of $585,956, or 9.1%, compared to $6,413,743 for the fiscal year ended June 30, 2024. In fiscal year 2025, the majority of our revenue was derived from manpower supply services, sale of software license and project management services. In fiscal year 2024, our revenue was mainly derived from manpower supply services and manpower contracting services.

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(i)	Manpower supply service

For the fiscal years 2025 and 2024, our manpower supply service was $5,039,727 and $3,869,238, respectively, which represents approximately 72.0% of our total revenue in fiscal year 2025 as compared to 60.3% for the fiscal year 2024. This revenue had significantly increased by $1,170,489 or 30.3%, mainly attributable to the increased job orders received from customers (hirers) through our employment and recruitment portal “EL Connect Mobile”. Our completed job orders had decreased from 21,016 orders in fiscal year 2024 to 19,878 orders in fiscal year 2025. The number of customers who have been actively using our portal also decreased from 111 users in fiscal year 2024 to 67 users in fiscal year 2025. While our revenue from manpower supply services has increased, the decrease in job orders and the number of customers reflects our strategic shift during the fiscal year 2025, where we are focusing on larger customers. Previously, most customers requested one headcount per job order. However, in fiscal year 2025, we have observed a growing demand for multiple headcounts per job order.

The completed job orders and the yearly deployments represent different metrics. The completed job orders refer to the total number of individual job orders completed through the Company’s platform in a given fiscal year. Each job order corresponds to a single role per day. If a customer requests multiple roles on the same day, separate job orders will be created for each role. Thus, the number of completed job orders reflects the total number of unique roles filled on a daily basis. For example, if a customer requests three waiters and two cleaners for a single day, this would result in two separate job orders (one for waiter role and one for the cleaner role). On the other hand, the yearly deployments represent the total number of freelancer assignments facilitated through the Company’s platform. A single job order can involve multiple deployments if it requires more than one freelancer to complete the task. For example, if a customer requests three waiters and two cleaners for a single day, this would result in five deployments (three for the waiters and two for the cleaners).

(ii)	Manpower contracting service

Our manpower contracting service revenue was derived from one single customer, which contributed $nil or nil% and $1,597,928 or 24.9% of our total revenue for the fiscal years 2025 and 2024, respectively. The absence of such revenue for the fiscal year 2025 was mainly attributable to the completion of the cleaning service contract without renewal. During the COVID-19 coronavirus outbreak in fiscal year 2023, we benefited from the cleaning and disinfecting guidelines imposed by the Singapore government which require shopping malls, schools, hospitals, and offices to carry out more cleaning and sanitation activities for their working areas, especially in areas that have been exposed to confirmed cases of the COVID-19 coronavirus. As a result, we were engaged to send a large number of cleaners to the customer to take on the required disinfecting tasks or to work for longer hours, and we took this opportunity to raise our service rates accordingly. In fiscal year 2024, the demand for our cleaning service and the frequency of services had been significantly reduced when the COVID-19 was coming to an end and the Singapore government began easing its strict COVID-19 pandemic control measures in February 2023. We ceased providing manpower contracting service in March 2024 after our project with the customer ended.

In view of this change in market demand, upon the completion of our last cleaning service manpower contract in March 2024, we strategically shifted our business focus and resources to manpower supply services to match part time workers with employers as we believe there is a rising demand for it. Although we suffered a significant decline in revenue from the loss of the cleaning service manpower contract in fiscal year ended June 30, 2025, we believe this will only affect our financial performance in the short term. We have been strategically seeking diversification to expand our services and our customer base. In addition, we are committed to improving our EL Connect platform to attract a broader range of customers across different industries. We anticipate that the ongoing growth of our core manpower supply service will compensate for the decline in manpower contract service and contribute to our future profitability.

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Apart from the manpower supply service and manpower contracting service, in fiscal year 2025, we developed new businesses of (iii) sale of software license and (iv) project management service to expand and grow our revenue streams.

(iii)	Sale of software license

The sale of software license is a new business developed since September 2023, revenue contributed from this new business was $1,282,008, or 18.3% and $558,119, or 8.7% of our total revenue for the fiscal year 2025 and 2024, respectively. The business is an extension of our existing software as a service (“SaaS”) business that we grant right to access of our facility management software solution, “Taskforce” app to customers during the subscription period, and we generate revenue from the sale of software license by granting the right to use our “Taskforce” app to customers after certain customization is made to meet customers’ requirements and preferences, as well as the provision of after-sale software updates and maintenance service. “Taskforce” app provides real-time data insights, which enable companies to monitor and manage their facilities remotely to optimize operations and reduce manpower costs. We started to sell the software license as we observed an increased demand for this solution.

(iv)	Project management service

Our project management service was derived from one single customer, which contributed $498,125, or 7.1% and $244,750, or 3.8%, of our total revenue for the fiscal years 2025 and 2024, respectively. In November 2023, we signed a service contract with a customer for a term of 12 months that we shall act as the project manager to assist the customer in supervising and monitoring its cleaners and ensuring that all areas of the environment are regularly cleaned and disinfected to a satisfactory standard.

Cost of Revenue

For the fiscal year ended June 30, 2025, our cost of revenue was $4,571,877, a decrease of $430,285, or 8.6%, compared to $5,002,162 for the fiscal year ended June 30, 2024. The cost of revenue mainly consists of labor costs including labor compensation and related benefits, representing $4,153,967 or 90.9% and $4,723,859 or 94.4% of our total cost of revenue for the fiscal year 2025 and 2024, respectively. The decrease in labor costs $569,982 or 12.0% was mainly driven by the following factors:

(i)	The absence of our manpower contracting service contract caused the corresponding labor costs to decrease by $1,374,591 or 100% from the amount incurred in fiscal year 2024 to $nil for the fiscal year 2025.

(ii)	The increase in labor costs for our manpower supply service by $695,229 or 21.4% from $3,241,470 for the fiscal year 2024 to $3,936,699 for the fiscal year 2025, which is relatively in line with the increase in manpower supply service revenue.

Other costs that are directly attributable to services provided were $417,910, representing 9.1% of the total cost of revenue for the fiscal year ended June 30, 2025, an increase of $139,607 or 50.2% compared to $278,303, representing 5.6% of the total cost of revenue for the fiscal year ended June 30, 2024. Other costs mainly represent the subcontracting fee paid to third parties for our manpower supply service.

Gross Profit and Gross Profit Margin

For the fiscal year ended June 30, 2025, our gross profit was $2,427,822, representing an increase of $1,016,241, or 72.0%, compared to $1,411,581 for the fiscal year ended June 30, 2024. Our gross profit increased from 22.0% for the fiscal year ended June 30, 2024 to 34.7% for the fiscal year ended June 30, 2025. We have been able to maintain our cost structure for our major revenue stream of manpower supply services consistently. The improvement in our gross profit margin was primarily driven by the relatively more profitable business of selling software licenses and providing project management services.

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Operating Expenses

Our operating expenses consisted of general administrative expenses, which primarily included administrative staff costs, lease expenses and other general administrative expenses such as legal and professional fees, and miscellaneous office expenses, and selling and marketing expenses, which mainly comprised of business development expenses, advertising and marketing promotion expenses, entertainment expenses and sponsorship fee.

For the fiscal year ended June 30, 2025, our general administrative expenses were $1,475,938, representing an increase of $261,213, or 21.5%, compared to $1,214,725 for the fiscal year ended June 30, 2024. This increase was mainly due to:

●	Administrative staff costs comprised of compensation, related benefits and training expenses for our management and operating personnel constitute $904,740 or 61.3% and $880,319 or 72.5% of our general administrative expenses for the fiscal years ended June 30, 2025 and 2024, respectively, representing an increase of $24,420, or 2.8%. The increase was mainly due to the salary increment during the fiscal year ended June 30, 2025.

●	Lease expenses constitute $42,360 or 2.9% and $46,774 or 3.8% of our general administrative expenses for the fiscal years ended June 30, 2025 and 2024, respectively. The Company has leased office space in Singapore.

●	Other general administrative expenses mainly comprised of legal and professional fees, office expenses, printing and stationery expenses, bank charges and low-value equipment and consumables costs, which constitute $421,424 or 28.6% and $201,143 or 16.6% of our total general administrative expenses for the fiscal years ended June 30, 2025 and 2024, respectively, representing an increase of $220,280, or 109.5%. The increase was mainly due to the increase in legal and professional fees in fiscal year 2025 incurred for the initial public offering.

●	Our selling and marketing expenses were $107,414, or 7.3% and $86,489, or 7.1% for the fiscal years ended June 30, 2025 and 2024, respectively, representing an increase of $20,925, or 24.2%. In fiscal year 2023, we spent efforts on promoting our “EL Connect Mobile” portal and our “Taskforce” app, which attracted a satisfactory number of registered hirers and subscribers. In fiscal year 2024, we continued our spending on the same expenses to get new registrants, customers and revenue. Our team actively brings in new customers while leveraging our marketing strategy to expand our freelancer pool, meeting an increasing number of client requirements. We secure at least five new clients annually, each requiring over 600 deployments. We also have a large number of smaller companies as clients. We launch marketing campaigns from time to time and typically our daily worker sign-ups increase by 200% to 600% during these campaigns.

Other Income

Other income primarily comprised government grants received from the Singapore government to support employers during COVID-19, along with the EL Connect App related income including penalties, transaction fees and reactivation account fees paid by freelancers. The Singapore government stopped providing COVID-19 related grants during our fiscal year 2024. Other income also included various grants we received for market expansion.

Other income decreased by $601,071, or 72.1%, from $833,584 for the year ended June 30, 2024 to $232,513 for the year ended June 30, 2025. This decrease was mainly due to the decrease in government grants received in fiscal year 2025 after the Singapore government ended its COVID-19 pandemic control measures.

Finance Costs

Finance costs represent interest payments on our bank loans. For the fiscal year ended June 30, 2025, our finance costs amounted to $66,035, representing a decrease of $9,385 or 12.4%, as compared to $75,420 for the fiscal year ended June 30, 2024, primarily as a result of a decrease in the average outstanding amount of our bank loans.

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Income Tax Expense

We operate our business in Singapore and is subject to the Singapore corporate income tax rate of 17% on income derived from Singapore.

For the fiscal year ended June 30, 2025 and 2024, our income tax expenses were $184,973 and $117,206, respectively.

Net Income

For the fiscal year ended June 30, 2025, our net income was $933,389, representing an increase of $95,575 or 11.4%, compared to a net income of $837,814 for the fiscal year ended June 30, 2024, primarily due to the reasons discussed above.

Liquidity and Capital Resources

Our principal sources of liquidity and capital resources have been cash flow from operations and bank borrowings. Our principal uses of cash have been, and we expect will continue to be, for working capital to support a reasonable increase in our scale of operations.

Given our current availability of capital to us, we believe our existing cash, cash equivalents, and cash flow from future operations will be sufficient to fund our operations for the next 12 months from the date of this prospectus. We also believe that sufficient resources will be available beyond that point with the net proceeds from this offering.

As of June 30, 2025 and 2024, we had cash and cash equivalents of $89,109 and $254,194, respectively.

The following table summarizes the key cash flow components from our consolidated statements of cash flows for the periods indicated:

Comparison of Fiscal Years Ended June 30, 2025 and 2024

	For the Years Ended June 30,
	2025	2024
	USD	USD

Net cash used in operating activities	$(53,162)	$(235,264)
Net cash used in investing activities	-	(92,629)
Net cash (used in) provided by financing activities	(121,237)	148,229
Net decrease in cash and cash equivalents	(174,399)	(179,664)
Effect of exchange rate changes on balance of cash held in foreign currencies	9,224	(2,106)
Cash and cash equivalents at the beginning of the year	254,194	435,964
Cash and cash equivalents at the end of the year	89,019	254,194

Operating Activities

For the fiscal year ended June 30, 2025

Net cash outflows from operating activities were $53,162 for the fiscal year ended June 30, 2025. The difference between our net income of $933,389 and net cash outflows from operating activities was due to the positive adjustment of the non-cash items of lease expense of $42,400 and the provision for expected credit loss on trade receivables of $155,300, and a negative adjustment of the changes in cash used in operating assets and liabilities in an aggregate amount of $1,184,251.

The cash used in operating assets and liabilities was generally attributable to (i) increase in trade receivables of $943,140, mainly due to the increase in the services rendered near the year-end for which the payment is due in the following fiscal year; (ii) increase in deferred offering costs of $530,278 related to the capitalized consultancy fees and professional fees in connection with the initial public offering; (iii) increase in other payables of $228,500 due to the increase in payroll payable to the direct labors, GST payable and deferred revenue; and (v) increase in income tax payable of $105,670 which represented the provision for income tax during the fiscal year.

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For the fiscal year ended June 30, 2024

Net cash outflows from operating activities were $235,264 for the fiscal year ended June 30, 2024. The difference between our net income of $837,814 and net cash outflows from operating activities was due to (i) positive adjustment of the non-cash items of lease expense of $144,518; and (ii) negative adjustment of the gain on operating lease termination of $16,067, and negative adjustment of the changes in cash used in operating assets and liabilities in an aggregate amount of $1,201,529.

The cash used in operating assets and liabilities was generally attributable to (i) increase in trade receivables of $401,169, mainly due to the increase in the services rendered near the year-end for which the payment is due in the following fiscal year; (ii) decrease in operating lease liabilities of $146,579 was attributable to the fixed lease payments made over the lease term for leasing the office premises and staff quarters in Singapore; (iii) increase in deferred offering costs of $339,546 related to the capitalized consultancy fees and professional fees in connection with the initial public offering; (iv) decrease in other payables of $132,739 due to the decrease in payroll payable to the direct labors; and (v) decrease in income tax payable of $244,183 which represented the income tax paid during the fiscal year.

Investing Activities

For the fiscal year ended June 30, 2025

There was no cash movement from investing activities during the fiscal year ended June 30, 2025.

For the fiscal year ended June 30, 2024

Net cash outflows from investing activities were $92,629 for the fiscal year ended June 30, 2024, which represents borrowings to related parties of $1,180,980 and the repayment of borrowings from related parties of $1,088,351.

Financing Activities

For the fiscal year ended June 30, 2025

Net cash outflows from financing activities were $121,237 for the fiscal year ended June 30, 2025, which was attributable to the proceeds of $127,882 from bank loans obtained from the financial institutions in Singapore and the repayment of loan payables of $249,119.

For the fiscal year ended June 30, 2024

Net cash inflows from financing activities were $148,229 for the fiscal year ended June 30, 2024, which was attributable to (i) the proceeds of $578,500 from bank loans obtained from the financial institutions in Singapore; (ii) the repayment of loan payables of $429,005; and (iii) dividends paid in an aggregate amount of $1,266, after offsetting with the receivable balances with the two shareholders.

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Bank indebtedness

As of June 30, 2025, we had total outstanding bank borrowings of $726,283, which are detailed below:

Loan I: Borrowed on July 12, 2022, a long-term loan of $143,401 at an interest rate of 4.75% per annum, repayable in 60 monthly instalments of $2,690, secured by personal guarantees from a former director and an existing director.

Loan II: Borrowed on November 30, 2020, a long-term loan of $74,203 at an interest rate of 2.5% per annum, repayable in 60 monthly instalments of $1,317, secured by personal guarantees from a former director and an existing director.

Loan III: Borrowed on July 26, 2022, a long-term loan of $308,312 at an interest rate of 4.75% per annum, repayable in 60 monthly instalments of $5,783, secured by personal guarantees from a former director and an existing director.

Loan IV: Borrowed on July 11, 2023, a long-term loan of $59,890 at an interest rate of 7.75% per annum, repayable in 60 monthly instalments of $1,208, secured by personal guarantees from a former director and an existing director.

Loan V: Borrowed on July 31, 2023, a long-term loan of $299,448 at an interest rate of 8.5% per annum, repayable in 60 monthly instalments of $6,144, secured by personal guarantees from a former director and an existing director.

Loan VI: Borrowed on July 31, 2023, a long-term loan of $112,293 at an interest rate of 8.5% per annum, repayable in 36 monthly instalments of $3,545, secured by personal guarantees from a former director and an existing director.

Loan VII: Borrowed on September 12, 2023, a long-term loan of $110,055 at an interest rate of 8.68% per annum, repayable in 36 monthly instalments of $3,484. This loan was unsecured.

Loan VIII: Borrowed from time to time during the year ended June 30, 2025, various short-term loans in aggregate amount of $2,170,524 under a trade receivables factoring with recourse arrangement at an interest rate of 7.5% per annum, repayable 90 days after the due date of the trade receivables, ranging from 14 days to 30 days.

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As of June 30, 2024, we had total outstanding bank borrowings of S$1,081,868 (approximately $801,925), which are detailed below:

Loan I: Borrowed on June 6, 2023, a short-term loan of S$299,000 (approximately $222,000) at an interest rate of 7.20% per annum, secured by trade receivables of S$478,382 (approximately $350,000). This loan was fully repaid on July 14, 2023.

Loan II: Borrowed on July 12, 2022, a long-term loan of S$200,000 (approximately $149,000) at an interest rate of 4.75% per annum, repayable in 60 monthly instalments of S$3,752 (approximately $2,800), secured by personal guarantees from directors.

Loan III: Borrowed on November 30, 2020, a long-term loan of S$100,000 (approximately $74,000) at an interest rate of 2.5% per annum, repayable in 60 monthly instalments of S$1,775 (approximately $1,300), secured by personal guarantees from directors.

Loan IV: Borrowed on July 26, 2022, a long-term loan of S$430,000 (approximately $319,000 at an interest rate of 4.75% per annum, repayable in 60 monthly instalments of S$8,065 (approximately $5,900), secured by personal guarantees from directors.

Loan V: Borrowed on July 11, 2023, a long-term loan of S$80,000 (approximately $59,000) at an interest rate of 7.75% per annum, repayable in 60 monthly instalments of S$1,613 (approximately $1,200), secured by personal guarantees from directors.

Loan VI: Borrowed on July 31, 2023, a long-term loan of S$400,000 (approximately $295,000) at an interest rate of 8.5% per annum, repayable in 60 monthly instalments of S$8,207 (approximately $6,100), secured by personal guarantees from directors.

Loan VII: Borrowed on July 31, 2023, a long-term loan of S$150,000 (approximately $111,000) at an interest rate of 8.5% per annum, repayable in 36 monthly instalments of S$4,735 (approximately $3,500), secured by personal guarantees from directors.

Loan VIII: Borrowed on September 12, 2023, a long-term loan of S$150,000 (approximately $111,000) at an interest rate of 8.68% per annum, repayable in 36 monthly instalments of S$4,748 (approximately $3,500). This loan was unsecured.

Capital commitments

As of June 30, 2025, and June 30, 2024, we did not have any capital commitments.

Off-Balance Sheet Arrangements

As of June 30, 2025 and 2024, we had no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our shareholders.

Critical Accounting Policies, Judgments and Estimates

Summary of significant accounting policies

Basis of Preparation

The financial statements are prepared in accordance with US GAAP on a historical cost basis, except for certain financial instruments, which are measured at fair value. All amounts are presented in U.S. Dollars (USD) unless otherwise stated.

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Revenue Recognition

Revenue is recognized in accordance with ASC 606, Revenue from Contracts with Customers. When control of the promised services are transferred to the customers, the Company recognizes revenue in the amount that reflects the consideration the Company expects to receive in exchange for these services. The Company determines revenue recognition by applying the following five-step model:

●	Identification of the contract, or contracts, with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when, or as, the Company satisfies a performance obligation.

Revenue is recognized when the related performance obligations are satisfied as follows:

Fixed Fees (Transaction price)
Service Type	Performance Obligations	Per delivery (point-in-time)	Per month (over-time)
Manpower supply	Provision of part-time manpower to customers on the Company’s employment and recruitment portal “EL Connect Mobile”	✓
Manpower contracting	Provision of cleaning services	✓
Software as a service (“SaaS”)	Granted right to access of “Taskforce” app		✓
Sale of software license – use of intellectual property	Granted right to use of customized “Taskforce” app	✓
Sale of software license – after-sale technical support	Provision of updates and maintenance service on customized “Taskforce” app		✓
Project management	Provision of management services		✓
Others - Local courier	Delivery of service parcels to the designated location	✓
Others – Software maintenance	Provision of one-off basis software maintenance service	✓

Expense Recognition

Expenses are recognized on an accrual basis. Major categories of expenses include:

Freelancer Wages: Recognized as expenses when services are rendered by freelancers.

Operational Expenses: Expenses such as rent, utilities, and technology infrastructure are recognized as incurred.

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Leases

The Company accounts for leases in accordance with ASC 842, Leases. Right-of-use assets and corresponding lease liabilities are recognized for leases with terms greater than 12 months. Lease liabilities are measured at the present value of future lease payments, and right-of-use assets are amortized over the lease term.

Financial Instruments

The Company’s financial instruments include accounts receivable, accounts payable, and financial liabilities. These instruments are initially recorded at fair value and subsequently measured at amortized cost, unless they are designated as fair value through profit or loss.

Income Taxes

Income tax expense is recognized based on the asset and liability method in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis and the tax basis of assets and liabilities, using enacted tax rates expected to apply when the temporary differences reverse. A valuation allowance is recorded if it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Foreign Currency Translation

The financial statements of the Company’s foreign operations are translated into U.S. Dollars using the current exchange rate at the balance sheet date for assets and liabilities, and the average exchange rate for the period for revenues and expenses. Foreign currency transaction gains and losses are recognized in the income statement.

The Company’s financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The following is a summary of the significant accounting policies applied in the preparation of the Company’s financial statements:

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Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No.2023-07, “Segment reporting (Topic 280): Improvements to Reportable Segment Disclosures” (ASU 2023-07). This ASU primarily requires incremental disclosures of disaggregate expense information about a company’s reportable segments. The amendments are effective for fiscal years beginning after December 15, 2023. The adoption of this guidance did not have a material impact on the Company’s interim condensed consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” to enhance the transparency and decision usefulness of income tax disclosures. The amendments require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pre-tax income or loss by the applicable statutory income tax rate). In addition, public business entities are required to provide certain qualitative disclosures about the rate reconciliation and the amount of income taxes paid (net of refunds received) disaggregated (1) by federal (national), state, and foreign taxes and (2) by individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). For public business entities, the standard is effective for annual periods beginning after December 15, 2024. The amendments in this ASU require a cumulative effect adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets) as of the beginning of the annual reporting period in which an entity adopts the amendments. The Company is evaluating the impact of this standard on the Company’s consolidated financial statements.

In March 2024, the FASB issued ASU 2024-01, “Compensation — Stock Compensation (Topic 718) — Scope Application of Profits Interest and Similar Awards” (“ASU 2024-01”), which intends to improve clarity and operability without changing the existing guidance. ASU 2024-01 provides an illustrative example intended to demonstrate how entities that account for profits interest and similar awards would determine whether a profits interest award should be accounted for in accordance with Topic 718. Entities can apply the guidance either retrospectively to all prior periods presented in the financial statements or prospectively to profits interest and similar awards granted or modified on or after the date of adoption. ASU 2024-01 is effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the adoption of this guidance whether or not a material impact on the Company’s consolidated financial statements.

In March 2024, the FASB issued ASU 2024-02, “Codification Improvements — Amendments to Remove References to the Concept Statements” (“ASU 2024-02”). ASU 2024-02 contains amendments to the FASB Accounting Standards Codification that remove references to various FASB Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior Statements to provide guidance in certain topical areas. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the adoption of this guidance whether or not a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU improves the disclosures about a public business entity’s expenses and addresses requests from investors for more detailed information about the types of expenses in commonly presented expense captions. The amendments in this update are effective for public entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its consolidated financial statements.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Currency Exchange Rate Risk

Qualitative Disclosure: The Company operates primarily in Singapore, where its revenue and expenses are denominated in Singapore Dollars (SGD). However, the Company reports its financial results in United States Dollars (USD). As a result, fluctuations in exchange rates between the SGD and USD may affect the Company’s reported revenue, expenses, and financial position. To manage some of this risk, the Company conducts its operations in SGD where possible.

Quantitative Disclosure: As of June 30, 2025, the Company held SGD2,648,033 (approximately $2,075,370 USD) in trade receivables denominated in SGD. A 1% change in the exchange rate between SGD and USD would result in a foreign exchange gain or loss of approximately SGD26,480 (approximately $20,754 USD). As of June 30, 2024, the Company held SGD 1,604,169 (approximately $1,183,110 USD) in trade receivables denominated in SGD. A 1% change in the exchange rate between SGD and USD would result in a foreign exchange gain or loss of approximately SGD 16,042 (approximately $11,831 USD).

Commodity Price Risk

Qualitative Disclosure: The Company does not engage directly in commodity trading but is indirectly affected by changes in commodity prices, particularly in the cost of goods supplied by vendors. Rising prices of raw materials could increase the cost of goods sold, potentially impacting profit margins. The Company mitigates this risk by negotiating long-term supply contracts and seeking alternative suppliers when necessary.

Internal Control Over Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures, and we were never required to evaluate our internal controls within a specified period. As a result, we may experience difficulty in meeting these reporting requirements in a timely manner. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in the course of auditing our consolidated financial statements as of and for the years ended June 30, 2025 and 2024, we identified the following material weaknesses in our internal control over financial reporting as of June 30, 2025. In accordance with reporting requirements set forth by the SEC, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting.

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Set forth below are the material weaknesses identified and the remedial actions we intend to take:

●	Lack of proper segregation of duties;

●	Lack of formal policies, procedures and documentation for new transactions;

●	Lack of detailed account analyses to ensure proper classification and reconciliation of all key accounts; and

●	Lack of competent CFO and accounting staff to ensure consistent application of U.S. GAAP as well as compliance with related financial reporting guidelines.

We are currently utilizing a third-party independent contractor for the preparation of our U.S. GAAP financial statements. However, the third-party independent contractor is not involved in the day-to-day operations of the Company and may not be provided information from management on a timely basis to allow for adequate reporting/consideration of certain transactions. In addition to setting up a formal policy and procedure to review significant transactions as well as the accounting treatment of such transactions, we plan to take additional remedial measures, including (i) hiring a competent CFO upon listing; (ii) hiring more qualified accounting personnel with relevant U.S. generally accepted accounting principles (“U.S. GAAP”) and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; and (iii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel.

However, we cannot assure you that we will complete the implementation of these measures in a timely manner. See “Risk Factors—Risks Relating to Our Business and Industry—We have identified four material weaknesses in our internal controls as of June 30, 2025. If we fail to maintain an effective system of internal controls, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our Class A Ordinary Shares may be adversely affected.”

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

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INDUSTRY OVERVIEW

Certain information, including statistics and estimates, set forth in this section and elsewhere in this prospectus has been derived from an industry report commissioned by us and independently prepared by Frost & Sullivan in connection with this offering. All the information and data presented in this section has been derived from Frost & Sullivan’s industry report unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. We believe that the sources of such information are appropriate, and we have taken reasonable care in extracting and reproducing such information. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect. However, neither we nor any other party involved in this offering has independently verified such information, and neither we nor any other party involved in this offering makes any representation as to the accuracy or completeness of such information. Therefore, investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus.

Macroeconomic Environment in Singapore

According to the International Monetary Fund, a financial agency of the United Nations (“IMF”), the population in Singapore has increased slightly from 2020 to 2024 with a Compound Annual Growth Rate (“CAGR”) of approximately 1.5%, reaching 6.04 million by the end of 2024. According to the IMF, the population in Singapore is expected to reach 6.27 million in 2029, representing a CAGR of approximately 0.8% from 2025 to 2029.

According to Manpower Research and Statistics Department, a government agency that provides statistics and analysis on Singapore’s workforce and the labor market (“MRSD”), the employment population and employment rate in Singapore has increased slightly from 2020 to 2024 with a CAGR of approximately 2.9% and 0.2%, respectively, reaching 4.01 million and 97.6% by the end of 2024. During COVID-19, strict border control measures and hampered economic development in Singapore led to limited market activities and foreigners being denied entry, which in turn resulted in a reduced workforce and a decrease in the employment population in 2021 and 2022 compared to previous years. Going forward, the employment population and employment rate are expected to resume a slow upward growth trend, reaching 4.21 million and 98.4% in 2029, respectively, representing a CAGR of approximately 1.0% and 0.1% from 2025 to 2029.

Recruitment and resignation rates are two measures for staff turnover rate in Singapore. When job openings are plentiful, both recruitment and resignation rates tend to be high, reflecting movement of workers between jobs. The rates tend to be low during periods of slow economic activities such as the COVID-19.

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The average monthly recruitment rate has increased from 1.6% in 2020 to 2.0% in 2024, while the average monthly resignation rate has remained stable from 1.5% in 2020 to 1.3% in 2024. During this period, the disruption in market activity caused by the COVID-19 in 2020 resulted in new lows in recruitment and resignation rates at 1.6% and 1.5%, with limited job opportunities in the market making employees more cautious about changing jobs. When the market picked up in 2022, however, demand for jobs increased, boosting recruitment and resignation rates accordingly, to 2.5% and 1.4%, respectively.

In the future, the job-seeking market is expected to evolve steadily, with the recruitment and resignation rates projected to grow steadily to 4.5% and 1.7%, respectively, in 2029.

The income tax generated in Singapore increased at a CAGR of 12.5%, from SG$33.0 billion in 2020 to SG$52.6 billion in 2024. The stable growth is mainly attributable to steady increases in labor market participation, employment rates, and the number of companies. As the economy recovers after the COVID-19, the income tax generated in Singapore is expected to increase at a CAGR of 6.3%, reaching SG71.8 billion in 2029.

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Manpower Sourcing Services and Human Resources Service Industry

The upstream of the industry is the Human Resources (“HR”) department of corporations, who will identify their HR needs and find a third-party HR service providers to refer candidate choices.

These HR departments procure various HR services from manpower service providers or MSPs for staffing, payroll support, processing and administration work. The manpower sourcing service providers usually have a sizable pool of candidates registered within their database with different specialized skillset and will source suitable candidates accordingly.

Employers usually engage one or more recruitment companies to operate the process of recruitment, training, and workforce management. For instance, the clients in cleaning, food & beverage, hospitality, and retail industries rely on MSPs to expand their business by partnering with these providers to more effectively manage their labor needs, so they can maintain operational flexibility and focus on their core competencies.

Recruitment services in the HR services industry is divided into, permanent staffing and flexible staffing. Permanent staffing refer to services whereby HR services providers assist the clients in identifying, skill matching, shortlisting and communicating with candidates. Such recruiters are sometimes known as “headhunters”. These service providers typically receive a fee which is a percentage of the annual salary of successful candidates.

Human resources outsourcing services refer to services whereby recruitment services providers provide ancillary human resources services to the clients. This includes but not limited to human resources functions such as the administration of payroll, health benefits plans, retirement plans, employment taxes and workers’ compensation insurance etc.

Manpower Sourcing Services (or “MSS”) is one of the key service lines within the HR service industry. The service has evolved from filling temporary jobs to incorporating specialized staffing, thus meeting both long-term and temporary corporate staffing needs. Manpower service providers (“MSPs”) act as intermediaries between job seekers and businesses, facilitating their recruitment needs. MSPs usually charge clients a fee corresponding to the salaries of the recruits and/or a service fee for providing a ready workforce subject to their staffing requirements. Typically, MSPs offer a platform where employers can post job openings and connect with individuals seeking full-time, temporary, or part-time positions that align with their requirements. For companies, MSPs streamline the recruitment process to address specific staffing needs, helping to save time, money, and resources. For job seekers, MSPs assist in quickly finding suitable job matches for their skill sets while providing access to a broader range of opportunities through their extensive networks.

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In Singapore, MSS serves various key industries. These sectors are particularly labor-intensive and face ongoing challenges in workforce management, including high turnover rates, seasonal demand fluctuations, and specific skill requirements. The need for manpower solutions is especially critical in these industries due to factors such as 24/7 operational requirements, physical nature of work, varying shift patterns, and the necessity to quickly scale workforce in response to business cycles. Additionally, these sectors often require a mix of both skilled and semi-skilled workers, while dealing with labor market constraints and evolving regulatory requirements, making professional manpower sourcing services particularly valuable. The following sectors represent significant areas of demand for manpower sourcing services:

Key Industries of Manpower Sourcing Services in Singapore

Warehouse and Logistics Industry: The sector comprises warehousing operations, supply chain management, and distribution services. In Singapore, the industry is supported by advanced port facilities and air cargo infrastructure. The sector requires workers for various roles including warehouse operations, inventory management, transportation, and logistics coordination, operating under strict workplace safety and goods handling regulations.

Retail Industry: Singapore’s retail industry includes shopping centers, department stores, specialty shops, and convenience stores. The sector requires various personnel ranging from sales associates to store managers. The industry is characterized by both traditional brick-and-mortar and emerging e-commerce operations.

Manufacturing Industry: Singapore’s manufacturing sector includes electronics, biomedical sciences, chemicals, and precision engineering. The industry operates under the Manufacturing 2030 vision, aiming to maintain manufacturing at 20% of GDP. The sector requires both skilled and semi-skilled workers for production lines, quality control, and specialized technical operations, with increasing emphasis on Industry 4.0 technologies and automation.

Cleaning industry: The cleaning industry encompasses commercial, industrial, and residential cleaning services. In Singapore, this sector is regulated under the Environmental Public Health Act and Progressive Wage Model. The industry serves various establishments including offices, shopping malls, hospitals, and residential buildings, with services ranging from general cleaning to specialized sanitation services.

Food & Beverage Industry: Singapore’s Food & Beverage sector includes restaurants, cafes, food courts, quick-service establishments, and catering services. The industry is characterized by high labor intensity and operates under strict regulations from the Singapore Food Agency. The sector requires various operational roles including service crew, kitchen staff, and front-of-house personnel.

Hospitality Industry: The hospitality sector in Singapore primarily comprises hotels, serviced apartments, and MICE (Meetings, Incentives, Conferences, and Exhibitions) venues. The industry requires diverse staffing needs including front desk operations, housekeeping, concierge services, and event management personnel.

Market Overview of Manpower Sourcing Services in Singapore

According to Frost & Sullivan, market size of manpower sourcing services in Singapore was S$126.2 million in 2024 and is expected to grow at a CAGR of 6.3% in terms of revenue from 2025 to 2029. The primary driver is the surging demand for outsourced HR solutions and a high ratio of job vacancies to unemployed persons. By leveraging the expertise and resources of an outsourced manpower service providers, organizations can streamline their recruitment processes, access a wider talent pool, and achieve better hiring outcomes in a more cost-effective and efficient manner.

Warehouse and logistics, cleaning, food & beverage, hospitality, and retail industries often see significant fluctuations in customer demand over the course of a day, week, or year. Businesses in these sectors can better adapt to these changing needs by employing a more flexible, part-time workforce. This allows them to scale staffing levels up and down as required to meet the variable demand. Market size of manpower sourcing services for part-time workers and freelancers in logistics and warehouse, cleaning, food & beverage, hospitality and retail sectors recorded an increase from SG$36.5 million in 2020 to SG$44.8 million in 2024, at a CAGR of 5.3% from 2020 to 2024. With the desire for better work-life integration and the rising proportion of establishment offering part-time working and flexi-hours, the market size of manpower sourcing services for part-time workers and freelancers in logistics and warehouse, cleaning, food & beverage, hospitality and retail sectors is expected to rise at a CAGR of 6.3% from 2025 to 2029.

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The average monthly wage rate in Singapore increased from SG$4,534.0 in 2020 to SG$5,500.0 in 2024, at a CAGR of 4.9%. The steady increase in average monthly wages across different sectors and occupations in Singapore reflects the country’s continued economic growth and the government’s policies aimed at maintaining a skilled and well-compensated workforce. This trend is expected to continue, with wage increases being driven by factors such as increases in productivity, demand and supply of labor market and the need to attract and retain talent in a highly competitive environment.

Rising recruitment costs in Singapore are prompting companies to seek efficient manpower sourcing services, which in turn is increasing the demand for flexible working arrangements. As businesses focus on budgeting headcount, managing personnel and payroll, and implementing performance management systems, they recognize that flexible work options can help attract and retain talent while controlling costs. The growing economy and the shift toward a more flexible workforce indicate that companies are more inclined to offer adaptable work arrangements to meet diverse employee preferences. This flexibility not only appeals to potential candidates, especially those seeking part-time or remote work, but also helps organizations manage fluctuating workloads without committing to permanent hires.

In 2024, Singapore’s ratio of job vacancies to unemployed persons reached 1.14, up from 0.55 in 2020, signaling a rebound in job availability following the COVID-19 pandemic. This increase is largely due to a mismatch between the skills and qualifications of the unemployed and the specific requirements of available positions. This skills gap has made it difficult for employers to find suitable candidates, resulting in more job vacancies. Additionally, rapid growth in sectors such as warehouse and logistics, retail, food and beverage, cleaning, and hospitality has intensified hiring needs, further elevating the ratio of job vacancies to unemployed persons. The mismatch highlights the need for flexible working arrangements to attract a wider range of candidates, including those who may not be able to commit to traditional full-time roles. Moreover, the expansion of these sectors necessitates adaptable work schedules to respond to fluctuating demand. The post-pandemic shift in employee expectations towards work-life balance underscores the significance of flexibility, which can improve job satisfaction and retention. Consequently, the rising job vacancy ratio indicates an increasing demand for flexible work options and innovative manpower sourcing services in Singapore.

The establishment and growth of multinational companies in Singapore have led to a rise in foreign workers, which, alongside a tight labor market characterized by a high ratio of job vacancies to unemployed persons, is driving demand for flexible working arrangements. Diversification of the workforce requires more sophisticated human resources management and manpower sourcing strategies to effectively recruit, manage, and retain these global talents. The high ratio of job vacancies to unemployed persons indicates a tight labor market, where companies struggle to find the right talent to fill available positions. Flexible working options can appeal to a broader range of candidates, including foreign job-seekers who may prefer adaptable hours due to differing cultural norms or personal circumstances. Combined with the high ratio of job vacancies to unemployed persons, the influx of these foreign job-seekers drives the need for specialized manpower sourcing services that can efficiently identify, attract, and place the appropriate candidates for the available job openings.

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Market Overview of Cloud-Based Facility Management System Solutions in Singapore

Cloud-based Facility Management (“CFM”) system solutions involves the engagement of third-party solution providers to develop, deploy, and conduct maintenance of integrated cloud-hosted software solutions. This is designed to optimize the management of physical assets, and spaces within organizations.

The midstream of the facility management refers to the solution providers, including five main functions. In the process, providers will engage with clients to understand their needs, tailor services with the client’s existing systems, oversee the implementation of the customized solution, offer training sessions, and be responsible for regular check-ins, system updates, and ongoing optimization based on usage patterns and emerging client needs.

The CFM system solutions market in Singapore has grown steadily, aligning with Singapore’s Smart Nation Initiative launched in the mid-2010s. From S$43.3 million in 2020, the market expanded to SG$60.2 million in 202, reflecting a CAGR of approximately 8.6%. It is expected the market size will further grow from SG$63.0 million in 2025 and SG$75.5 million by 2029, with an accelerated CAGR of 4.6% from 2025 to 2029.

CFM industry has also expanded as governments invested in it for the COVID-19 pandemic. Through the system, managers can supervise and manage their employees either remotely or in a socially distant office at the special situation like COVID-19 pandemic. CFM developed a business model to include an end-to-end facility and workforce management solution, including adoption of a cloud-based platform to facilitate work-from-home. The cloud-based platform can manage and support sensor-based bridge infrastructures, smart machinery, and at multiple facilities, enabling facility managers and building owners to optimize resource utilization, improve cooperation across teams, and reduce operating expenses.

The success of CFM systems is built upon several key core competencies that define their operational excellence. At the foundation is robust cloud infrastructure, which enables remote access and reduces on-premises IT requirements, complemented by sophisticated integration capabilities that connect with ERP systems, IoT devices, and third-party applications. These systems leverage advanced data analytics for real-time operational insights and feature mobile accessibility for on-the-go management. The platforms are designed with customization and scalability in mind, allowing adaptation to various industry needs while maintaining the ability to scale resources as required. Additionally, these systems incorporate comprehensive security measures and compliance features to protect organizational data and meet regulatory standards, ensuring both operational efficiency and data integrity.

Driven by increasing focus and investment on workplace efficiency, organizations are turning to these CFM system solutions for real-time monitoring, data-driven insights, and integrated management capabilities to streamline operations and enhance productivity. The demand for customizable, scalable solutions that can integrate with Internet of Things (“IoT”) sensors, enterprise resource planning (“ERP”) systems, and other enterprise applications is also rising, as businesses seek to create comprehensive management ecosystems.

As Singapore strengthens its position as a regional business hub and pursues its Smart Nation Initiatives launched by Prime Minister Lee Hsien Loong in the mid 2010s, the market for sophisticated, cloud-enabled management solutions is expected to continue its upward trajectory, driven by the need for improved operational performance, cost-effectiveness, and data-centric decision-making.

Market Competitive Landscape

Manpower Sourcing Services Market in Singapore

The Singapore human resources services market in 2024 is characterized by high overall diversity and competition, with a large number of players. However, a few large international and local traditional manpower sourcing services companies hold a significant market share, attributed to the first-mover advantage accrued by entering the market earlier.

In the online manpower sourcing services market segment, the concentration is relatively fragmented. Typically, these companies provide online job posting and resume search services on their online platforms and/or mobile apps to facilitate quick matching between job seekers and employers. Major players include: (i) online platforms owned by integrated manpower sourcing service companies, such as JobsCentral and JobStreet, etc., which have a broad corporate customer base, high brand awareness and rich market experience. They have set up online platforms to realize digital transformation and to further expand business scale. Generally, they offer comprehensive type of jobs covering full-time, part-time and contract positions, as well as internships, etc. Besides, there are (ii) platforms specializing in online job-matching services. In addition to meeting the above common recruitment and job search needs, some of these platforms usually concentrates on more niched and unmet demand ignored by large corporations, including daily- or weekly-paid gigs for specific industries and types of jobs, etc., such as the Group, YYCircle, FastGig, JOD, as well as Flexii.

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Many companies usually have their own internal recruiting team who always better understand the company culture and need. Well-performed internal recruiting team can connect and attract talents through different channels, may be able to replace external services which poses as a threat to the HR industry.

Company	The Group	Flexii Pte Ltd	Fastco Pte Ltd.	Aptus Technologies Pte Ltd	Staffie Pte. Ltd	YY Circle (SG) Private Limited
App / Platform	**EL Connect App**	**Flexii**	**FastGig**	**JOD**	**Staffie**	**YYcircle**
Year of establishment	**2020**	2023	2021	2015	2021	2014
Job type	**Gig, Full time**	Gig	Gig	Gig	Gig	On-demand Part-time
No. of partners	**>1,910**	>300	>2,500	>300	>500	>1,000
No. of users	**>69,000**	>3,000	>300,000	>80,000	>10,000	>100,000
Channel	**Website &Mobile app**	Mobile app	Mobile app	Mobile app	Website &Mobile app	Mobile app
Payroll processing time	**<24 hours**	**<24 hours**	Weekly-paid	>24 hours	Weekly-paid	1-2 days
Industry	**F&B, Cleaning, Logistics, Event, Retail, Manufacturing…**	F&B, Retail, Events, Warehousing…	F&B, Retail, Events, Hospitality, Warehousing…	F&B, Retail, Hospitality, Warehousing…	Food&Beverage	Hospitality, Retail, F&B, Logistics…

**Note: Only Manpower Sourcing services providers focusing on flexible and on-demand staffing are included*

Source: Frost & Sullivan

Profile of Key Manpower Sourcing Solution Providers in Singapore

Company	Description
Kariera Group	JobsCentral from Kariera Group, founded in 2000, is Singapore's leading recruitment platform offering a wide range of job search opportunities and career development resources across a broad range of industries. Kariera Group has a wide range of business lines including recruitment, staffing software, job bulletin boards, executive search, data services, career events and employer branding, offering a comprehensive portfolio of products and services. Kariera Group offers a comprehensive portfolio of products and services and operates in 10 countries in Europe and Asia, such as Singapore, Vietnam and the UAE.
Fastco Pte Ltd	Fastco Pte Ltd. is based in Singapore and operates two apps: FastJobs and FastGig FastJobs specializes in providing fast and easy hiring solutions for job seekers, especially for blue-collar and odd job positions. The company also offers courses. It operates in Singapore, Malaysia, and the Philippines. FastGig is one of the leading job apps in Singapore that offers flexible jobs in Retail, F&B, Events, Warehouse, Hospitality, and Delivery sectors.
Aptus Technologies Pte Ltd	YYCircle from Aptus Technologies Pte Ltd is a comprehensive social recruiting platform that helps companies find the right candidates through social networks and user recommendations. Its business covers a wide range of industries, specializing in hospitality. And it has helped more than 130,000 job seekers find the most suitable temporary workers for them. Its business covers Singapore, Malaysia, Hong Kong, Thailand, Vietnam, Indonesia and other countries.
Jobstreet.Com Pte Ltd	Jobstreet.Com Pte Ltd which is part of Seek, is headquartered in Singapore and founded in 1997. This company is one of the leading online recruitment platforms in Southeast Asia, offering a wide range of recruitment solutions across multiple industries and positions. Its operations cover countries such as Indonesia, Hong Kong, Malaysia, Philippines, Singapore and Thailand. It has connected with 42+ million candidates, and partnered with 1.35+ million employers.
Staffie Pte. Ltd	Staffie Pte. Ltd is a Singapore-based company that provides a work platform for the food and beverage industry where employees can apply for shifts, review job offers, track earnings and manage work schedules. The company has covered hundreds of food and beverage establishments in Singapore.

Source: Frost & Sullivan

Facility Management System Market in Singapore

In the Singapore market of third-party facilities management system for building and property management sector, the overall market concentration was relatively fragmented with a large number of players. The services they offer to their clients typically include day-to-day operations management of buildings, including cleaning and pest control, security monitoring, personnel and workflow management, performance evaluation, asset audits, and other operational data analytics, depending on the size of the company and business coverage.

key vendors in the market include: (i) large multinational IT companies that provide facilities management services to a wide range of industries, such as Oracle, SAP, ServiceNow, and other key international players, who are usually more inclined to be favored by large corporate clients in both domestic and international markets due to their high brand recognition, technological maturity and extensive project experience. However, these providers typically offer consulting services and software products that are more standardized, with a limited scope of operational requirements for local small and medium-sized enterprises (SMEs).There are also (ii) local SMEs technology solution providers specializing in the building and facilities management industry, such as the Group, Swipetask, Smartclean and Simpple. They usually hold a more comprehensive understanding of diverse and niche management needs of the local market. Therefore, they possess an advantage in terms of the flexibility and capability to personalize their solutions. For instance, the Group and Smartclean are among the companies that can provide additional white-label software development services for better customization. Besides, some players, including the Group, UEMS Solutions, and so on, can further offer clients supplementary labor outsourcing services in the areas of maintenance, security, and other services.

Profile of Facility Management System Providers in Singapore

Providers	Description
Swipetask	Swipetask is headquartered in Singapore and was founded in 2015. Swipetask is an IoT-integrated, end-to-end workforce and task management solution for distributed workforces, and currently focuses on providing services to janitorial service providers, pest control service providers, engineering service providers, and integrated facility management operators.
Simpple	Simpple is listed company (NASDAQ: SPPL), founded in 2002 and headquartered in Singapore. Simpple is an emerging Property Technology (PropTech) solution provider and has developed the proprietary SIMPPLE ecosystem to create automated workforce management tools for property maintenance, monitoring, and cleaning, including software and hardware solutions such as robotic Cleaning & Security and IoT devices. SIMPPLE has now expanded its operations from Singapore to Australia and New Zealand, Malaysia, Thailand, Hong Kong, China, Canada, Japan, and the Middle East.
SmartClean	SmartClean is a Singapore-based cleaning and hygiene intelligence company, specializing in AI-enabled IoT and Software-as-a-Service (SaaS)-driven smart cleaning management solutions, including cleaning and hygiene monitoring, commercial properties management. SmartClean has expanded its business to Dubai, India, Indonesia and Malyasia.
ONEBERRY	Oneberry Technologies was founded in 2003 and headquartered in Singapore. Oneberry specializes in providing intelligent security and surveillance solutions that incorporate IoT and big data technologies to enhance security and operational efficiency.
SAP Company	SAP Company was founded in 1972 and is headquartered in Germany. The company is in the business of integrating finance, procurement, human resources, supply chain and customer experience. It operates in more than 100 countries worldwide.
ServiceNow, Inc.	ServiceNow, Inc.is a listed company (NYSE: NOW) founded in 2004, headquartered in the United States . It mainly provides SaaS solutions for enterprise-level IT service management (ITSM) and IT operations management (ITOM) for clients in various industries in the globe.
UEMS Solutions	UEMS was established in 1988 and is a leading Integrated Facilities Management (IFM) company in Singapore, offering technical maintenance work and support services for clients in Healthcare, Commercial, Public, Industrial, Educational and Religious institutions in Singapore

Source: Frost & Sullivan

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BUSINESS

Our Mission

We are a manpower service provider (“MSP”) based in Singapore, servicing a wide range of service centric businesses in Singapore. Our mission is to be the MSP of choice for all blue collar workforce needs in labor intensive businesses for both job seekers and employers. In addressing the empowering individuals and businesses worldwide with seamless connectivity and transforming the way employment opportunities are accessed and discovered. Our mission is to empower people, support companies, and streamline and disrupt the job search process by providing cutting-edge technological solutions that enable productive and meaningful interactions in the contemporary workforce.

Overview

We are a manpower service provider based in Singapore. Manpower service providers (“MSP”) serve as a bridge between job seekers and businesses to meet each other’s recruitment needs. Typically, MSPs create a platform whereby employers can list job opportunities and recruit individuals looking to secure full, temporary or part-time employment meeting their respective criteria. For companies, MSPs assist the recruitment process to meet particular staffing needs, saving companies time, money, and effort. For job seekers, MSPs help them find an appropriate job matching their skill sets as quickly as possible, and exposing them to more opportunities through their vast network.

Our customers fall into a wide range of industries, including warehouse and logistics, food and beverage, cleaning, manufacturing, retail and events. To provide better service to our customers, we pay close attention to the changing needs of our customers, including new developments in their respective industries, which helps us anticipate the specific roles and skills that they will need. We believe this attention to detail gives us a significant competitive advantage and improves customer loyalty.

We have developed a proprietary platform which connects job seekers and employers through a unique matching program utilizing specific character and skill recognition matrices. Our platform operates a comprehensive database that records the skill preferences and requisite applicant characteristics of our business customers and job criteria of job seekers, thereby reducing reliance on subjective human analysis which can be extremely time consuming and inefficient. While many MSPs offer similar services, we believe our model is more specifically focused on our customers’ individual criteria, therefore we tend to deliver a more tailored approach, rather than providing a one-size-fits-all service.

Job Seekers - We believe we stand out to job seekers in two important ways: (i) we have developed a mobile app to enable clients real-time access to the data and therefore opportunities, and (ii) we are the only MSP offering job seekers same-day pay.

We have artificial intelligence (“AI”) technology integrated into our “EL Connect App” to create a positive user-friendly experience for part-time job seekers. AI in the context of our business refers to the application of machine learning algorithms, rule-based systems, and data-driven decision-making frameworks. These technologies are employed to automate processes, optimize performance, and enhance the overall user experience. The AI functionalities within our EL Connect App are currently at the public beta development phase. Our AI chat-enabled “chatbot” on the EL Connect App simplifies the job search process, allowing job seekers to access the most relevant and available job openings. This AI-powered technology delivers the most relevant and up-to-date information to job seekers in addition to our promotional campaigns, as well as providing specific resources relevant to different job openings. We maintain experienced technology teams in both Singapore and India, which collaborate to continuously innovate and develop our technology to improve the EL Connect App.

We understand the importance of work flexibility for part-time workers and the attractiveness for them to receive their wages at shorter time intervals. We believe we are uniquely positioned as the MSP in Singapore that is compensating part-time workers on the very same day they finish their jobs. This unique model enables us to attract a larger pool of trained and talented part-time workers, which in turn allows us to better match the needs and expectations of our customers.

We have developed our “EL Connect App” to create a positive user-friendly experience for part-time job seekers on all mobile devices. Our AI chat-enabled “chatbot” on the EL Connect App simplifies the job search process, allowing job seekers to access the most relevant and available job openings. This allows us to deliver the most relevant and up-to-date information to job seekers while also sharing our promotional campaigns in real time. We believe our EL Connect App is one of the only MSP apps that is able to provide real time access to jobs and access our same-day payment policy, giving us a unique competitive advantage.

Employers - For employers, in addition to the El Connect App, we have also developed our “Taskforce App.” Our TaskForce App as a smart platform to digitalize building and property operations management. Our TaskForce App integrates internet of things (“IoT”) sensors, facial recognition systems and robotics into facilities and workforce management in buildings and properties. TaskForce App bridges the gap between the employees of our customers, such as site supervisors who oversee property management, and contractors or crews of our customers, who perform individual duties and tasks, addressing inefficiencies in traditional and paper-based processes of property management. Our TaskForce App seeks to achieve optimal performance and productivity for our customers by enabling their employees to have real-time monitoring of facilities and workforce management and providing them instant access to a variety of information ranging from attendance records of contractors or crews to real-time usage of consumable supplies in a facility. This has become an invaluable tool to our customers which has prompted us to monetize its application by opening it up to customer subscriptions and licensing, which we expect will become a growing revenue stream.

We derive our revenue primarily from following sources: (i) manpower supply services - which provides part-time manpower to customers on our employment and recruitment portal “EL Connect Mobile”; (ii) manpower contracting services - which provides cleaners for cleaning services; (iii) software as a service (“SaaS”) sales, which grants users the right to access our “Taskforce” app; (iv) software licensing sales, which grants clients the right to use the Taskforce app customized to their specific requests (updates and maintenance included); and (v) project management services. We ceased providing manpower contracting service in March 2024 after our project with the customer ended. The revenue derived from such customer represented 34% of our revenue for the fiscal year ended June 30, 2024.

For the fiscal year ended June 30, 2025, our revenue was $6,999,699, representing an increase of $585,956, or 9.1%, compared to $6,413,743 for the fiscal year ended June 30, 20243. The increase was mainly attributable to the increase in our revenue derived from our manpower supply services, which was $5,039,727 and $3,869,238, respectively, which represents approximately 72.0% of our total revenue in fiscal year 2025 as compared to 60.3% for the fiscal year 2024. This revenue had significantly increased by $1,170,489 or 30.3%, mainly attributable to the increased job orders received from customers (hirers) through our employment and recruitment portal “EL Connect Mobile”. For the fiscal year ended June 30, 2025, our net income was $933,389, representing a decrease of $95,575 or 11.4%, compared to a net income of $837,814 for the fiscal year ended June 30, 2024

Our Competitive Strengths

We believe that the following competitive strengths have contributed to our past success and will continue to distinguish us from our competitors:

Our business model of offering daily wage payout distinguishes us from our competitors

We are the first MSP company operating with an app platform in Singapore that is compensating part-time workers on the very same day they finish their jobs. We understand the importance of work flexibility for part-time workers and the attractiveness for them to receive their wages in a shorter time interval. Many part-time workers rely on the income from their jobs to cover their essential living expenses and longer waiting time to receive the wages that they earned would necessarily mean greater financial instability for them. We believe that our daily wage payout model is a key differentiator for us and offers a major benefit for those job seekers who chose to use our app over other platforms operated by our competitors. Our same-day payment system sets us apart from traditional staffing agencies and platforms, which typically follow weekly, bi-weekly or monthly payment cycles. This feature aligns with the growing demand for financial flexibility among freelancers and part-timers, particularly in the gig economy.

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By offering daily wage payout, we enable part-time workers to enjoy the flexibility of setting their own schedules and work hours without compromising the reliability of their income. We believe that this daily payment system has directly contributed to a significant increase in our freelancer engagement and client satisfaction. We believe this model puts us in a stronger position to attract a larger pool of trained and talented part-time workers, which in turn allows us to better match the needs and expectations of our customers. With a larger pool of trained and talented part-time workers, we believe that we can leverage on our model to further develop potential new business opportunities, including broadening our customer base as detailed in in “—Our Strategies’’ below in this section.

Our comprehensive incentive structure enables us to better attract job seekers and effectively motivate and retain part-time workers

We recognize the importance of the part-time workforce which underpins the manpower services offered through our EL Connect App. To ensure we retain and motivate these valuable workers, we have implemented a multifaceted incentive structure that combines regular ongoing rewards with specialized short-term promotional campaigns designed to distinguish us from our competitors. Our incentive structure is designed to attract, motivate, and retain freelancers by rewarding consistent work, encouraging referrals, and addressing client-driven manpower requirements. Key components of the incentive structure include:

1.	Sign-Up Bonuses: New freelancers are welcomed with sign-up bonuses, creating an immediate benefit for joining the platform.
2.	Referral Fees: To expand the freelancer pool, existing freelancers earn referral bonuses for bringing in new, qualified referees.
3.	Performance-Based Rewards: High-performing freelancers who complete assignments reliably are offered additional rewards. This can include monetary bonuses or preferential access to premium job listings, fostering a sense of achievement and stability.
4.	Flexible Periodic Campaigns: We launch period-based campaigns that align with client demand, rewarding freelancers who take on assignments during peak times. This targeted approach supports client needs and maximizes freelancer deployment.
5.	Annual Engagement Events: We host yearly feedback events for regular freelancers to provide feedback and build community. Attendees may receive recognition, loyalty bonuses, or other exclusive benefits, reinforcing a sense of belonging.

Overall, this incentive structure emphasizes flexibility, frequent rewards, and clear opportunities for growth, positioning the EL Connect App as a platform that values freelancer engagement and long-term commitment.

Our recurring lucky draw program is open to all users of our app who have successfully completed part-time jobs through our app. To enter the draw, workers only need to engage with our social media presence by sharing, liking, and following our Facebook page, which is a low-barrier requirement that encourages broad participation. The prospect of winning tangible cash prizes serves as a compelling incentive for part-time workers, fostering a sense of loyalty amongst those workers who are existing users of our app, and allow us to attract job seekers who may be new to our app.

We also periodically run targeted one-off campaigns which are promoted on our app banner. For instance, we may offer extra cash payments to part-time workers who complete a specified number of jobs with a particular customer within a designated timeframe. These time-limited special events also enable us to effectively motivate and retain part-time workers. Without any promotional campaigns in place, our daily deployment in August 2024 averaged around 14 workers. However, with the implementation of a targeted promotional campaign lasting around four days, our daily deployment rose to 34 workers following the campaign. This demonstrates the substantial impact of our incentive structure on attracting and retaining freelancers, allowing us to meet increasing client demands effectively.

We have strong and stable relationships with our customers

We maintain strong and stable relationships with our customers through our personalized and consultative approach in matching job seekers and our customers. Our approach to customer services is to thoroughly understand the specific workforce requirements of our customers and deliver tailored advice on the optimal manpower solutions, rather than providing a one-size-fits-all service. Our customers are in a wide range of industries, including warehouse and logistics, food and beverage, cleaning, manufacturing, retail and events. To maintain our competitive edge in providing better service quality to our customers, we pay close attention to the changing needs in their businesses, including new developments in these industries, and anticipate the specific roles and skills that they will need. For the years ended June 30, 2025 and June 30, 2024, approximately 28.4% and 37.0%, respectively, of our customers are repeat customers and our business relationships with our top five customers averaged approximately 2.4 years as of the year ended June 30, 2025.

Our innovative AI-powered chatbot delivers seamless user experience for job seekers

Our EL Connect App features an AI-powered chatbot designed to enhance our interactions with job seekers and provide them with seamless user experience that is not available on platforms operated by our competitors. By having this AI chatbot integrated into our app, we aim to create a user-friendly and supportive experience for part-time job seekers. The AI chatbot operates as a virtual assistant to job seekers and helps to streamline the job search process, thereby increasing the likelihood of successful hiring outcomes for us. By leveraging on AI technology, our AI chatbot simplifies the job search process and presents job seekers with the most relevant job openings that are available based on their input of desired job category. The AI chatbot is also designed to assist job seekers and guide them in applying for multiple job positions after identifying suitable job opportunities, which enhances our ability to process bulk applications in an efficient manner. We also utilize this AI-powered technology to deliver the most accurate and relevant information for job seekers, including the latest information on our promotional campaigns and specific resources relevant to different job openings.

We maintain experienced technology teams in two different countries to ensure continuous development and reliability of our EL Connect App

We maintain experienced technology teams in both Singapore and India. Our two technology teams work in a collaborative manner to drive innovation for our EL Connect App. By sharing knowledge and brainstorming ideas, we are able to leverage the combined expertise of these two teams to enhance the overall user experience of our EL Connect App. We also have good access to diverse talent pools in these two countries and are better positioned to assemble a well-rounded team of developers to ensure the continuous development of our EL Connect App.

Having dual technology teams in two different countries also acts as a safeguard against any system failure. If one team faces unexpected disruptions, the other team can seamlessly take over their critical responsibilities. This arrangement enhances the overall reliability of our EL Connect App and ensure continuity of support for users of our app.

We have an experienced senior management team with extensive industry knowledge and expertise to grow our business

We are led by a senior management team that are dedicated and experienced in the manpower services industry and possess extensive industry knowledge and expertise to capture market opportunities. In particular, Mr. Chow, our founder and CTO, possesses in-depth knowledge and expertise in IT strategy and roadmap development through his 15 years of work experience in the IT industry and he had been instrumental to our success in the development and successful launching of our EL Connect App and Taskforce App. His vision of creating a platform that connects the part-time workforce with employers in many underserved industries, and his commitment in empowering individuals and transforming their life with constant improvement to our EL Connect App, had both been vital to our rapid growth in business and our success in attracting many large corporates over the years to become our loyal customers. Ms. Koh, our CEO and director, plays a crucial role in managing and expanding our business. She is responsible for formulating our business strategy and managing our day-to-day operations. She has over 20 years of experience in business development, whereby she fostered strong relationships with employers in a wide range of industries that matter to the continuous growth of our business. She developed strong understanding of their business operations from her close interaction with many different employers over the years and with her leadership, we are well positioned to compete for new business opportunities in the manpower services industry.

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Our Business Strategies

To achieve our business objectives, we plan to adopt the following strategies to drive our future growth.

Expand into other geographical regions

One of our core strategic priorities is to expand our job-matching platform into other geographical regions in Asia, such as Thailand and Japan. While we have firmly established our presence and dominance in Singapore through our flagship job-matching app, the EL Connect App, we intend to seize the tremendous opportunities by replicating our successful model to deliver our job-matching solutions to job seekers and employers beyond Singapore.

In our expansion, we plan to focus on compliance and adherence to local regulations in each geographical region, especially pertaining to labor laws and business practices. We understand that each new market will have its own unique legal and operational landscape, and we are committed to adapting our app and business model accordingly to ensure seamless integration and success in each new region.

To that end, we plan to establish local offices and on-the-ground teams in each target market, staffed by knowledgeable professionals who can navigate the complexities of the local environment. We believe that this local presence will enable us not only to comply with relevant regulations, but also to acquire an in-depth understanding of the nuances of the job market, employer needs and candidate preferences in each geographical region, which in turn will help facilitate our successful expansion and growth.

Leverage artificial intelligence to further enhance our job-matching capabilities

In line with our vision to be at the forefront of technological innovation and our mission to provide cutting-edge technological solutions that enable productive interactions in the contemporary workforce, one of our key growth strategies is to continue our research and development efforts to integrate AI into our services so that we will further enhance our job-matching capabilities by delivering a more personalized and efficient experience for both employers and job seekers when they are using our app.

As we continue to grow our extensive database of job seekers’ resumes through the operation of our EL Connect App, we plan to leverage advanced AI analysis to optimize the job-matching process. By analyzing all data points in each job seeker’s profile, our AI enhancement will match job seekers who are suitable for our customers’ job postings. We will then utilize our customers’ specified keywords and criteria to sort the most suitable applicants in descending order in our app interface, ensuring that employers connect with the top matches first.

By using AI to identify patterns and trends in job seekers’ career history, our EL Connect App will also be able to proactively highlight relevant job openings that align with job seekers’ individual skills and experience.

We also plan to integrate AI-powered capabilities into our customer support and service functions. Our goal is to create an intelligent assistance experience for our EL Connect App that can efficiently address potential questions or needs that arise, providing a consistently high level of support to both employers and job seekers when they are using our app.

Expand the service scope of our job-matching app

Going forward, we also plan to further develop our existing job-matching app into a comprehensive solution that connects part-time workers with a diverse array of employment opportunities.

While our EL Connect App’s initial success has been rooted in our ability to efficiently match part-time workers with job postings in industries such as logistics, we recognize the need to broaden our horizons in order to drive sustainable long-term growth in our business. As a result, we identified several new additional features that utilize similar job-matching solution and plans to integrate them into our EL Connect App, including gig jobs (covering white-collar freelancers, such as electricians, website designers, private nurse, private tutors and pet related service providers)), home-based food delivery, private nursing, private tutoring and pet-related services such as grooming, ambulance services, hotel and training for pets.

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By expanding our EL Connect App’s capabilities to include a wider range of part-time job categories, we aim to position our flagship job-matching app as the premier destination for employers and job seekers across multiple industries.

Pursue mergers, acquisitions and strategic alliances to expand our business when there are suitable opportunities

As part of our growth strategies, we may consider pursing mergers, acquisitions and strategic alliances to expand our network and penetrate new industries beyond our app’s current job-matching offerings, if there are suitable opportunities. Specifically, we intend to acquire or merge with similar businesses locally to enter new industry or geographical markets and to increase our geographical footprint in Asia, such as Thailand. Particularly, we see significant potential in expanding into industries such as hospitality, food and beverage, and banquet management. By acquiring or merging with established players in these sectors, we can tap into their existing job candidate pools, employer relationships, databases and operational infrastructure to integrate job-matching offerings tailored to these specific industries. As of the date of this prospectus, we have not identified any specific target for merger, acquisition or strategic alliance.

Our Business Model

We provide comprehensive manpower solutions through our proprietary platform which connects job seekers and employers through digitization and technology. Our platform operates with a comprehensive database that records the preference of our customers and characteristics of job seekers, which reduces reliance on individual human knowledge.

Our business primarily consists of the following segments: (i) manpower supply – provision of job-matching services through our EL Connect App, (ii) manpower contracting – provision of cleaning services, (iii) Software as a Service (“SaaS”) – provision of facility management software solution with our Taskforce App, (iv) application development – sale of custom-made and rebranded license of our Taskforce App (“White-Label Software”), and (v) project management – provision of management services for cleaning business.

Our Services

Manpower supply services

We provide job-matching services through our EL Connect App for job seekers and employers. Our EL Connect App digitalizes the conventional method of manpower sourcing services and seeks to provide seamless job connections and revolutionize the employment landscape in Singapore. In order to enable job seekers to gain greater exposure to job opportunities from a wide array of employers across different industries, and to empower our customers to have better access to the pool of part-time workers, we have digitized every component of our entire manpower service operations by transforming all processes relevant to job-matching services into our EL Connect App and reduced our dependence on human knowledge. This spans from the recruitment of job seekers to the delivery of payments to part-time workers.

Our EL Connect App serves as a comprehensive platform for manpower solutions, catering to both the short-term and long-term needs of our employer customers. The app operates on both iOS and Android mobile devices with the objective to be accessible to all mobile users. This is not offered by all MSPs. Many of our competitors lack advanced mobile app functionalities, relying instead on web portals or third-party tools. Our in-house app provides a more cohesive user experience, ensuring efficiency for both employers and freelancers. To deliver the best user experience, our EL Connect App comprises of two separate app interface: (1) “EL Connect – Job Platform” for job seekers to efficiently browse and apply for jobs that match their interests, and (2) “EL Connect – Employer” for our customers who can efficiently interact with our services and manage their needs as employer. While these two separate app interfaces work in tandem to deliver our manpower supply services, “EL Connect - Job Platform” is the one that showcases a robust set of features, while the “EL Connect – Employer” serves as a complementary tool for our customers.

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Interface for job seekers	Interface for our customers
“EL Connect – Job Platform”:	“EL Connect – Employer”:

The flowchart below is an overview of the entire digitalized process of part-time job matching on our EL Connect App:

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We are primarily responsible for the part-time workers’ performance and deliverable to the customers. While we provide daily wage payout to these part-time workers and compensate them on the very same day they finish their jobs, we bill our customers on a semi-monthly basis once they confirm receipt of services on our service delivery reports.

(1)	“EL Connect – Job Platform”

(i)	Job Seekers Getting Started.

All job seekers are required to register an account with our EL Connected App. On our “EL Connect - Job Platform”, a job seeker can create an account by clicking on the “Login / Signup with SINGPASS” button or the “Signup Manually” button. If the jobseeker clicks on the “Login / Signup with SINGPASS” button, our app will automatically gather the personal information of the job seeker if he or she is a Singpass1 user with such information saved in Singpass’ Myinfo2 profile.

(ii)	Applying for Daily Paid Jobs.

1 Singpass is a trusted digital identity that enables the Singaporean residents to access business and government services online. Singpass is the initiative of the Singapore government.

2 All Singpass users are automatically provided with their respective Myinfo profiles which enable residents to manage the use of their personal data for online transactions.

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Job seekers who successfully created a daily paid account with us can click on the “Jobs” tab in the app to find the daily paid part-time jobs that are available. Job seekers can apply an industry filter to their job search according to their preference.

Caring for Job Seekers.

We also offer job seekers personal accident insurance coverage, as their health and safety are our top concerns. This service is provided through an insurance company at a fixed cost per hour during the part-time workers’ shift. We will withhold money from part-time workers’ daily wage payouts to cover the associated insurance cost, including a modest margin for our added service to the workers. Job seekers have the option to manually opt out of this insurance coverage, which is set by default as opted in.

Part-time Job Matching.

Our customers can decide which applicant(s) to award the daily paid part-time job(s) to from the pool of applicants via our “EL Connect - Employer” platform. For high-profiled customers or postings of specialized jobs, our support team will first review job seekers’ applications to ensure the best fit before we submit the list of applicants to the relevant customers.

Job Seekers Receiving Notification.

Job seekers who are awarded with a job they applied will receive notifications from pop-up messages on our app by emails and Whatsapp messages. These matched applicants will then be required to confirm their acceptance of the awarded jobs in the app, or confirm their cancellation in the app, if they cannot commit to the awarded jobs. To ensure our service quality to our customers, we have “Zero Tolerance” attitude towards job seekers’ cancellation of the jobs which have been accepted by them. A warning message will pop up in the app that explains our “Cancellation / No-show Policy” before a matched applicant may proceed to confirm their acceptance, and the matched applicant will be charged a fixed fine for any last-minute job cancellation unless medical certificates are submitted to justify any work absence. The EL Connect App will send reminders every 15 minutes to matched applicants to confirm their acceptance and our operation team will follow up by telephone calls.

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Job seekers can click on the “My Jobs” tab in the app to view the part-time and full-time jobs that have been applied for as well as the part-time jobs that are awarded to them. Matched applicants can also click on the “Daily Paid Scheduled Jobs” button there to view the details of their upcoming part-time jobs which are awarded to them.

Confirming Worker’s Arrival / Departure at the Work Site.

At the job site, the part-time workers are required to use the app to scan the QR code provided by our customers in order to confirm their attendance at the job site. The part-time workers will only be able to do so if they are within the vicinity of the job site. Once they finished the part-time jobs and clocked out by scanning via our app on work site the QR code provided by our customers, our customers will acknowledge the attendance of part-time workers and the payouts would be credited to part-time workers’ digital wallet in our app within the same day.

Cashing out.

Our EL Connect App provides users with a built-in digital wallet. The digital wallet serves as a medium for us to pay out daily wages to app users and for app users to withdraw their money. Once our customers acknowledge that the part-time workers have completed their jobs, the daily wages will be instantly credited to the part-time workers’ digital wallets. We offer flexible payment methods for our app users who completed the daily paid part-time jobs. They can choose to cash out by bank transfer or Paynow. In any case, we charge a modest S$0.5 fee for each payout and a minimum cash-out amount of S$30. The rationale behind these initiatives is to incentivize app users to transfer larger amounts at less frequent intervals, thereby reducing our financial burden.

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(iii)	Applying for Full-time Jobs.

Job seekers can also look for full-time employment on “EL Connect - Job Platform” by submitting resumes for full-time jobs. Our EL Connect App offers customers the ability to advertise their full-time job listings at no cost. Customers are granted two complimentary postings per month. If customers require more than two job postings in a given month, they have the option to purchase a package that allows them to publish additional job advertisements on our app. For customers who have not purchased the package, we proactively remind them when they have complimentary job posting(s) remaining. These free postings make our platform more appealing to customers. As for customers who have purchased the package, we encourage them to utilize their remaining balance.

We generally do not provide any additional manpower matching services to customers who advertised their full-time job listings on our app, and it may be that over time these customers may also utilize our daily paid part-time features of our app. Our customers independently manage the full recruitment lifecycle for the full-time roles posted on our app.

(iv)	Promotions

Campaign banners – our app banner delivers a focused message efficiently, capturing attention and promoting engagement with targeted audiences. Our app users who have been matched with and completed their part-time jobs can join our monthly lucky draw programs, which are our regular incentives and promoted with campaign banners on the app. To enter the draw, they simply need to share, like, and follow our Facebook page. As a reward, we provide cash awards to the lucky draw winners, encouraging part-time job seekers to stay connected with our social media platform. Our app banner also promotes special campaigns which are tailor-made initiatives for specific goals, engaging and resonating with target audiences effectively.

For periodic campaigns, our business development department initiates campaigns based on client manpower needs. Our marketing department then prepares campaign posters and uploads them to the platform. Incentives from monthly campaigns are credited to job seekers’ in-app wallets by the 7th of the following month.

For lucky draws, our marketing department selects winners from social media interactions (liking and sharing). Winners are contacted via social media and asked to complete actions like commenting on our Google or iOS pages. Once completed, our marketing team provides payment details to our finance team to process the prize payments.

Currently, we do not use AI assistance in campaign management. Instead, the head of our business development department personally reviews campaign participants to allocate additional campaign rewards for users who are active and demonstrate good performance. This manual review process ensures that we recognize and reward valuable contributors appropriately.

Our campaigns are designed to run continuously during peak periods and holidays to ensure we meet client needs effectively.

Posters – posters are developed by our marketing team have versatile functions. They are used to convey notices to our app users, as well as to showcase selected job openings. Such posters enable easy navigation of our app so that job seekers can apply for jobs directly.

Referral Program – we offer a referral program where job seekers can earn S$30 for each person they refer to our app. Both the referrer and the referee will have to complete a job during that month in order for the referrer to receive the S$30 referral fees on the 7th of the following month. This program helps us spread awareness of our app through word-of-mouth marketing.

Job Completion Incentive Program– If job seekers complete at least 10 jobs within a month, monetary incentives would be credited to their wallets on our app. The more jobs they complete within a month, the more the monetary incentives would they be entitled to. Our Company, instead of our customers, will pay the monetary incentives to attract and retain job seekers.

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(v)	Training to use the EL Connect App

Our training video provides an overview of our history and how we have digitized our business operations. The video also educates users on how to use our app, including demonstrating the app’s features. Underneath the training video, there are multiple-choice training questions that are based on the most common questions asked by app users. By going through the training video and the training questions, app users can familiarize themselves with the navigation and functionality of our app.

(vi)	Seamless User Experience with AI-powered Chatbot

Our app features an AI-powered chatbot that provides assistance to job seekers. By having this AI-powered chatbot integrated into our app, we aim to create a user-friendly and supportive experience for the part-time job seekers. The AI chatbot can provide instant responses, helping to streamline the job search process and increase the likelihood of successful hiring outcomes.

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(2)	“EL Connect – Employer”

“EL Connect – Employer” serves as a complementary tool for our customers and primarily features the following functions:

Order Placement for Part-time Jobs – our customers will fill out the part-time job details such as the job type, the location, the duration and other specific job requirements. We may make recommendation for the specific hourly rate appropriate for the job for our consideration by our customers. Upon finalization of job posting details, the can job posting which will then become live for job seekers to apply on our app.

Client’s Dashboard – the statistics are easily shown with breakdown of the total number of job postings into three categories: (i) the number of jobs that are currently in progress, (ii) the number of upcoming jobs, and (iii) the number of completed jobs. The statistics also show the percentage of the job fulfilment rate. All the data provide insights into the pipeline of customers’ work at any given time. Any unawarded jobs for the upcoming week are also shown to allow customers to select and assign them to job applicants on our app.

Job Management – the “Manage Jobs” tab in the app brings all hiring-related tasks into one centralized hub so that our customers can avoid juggling between multiple tools or spreadsheets. Our customers can consolidate and organize their various job postings by status, including the jobs in progresses, the upcoming jobs, the completed jobs and the cancelled jobs.

Software as a Service (“SaaS”)

We provide facility management software solution to corporate customers in Singapore by way of Software as a Service (“SaaS”). Designed as a one-stop solution for its building and property management customers in industries, including cleaning and pest control, our TaskForce App is a smart platform used to digitalize building and property operations management. While our services are originally subscription-based only, in November 2023, we started to sell software license for the right to use our Taskforce App after certain customization is made to meet a customer’s requirements and preferences (“White-Label Software”) and provide after-sale software updates and maintenance service in that connection. Our TaskForce offers businesses flexibility with both subscription-based SaaS and customized licensing models, making it adaptable to various business sizes and needs. The subscription model caters to SMEs and businesses looking for cost-effective workforce management solutions. The licensing model is ideal for enterprises requiring advanced customization, such as IoT integration and proprietary analytics. Few competitors in our industry offer this dual model. By providing scalable solutions, we are able to bridge the gap between off-the-shelf SaaS products and fully tailored enterprise software.

Our TaskForce App integrates internet of things (IoT) sensors, facial recognition systems and robotics into facilities and workforce management in buildings and properties. TaskForce App bridges the gap between the employees of our customers, such as site supervisors who oversee property management, and contractors or crews of our customers, who perform individual duties and tasks, addressing inefficiencies in traditional and paper-based processes of property management. Our TaskForce App seeks to achieve optimal performance and productivity for our customers by enabling their employees to have real-time monitoring of facilities and workforce management and providing them instant access to a variety of information ranging from attendance records of contractors or crews to real-time usage of consumable supplies in a facility.

Some of the key features of our TaskForce App include:

Scheduled Task – digitalizes the management of repetitive tasks or duties performed by contractors or crews. This allows businesses to concentrate on other higher-value activities without the burden of paper-based management of those repetitive tasks. Both building management teams and site supervisors can access live data of the scheduled tasks via mobile app or web login.

Attendance System – offers efficient and accurate tracking of contractors’ or crews’ attendance, streamlining record-keeping and saving time for businesses. The Attendance System features real-time facial recognition device, which is kept inside the wall-mounted case in a facility that captures contractor’s or crews’ clock-in and clock-out times along with their facial images for verification, and all data are immediately uploaded to the cloud for real-time access and regular review by site supervisors.

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Service Request – a streamlined system for reporting and resolving ad hoc building issues, ensuring swift resolution of building concerns and maintaining service quality as well as cleanliness. Site managers can set specific deadlines based on priority levels.

Quality Inspection – a platform for our customers to conduct comprehensive quality audit services which involve detailed assessments, defect identification and adherence to established benchmarks, enhancing the overall reputation of building management.

Feedback System – collects user feedback for prompt reaction, including (i) utilizes QR code to direct users to a web form that they can provide feedback on the management of different facilities; and (ii) strategic placing of Digital Touch Feedback Panel at specific locations to facilitate quick feedback submission. This system offers advantages of low costs, minimal maintenance, high customizability and ease of deployment.

Smart Monitoring – a system that uses advanced technology to detect and analyze data, providing real-time insights, automation, and improved decision-making across various applications. While primarily focuses on toilet management, comprises of a range of sensors detecting traffic, temperature, humidity, cubicle occupancy, soap dispenser, paper towel dispenser, paper roll dispenser, bin level, floor wetness and ammonia, the smart monitoring system can also be utilized in other areas of facilities management, such as monitoring garbage bins in common areas or lobbies. Site supervisors can promptly assign crew members to address the specific issues identified, eliminating the need for daily manpower checks on consumable supplies.

Sales and Marketing

As of June 30, 2025, our sales and marketing team consisted of a total of 4 executives. Our business development team is primarily responsible for driving sales and expanding our customer base by establishing strong relationships with employers in various industries. They actively identify new opportunities for partnerships and collaborations, craft tailored proposals, and present the value of our manpower recruitment solutions. The team works closely with potential customers to understand their hiring needs, offering solutions through our on-demand manpower services and full-time job posting platform with our EL Connect App.

The key steps for the sales process of our manpower supply services are as follows:

Lead Generation and Outreach – we identify potential new customers through various channels, including industry research, direct inquiries, referrals and cold calls. Our business development team reaches out to potential new customers by targeted emails, calls, and direct meetings or online meetings.

Consultation – after getting in touch with a potential new customer, we would discuss with them to learn about their particular workforce needs. This process entails assessing their workforce requirements, including full-time, part-time, and temporary jobs.

Tailored Proposal – based on our consultation with the potential new customer, we would prepare a customized solution that aligns with their hiring objectives. We provide detailed service proposal that outlines the benefits of using our “EL Connect – Job Platform”, its pricing structures and services available.

Onboarding and Agreement – after our service proposal is accepted and the signing of a service agreement, we would guide the new customer through our registration process and offer them with a demonstration of our “EL Connect - Job Platform”.

Job Posting and Fulfilment – our business development team would assist our customers with job posting on “EL Connect – Job Platform”. Our support team remains available for any ongoing support from 8 a.m. to 11 p.m., 365 days of the year.

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Post-Sales Support and Relationship Management – our business development team provide ongoing support and encourage repeat business by updating clients on new features or services with our EL Connect App that suit their evolving needs. We strive to maintain strong and online communications with all our customers.

We promote our “EL Connect – Job Platform” through multiple channels, including:

Digital Advertising – We run targeted campaigns ads on social media platforms, Google Ads, and industry-specific websites to attract potential clients and freelancers.

Content Marketing – We leverage blogs, articles, and SEO-optimized content to boost our online visibility and position EL Connect as a leader in manpower recruitment solutions.

Email Campaigns – We use email marketing to stay in touch with potential and existing customers, offering promotions, service updates, and industry insights.

Networking and Industry Events – Our team regularly attends job fairs, HR conferences, and industry expos to establish connections and market our services.

In addition, we also collaborate directly with our customers to improve job matching rates and drive sales and brand awareness for their businesses. These partnerships include:

Logistics industry: We work closely with our customers by offering direct shopping vouchers for their products or services or providing attendance cash incentives to encourage more freelancers to work during high-demand periods.

F&B industry: We partner with our customers by promoting their special deals or vouchers through EL Connect’s Rewards section. This helps boost brand awareness and increase foot traffic to their restaurants or stalls, ultimately driving higher sales

Our Customers

We provide manpower supply services to customers in a wide range of industries, including warehouse and logistics, food and beverage, cleaning, manufacturing, retail and events. We typically enter into 12-month service agreements with our customers, ensuring reliable manpower support over the contract term. The material terms of such agreements are set out below:

Service Scope:	Provision of manpower services tailored to customer requirements, with the flexibility to scale the workforce as needed.

Duration:	Standard 12-month contracts with options for renewal.

Pricing and Fees:	Services are billed based on an agreed hourly rate for workers. The platform fee is charged at varying rates of 15%, 17%, 18%, 20%, or a fixed rate, depending on the agreement.

Invoicing and Payment Terms:	Invoices are issued either monthly or bi-weekly. Payment terms vary, with options for 7, 14, 30 days, or a prepaid system, where customers prepay and utilize credits for job postings.

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Termination:	Either party may terminate the contract with a 30-day written notice. A cancellation fee applies if termination occurs within 24 hours of the scheduled job commencement.

Compliance:	All manpower services shall comply with local labor laws and safety standards.

Liability:	The client is responsible for worker selection, while our platform shall ensure compliance with legal and safety regulations.

For the years ended June 30, 2024 and 2025, sales to our ten largest customers collectively accounted for approximately 61% and 85%, respectively, of our total revenue, and sales to our largest customer accounted for approximately 12% and 24%, respectively, of our total revenue.

Technology and Development

We consider our technology and development capability to be key to the development and growth of our business. We engage in ongoing technology and development activities to meet the technological requirements of our customers and advance our offerings through our EL Connect App and Taskforce App. As of June 30, 2024, our technology team comprised a total of 12 employees, or approximately 48% of our total number of employees.

Our research team is led by Mr. Chow Kang Hong, our founder, director and chief technology officer, and our development team is led by one manager based in Singapore and one manager based in India. Our research and development team tracks, evaluates, and anticipates the latest industry developments and customers’ needs in determining our research and development project focus and new service roadmap. We intend to expand our research and development team and continue to enhance our research and development capabilities.

EL Connect App is a manpower recruitment platform that leverages technology to streamline the hiring process for employers and freelancers. We have developed a mobile and web-based application that allows employers to post jobs and hire freelancers across various industries, such as logistics, F&B, and retail.

Our research and development efforts have been centered on optimizing user experience through features such as real-time job matching, automated scheduling, attendance tracking via QR codes, and secure “same-day” payment processing. We also invested in AI-powered analytics and resume search to keep employers informed of hiring decisions and improve our platform’s scalability to handle growing demand in the future.

One of our key growth strategies is to continue our research and development efforts to integrate AI into our service. The AI functionalities within our EL Connect App is currently at the public beta development phase, including AI-powered profile picture check, resume check, resume builder, talent match, “chatbot” and job recommendation via “chatbot”. Our research and development personnel are focused on rigorous testing these AI functionalities to ensure the AI models are robust, reliable and unbiased, and are refining and optimizing these AI features based on user feedback, prior to full-scale deployment.

Our Suppliers

Our suppliers primarily consist of providers of IT services and equipment, including messaging systems and cloud servers. We rely on IT services like cloud hosting and messaging systems to run our platform. The EL Connect App is fully owned by our company, and we use third-party coding frameworks to support our customized features. We do not have long-term written purchase agreements with our suppliers and acquire services from our suppliers through ongoing subscriptions of services corresponding to our needs. For the years ended June 30 2023 and 2024, our purchases from our five largest suppliers collectively accounted for 1.3% and 1.1%, respectively, of our operating expenses, and purchases from our largest supplier accounted for approximately 0.5% and 0.2%, respectively, of our total operating expenses.

We do not believe we rely on any of our suppliers, as the services and equipment we procure are widely available in our geographical market and we do not expect to encounter any significant difficulty in finding replacements for our existing suppliers if our relationship with any of them ends.

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Competition

Competition in the manpower sourcing services market is Singapore is highly fragmented with a large number of participants, with a significant part of the market dominated by large international and local MSP companies such as Manpower Group, Persolkelly and Recruit Express. The sector of short-term and part-time employment is serviced by a significant number of small and medium-sized companies who service that the more specialized and segmented industry sectors. The main players include online recruitment platforms offering services similar to those offered by our job-matching services, SMEs recruitment and headhunting firms specializing in specific industries, and integrated MSPs offering flexible labor solutions. Customized recruitment services are provided by these organizations in accordance with their clientele and areas of expertise.

The manpower sourcing services market in Singapore continues to evolve as new players and innovative service models continue to emerge in response to the changing requirements of the market and the advancement of technology. We expect that new market entrants will encounter obstacles, including substantial capital requirement, client resources and expertise, and market know-how.

Insurance

We maintain public liability insurance, work injury compensation insurance and group hospital and surgical insurance in accordance with the provisions of the laws of Singapore. We believe that our current insurance coverage is sufficient for the business operations and is consistent with the industry norm in Singapore.

Properties

As of the date of this prospectus, we do not own any properties. We leased one office in Singapore in connection with our business operations, the details of which are set out below:

Address	Approximate Gross Floor Area (sq m)	Usage of the Property
745 Lor 5 Toa Payoh, #03-02 The Lifeline Building, Singapore 319455	197.5	Office

Intellectual Property

We rely on trademarks, trade secrets and know-how, as well as contractual restrictions on information disclosure to protect our intellectual property rights and to maintain our technological advantages in our business operations. As of the date of the prospectus, we registered one domain name, “elconnect.sg”, and three trademarks, “EL CONNECT,” the logo of EL Connect and the mascot of EL Connect, in Singapore.

We believe the protection of our trademarks, copyrights, domain names, trade secrets, patents and other proprietary rights is critical to our business, and we protect our intellectual property rights through a combination of trademark, copyright and trade secret protection laws in Singapore, as well as through confidentiality agreements and procedures with our employees, customers and suppliers.

While we actively take steps to protect our proprietary rights, such steps may not be adequate to prevent the infringement or misappropriation of our intellectual property. See “Risk Factors – Risks Related to Our Business and Industry – We may not be able to protect our intellectual property rights.” We may also be subject to legal proceedings and claims from time to time relating to the intellectual property of others. See “Risk Factors – Risks Related to Our Business and Industry – We are subject to risks related to litigation, including intellectual property infringement claims, consumer protection actions and regulatory disputes.”

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Employees

We had 25 full-time employees as of June 30, 2025. The following table sets forth a breakdown of our full-time employees by function, as of the same date:

Role	Number of Employees

Management	2
Business Development, Sales and Marketing	4
Research and Development	12
Finance	1
Operation	4
Human Resources	1
Personal Assistant	1
Total	25

Licenses

Our principal business activities are located in Singapore and are subject to regulation by applicable laws, regulations and government agencies in Singapore. These regulations require us to possess various licenses, approvals and certifications.

We hold an Employment Agency License issued by the Ministry of Manpower of Singapore (Licence Number: 20C0384), which allows us to legally operate and provide employment services, such as matching job seekers with employers, in compliance with Section 6 of the Employment Agencies Act 1958 of Singapore. The Employment Agency License expires on February 5, 2027.

We also hold a Class 3 Cleaning Business Licence issued by the National Environment Agency of Singapore (Licence Number: NEA240174/6353G/C3/R01) under Section 80G of the Environmental Public Health Act 1987 of Singapore to carry on a cleaning business at our registered address. We conducted our manpower contracting service under this license. The Cleaning Business Licence expires on April 4, 2026.

Corporate Social Responsibility

We recognize our responsibilities to our employees, shareholders, business partners and the community as a whole, and are committed to achieving long term mutually sustainable relationships with our stakeholders.

We are constantly searching for means to contribute to the community and we intend to set aside funds to be used for our corporate social responsibility activities every year.

Data Privacy

Our agreements with all our clients include clauses on confidentiality and personal data Protection. Besides a standard employment clause, the consultants are required to sign individually and separately with the clients on these clauses. All relevant data of the client reside in the environment controlled by the client, even in a subscription cloud based model. We do not have access to live production data.

We ensure that all interactions with client data are governed by stringent data privacy policies. We do not and cannot access any live production data of the client, as all client data remains within the client’s controlled environment, and their systems and processes are designed to ensure that our employees and consultants cannot access client data without explicit authorization and supervision by the client. For cloud subscription models, our licensing of the relevant software is responsible for maintaining and ensuring compliance with security protocols, selected based on their adherence to stringent security standards and certifications. In the unlikely event of a data breach or security incident, we have well-defined incident response procedures, including immediate notification to the client, thorough investigation, and remediation measures to prevent future occurrences. All our employees and consultants undergo regular training on data privacy and protection policies, ensuring awareness of the latest regulations and best practices for handling client data securely. By adhering to these detailed data privacy policies, we ensure that our clients can trust us with their data and that all data remains entirely in the sole control of the client, as we remain committed to maintaining the highest standards of data protection and privacy in all our engagements.

Our Data Privacy and Security Measures

Protecting user data is a top priority for us. Set forth below are the policies and security measure we have in place to manage and safeguard our user data and other confidential information we receive in our business operations.

●

Data we collect:

We collect only the information essential for facilitating gig work. This includes user profiles, job postings, and payment details. Additionally, we collect NRIC images or access identity data through Singpass integration to verify user identities, ensuring compliance with local regulatory requirements and fraud prevention.

●	Purpose of data use: Data is used strictly for platform operations, including matching job seekers with job opportunities, facilitating payments, and improving user experience.

●

Data control:

Users retain full control over their personal data through account settings, which allow them to view or edit certain information as needed. Users also have the right to delete their accounts, upon which all associated data will be removed from our active systems. However, in compliance with accounting and regulatory requirements, we retain only the user’s name and NRIC number for a maximum of seven years, after which this data is securely deleted.

Measures against Cybercrime

As cybersecurity threats continue to rise, we remain vigilant in safeguarding our operations and data. Key measures we have implemented include:

●

Cybersecurity certification:

In 2024, we achieved the Cyber Essentials Mark issued by Guardian Independent Certification Pte Ltd, who is appointed by Cyber Security Agency of Singapore for providing cybersecurity certification for organizations that are empowered by the Cyber Essentials mark to prioritize the cybersecurity measures needed to safeguard their systems and operations from common cyber-attacks, certifying our adherence to robust cyber hygiene practices that protect our operations and customer data from common cyber threats.

●	Access control management: We enforce role-based access controls to ensure that only authorized personnel can access sensitive data, minimizing the risk of unauthorized access.

●	Employee training: Our staff undergoes regular training on cybersecurity best practices, including phishing awareness, to reduce vulnerabilities stemming from human error.

●	Team expansion: To strengthen our defenses, we have established a dedicated cybersecurity team tasked with proactively addressing and mitigating emerging threats.

These initiatives reflect our proactive commitment to robust cybersecurity, ensuring the resilience and trustworthiness of our platform.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions such as those relating to breach of contract and labor and employment claims.

We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash-flow or results of operations. We may periodically be subject to legal proceedings, investigations and claims relating to our business. We may also initiate legal proceedings to protect our rights and interests.

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REGULATION

This section sets forth a summary of the material laws and regulations that affect our business and operations. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to our business and operations. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations on our business and operations.

Employment Agencies Act 1958 of Singapore, or the “EAA”

The EAA is the main legislation governing the regulation of employment agencies in Singapore.

Section 6(1) of the EAA provides that a person must not carry on any agency or registry carried on or represented as being or intended to be carried on (whether for the purpose of gain or reward or not) for or in connection with the employment of persons in any capacity, but does not include any registry set up by an employer for the sole purpose of recruiting persons for employment on the employer’s own behalf unless the person is the holder of a license from the Commissioner for Employment Agencies, or the CEA, authorizing the person to carry on an employment agency. Section 6(2) further provides that this restriction covers any work or activity performed by a person in Singapore (a) for or in connection with the employment of one or more persons in any capacity, whether or not those persons are to be employed within or outside Singapore, and (b) on the first-mentioned person’s own behalf or on behalf of an employment agency which is carried on outside Singapore. A license continues to be in force for the period specified in the licence unless it is earlier suspended or revoked by the CEA, as the case may be.

Any person who contravenes the above provisions shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$80,000 or to imprisonment for a term not exceeding 2 years or to both, and in the case of a second or subsequent conviction, to a fine not exceeding S$160,000 or to imprisonment for a term not exceeding 4 years or to both. Any licensee who contravenes any of the conditions of the licence shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$5,000 or to imprisonment for a term not exceeding 6 months or to both.

In addition, any person who performs any work for an employment agency (including work which is not specified employment agency work) for or in connection with the employment of persons in any capacity must be registered with the CEA by the licensee before permitting or authorizing the performance of any specified employment agency work. Such persons include any key appointment holder (meaning, a director, chief executive officer, chief financial officer, chief operating officer, partner or sole proprietor of the employment agency, or such person who has general control and management of the administration of any specified employment agency work of the employment agency) of the employment agency, and any person who is engaged, whether on a permanent, temporary or contractual basis, by the employment agency to perform such work. Any person who contravenes these provisions shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$5,000 or to imprisonment for a term not exceeding 6 months or to both.

Work Injury Compensation Act 2019 of Singapore, or the “WICA”

WICA provides that if in any employment personal injury by accident arising out of and in the course of the employment is caused to an employee, his employer shall be liable to pay compensation. This applies to any person who has entered into or works under a contract of service or apprenticeship with an employer (but does not include any class of persons specified in the Third Schedule to the WICA). The WICA does not cover self-employed persons or independent contractors. However, as the WICA provides that, where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the subcontractor employer), the principal shall be liable to compensate those employees of the subcontractor employer who were injured while employed in the execution of work for the principal. The WICA sets out, among other things, the amount of compensation such employees are entitled to and the method(s) of calculating such compensation. The relevant regulatory body is the MOM.

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An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity, current incapacity or death, subject to certain limits stipulated in the WICA. An employee who has suffered an injury arising out of and in the course of his employment can make a claim by reporting the accident to his or her employer as soon as possible. The employer must, within the prescribed time, give notice of the accident to the MOM and the employer’s insurer. There is a fixed formula in the WICA on the amount of compensation to be awarded and there is no requirement to prove fault or negligence on anyone’s part. The employee may also choose to commence legal proceedings to claim damages under common law against the employer for breach of duty or negligence. Damages under a common law claim are usually more than an award under the WICA and may include compensation for pain and suffering, loss of wages, medical expenses and any future loss of earnings. However, the employee must show that the employer has failed to provide a safe system of work, or breached a duty required by law or that the employer’s negligence caused the injury.

Under Section 24 of WICA, every employer shall insure and maintain insurance under one or more approved policies with a designated insurer against all liabilities which he may incur under the provisions of WICA unless specifically exempted. An employer is required to buy work injury compensation insurance for all employees (both foreign and local) doing manual work (regardless of salary level) and all employees doing non-manual work who are earning S$2,600 or less a month (excluding any overtime payment, bonus payment, annual wage supplement, productivity incentive payment and any allowance). Failure to provide adequate insurance is an offence carrying a fine of up to (a) S$10,000 or jail of up to 12 months, or both; or (b) if the person is a repeat offender, to a fine not exceeding S$20,000 or to imprisonment for a term not exceeding 12 months, or both.

Employment Act 1968 of Singapore, or the “EA”

The EA is administered by MOM and sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees who are covered under the EA.

In particular, Part IV of the EA sets out requirements for rest days, hours of work and other conditions of service for workmen who receive salaries not exceeding S$4,500 a month and employees (other than workmen or a person employed in a managerial or an executive position) who receive salaries not exceeding S$2,600 a month. Section 38(8) of the EA provides that an employee is not allowed to work for more than 12 hours in any one (1) day except in specified circumstances, such as where the work is essential to the life of the community, defense or security. In addition, Section 38(5) limits the extent of overtime work that an employee can perform to 72 hours a month.

Employers must seek the prior approval of the Commissioner for Labor, or the CL, for exemption if they require an employee or class of employees to work for more than 12 hours a day or more than 72 overtime hours a month. The CL may, after considering the operational needs of the employer and the health and safety of the employee or class of employees, by order in writing, exempt such employees from the overtime limits subject to such conditions as the CL thinks fit. Where such exemptions have been granted, the employer shall display the order or a copy thereof conspicuously in the place where such employees are employed.

An employer who breaches the above provisions shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$5,000, and for a second or subsequent offence to a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or to both.

Central Provident Fund Act 1953 of Singapore, or the “CPFA”

The Central Provident Fund, or the “CPF”, system is a mandatory social security savings scheme funded by contributions from employers and employees. Pursuant to the CPFA, an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer (save for employees who are employed as a master, a seaman or an apprentice in any vessel, subject to an exception for Singapore citizens employed as a master, a seaman or an apprentice in any vessel by non-exempted owners). CPF contributions are not applicable for foreigners who hold employment passes, S passes or work permits. CPF contributions are required for both ordinary wages and additional wages (subject to an ordinary wage ceiling and a yearly additional wage ceiling) of employees at the applicable prescribed rates which is dependent on, among other things, the amount of monthly wages and the age of the employee. An employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, an employer can recover the employee’s share of CPF contributions by deducting it from their wages when the contributions are paid for that month.

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Where the amount of the contributions which an employer is liable to pay under the CPFA in respect of any month is not paid within such period as may be prescribed, the employer shall be liable for the payment of interest on the amount for every day the amount remains unpaid commencing from the first day of the month succeeding the month in respect of which the amount is payable and the interest shall be calculated at the rate of 1.5% per month or the sum of S$5, whichever is greater. Where any employer who has recovered any amount from the monthly wages of an employee in accordance with the CPFA fails to pay the contributions to the CPF within such time as may be prescribed, he will be guilty of an offense and will be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding seven years or both. Where an offense has been committed under the CPFA but there are no penalties provided, the offender may be liable for a fine not exceeding S$5,000 or imprisonment for a term not exceeding six months or both, and where the offense is repeated by the same offender, the offender may be liable for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

Intellectual Property Rights

The protection of industrial designs is provided for under the Registered Designs Act 2000 of Singapore. Inventions are protected in Singapore under the Patents Act 1994 of Singapore and may be registered either through a domestic application filed with the Registry of Patents within the Intellectual Property Office of Singapore (the “IPOS”) or an international application filed in accordance with the Patent Cooperation Treaty, with the Registry of Patents acting as the receiving office for the application. Trademarks may be protected both under the Trade Marks Act 1998 of Singapore (the “TMA”) and under common law. These two systems are independent of each other. Protection under the TMA is conditional upon registration of the trademark with the Registry of Trade Marks within the IPOS.

Personal Data Protection Act 2012

The Personal Data Protection Act 2012 of Singapore (“PDPA”) governs the collection, use and disclosure of the personal data of individuals by organizations, and is administered and enforced by the regulator, the Personal Data Protection Commission. It sets out, among other things, the following eleven data protection obligations which all organizations are required to comply with when undertaking activities relating to the collection, use or disclosure of personal data.

(i)	Accountability Obligation. Organizations must take responsibility for complying with the PDPA and have policies and practices in place to ensure compliance.

(ii)	Consent Obligation. Organizations must obtain the consent of the individual before collecting, using, or disclosing his personal data. The consent must be voluntary, informed, and specific to the purpose for which the data is collected.

(iii)	Purpose Limitation Obligation. Organizations must collect, use, or disclose personal data about an individual only for purposes that a reasonable person would consider appropriate in the circumstances and must notify that individual of the purposes for which their data is collected.

(iv)	Notification Obligation. Organizations must notify the individual of the purpose(s) for which his personal data is collected and obtain his consent before using or disclosing the personal data for a purpose other than that for which it was collected.

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(v)	Access and Correction Obligation. Organizations must provide individuals with access to their personal data and correct any errors or omissions in the data upon request.

(vi)	Accuracy Obligation. Organizations must make reasonable efforts to ensure that the personal data they collect is accurate and complete, taking into account the purposes for which the data is personal collected.

(vii)	Protection Obligation. Organizations must protect personal data in their possession or under their control by making reasonable security arrangements to prevent unauthorized access, collection, use, disclosure, copying, modification, disposal or similar risks.

(viii)	Retention Limitation Obligation. Organizations must not retain personal data longer than is necessary for the purpose for which it was collected, taking into account legal, business, or other relevant purposes.

(ix)	Transfer Limitation Obligation. Organizations must ensure that personal data transferred to another organization is protected by comparable data protection standards to those under the PDPA.

(x)	Data Breach Notification Obligation. Organizations must evaluate whether a data breach is notifiable. If the breach could cause significant harm to individuals or is of significant magnitude, organizations are obligated to promptly notify both the PDPC and affected individuals.

(xi)	Data Portability Obligation. Organizations must ensure that any data intermediary they engage complies with the PDPA when handling personal data on their behalf.

In addition, Do-Not-Call (“DNC”) requirements require organizations to check “Do-Not-Call” registries prior to sending marketing messages addressed to Singapore telephone numbers, through voice calls, fax, or text messages, unless clear and unambiguous consent to such marketing was obtained from the individual.

The Personal Data Protection Commission in Singapore may impose sanctions in connection with the improper collection, use and disclosure of personal data and certain failures to comply with the PDPA, including the DNC requirements. Organizations that contravene provisions of the PDPA may be liable for a financial penalty of up to S$1,000,000, or if the annual local turnover of the organization exceeds S$10,000,000, 10% of the organization’s annual local turnover and / or imprisonment.

Regulations on Anti-money Laundering and Prevention of Terrorism Financing

The primary anti-money laundering legislation in Singapore is the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 (“CDSA”), which provides for the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct, as well as the knowing assistance in the retention of such benefits.

The Terrorism (Suppression of Financing) Act 2002 (“TSOFA”) is the primary legislation for the combating of terrorism financing. It was enacted to give effect to the International Convention for the Suppression of the Financing of Terrorism. Besides criminalizing the laundering of proceeds derived from drug dealing and other serious crimes and terrorism financing, the CDSA and the TSOFA also require suspicious transactions to be duly disclosed for the purpose of reporting to the Suspicious Transaction Reporting Office and failure to do so is an offense.

In addition, financial institutions, non-financial institutions, and individuals in Singapore are required to comply with financial sanction requirements in relation to individuals and entities designated by the United Nations.

Computer Misuse Act 1993 of Singapore, or the CMA

The CMA makes provision for securing computer material against unauthorised access or modification, for preventing abuse of the national digital identity service, and for matters related thereto. The CMA provides that any person who knowingly causes a computer to perform any function for the purpose of securing access without authority to any program or data held in any computer shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$5,000 or to imprisonment for a term not exceeding 2 years or to both. In the case of a second or subsequent conviction, to a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 3 years or to both. If any damage is caused as a result of an offence under this section, a person convicted of the offence shall be liable to a fine not exceeding S$50,000 or to imprisonment for a term not exceeding 7 years or to both.

Cybersecurity Act 2018 of Singapore, or the CA

The CA was established to require or authorise the taking of measures to prevent, manage and respond to cybersecurity threats and incidents, to regulate owners of critical information infrastructure (CII), to regulate cybersecurity service providers, and for matters related thereto, and to make consequential or related amendments to certain other written laws. In particular, the Commissioner of Cybersecurity may, by notice given in the prescribed form and manner, require any person who appears to be exercising control over the computer or computer system, to provide to the Commissioner of Cybersecurity, within a reasonable period specified in the notice, such relevant information relating to that computer or computer system as may be required by the Commissioner of Cybersecurity for the purpose of ascertaining whether the computer or computer system fulfils the criteria of a CII. The Commissioner of Cybersecurity may, by written notice to the owner of a computer or computer system, designate the computer or computer system as a CII for the purposes of the CA, if the Commissioner of Cybersecurity is satisfied that (a) the computer or computer system is necessary for the continuous delivery of an essential service, and the loss or compromise of the computer or computer system will have a debilitating effect on the availability of the essential service in Singapore; and (b) the computer or computer system is located wholly or partly in Singapore.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus:

Name	Age	Position
Leann Koh Bee Khee	41	Director and Chief Executive Officer
Chow Kang Hong	40	Director and Chief Technology Officer
Man Siu Hin *	36	Chief Financial Officer
Lee Sin Yee	30	Finance Manager
Toh Kian Hong	31	Head of IT
Ajay Kumar Rajak	30	General Manager (Software Developer – India)
Ng Shunmu	39	Head of Business Development
Chung Chi Ng	44	Independent Director
Tay Yun Xu, Benedict	45	Independent Director
Serene Caroline Koh Li Ching	51	Independent Director

Note:

* The appointment of the chief financial officer will become effective upon the completion of this offering

Ms. Leann Koh Bee Khee, Director and Chief Executive Officer

Ms. Koh is our director and CEO. Ms. Koh joined EL Connect Pte. Ltd. in June 2024. Ms. Koh is primarily responsible for overseeing our daily operations and driving our strategic goals. Ms. Koh has around 20 years of experience in business development in the building cleaning industry, covering customers in the public and private sectors of Singapore, comprising Singapore Government agencies, statutory boards and town councils, and private corporations including real estate management boards, Management Corporation Strata Titles (MCSTs) responsible for managing and maintaining many large private shopping malls, hospitals and medical facilities, hotels and educational institutions in Singapore. From July 2004 to June 2024, Ms. Koh worked at Eng Leng Contractors Pte Ltd as a business development executive and rose through the ranks over the next 12 years to become business development director in 2016. In her previous position, she was responsible for business development operations and pricing strategies for tenders, as well as ensuring her team adhere to the standard operating procedures for tenders. Ms. Koh therefore established strong relationship with many corporate customers in different industries, many of whom subsequently became our customers or potential customers for manpower sourcing services. Ms. Koh also worked as a property officer in 2003 and 2004. Ms. Koh obtained a Diploma in Building & Real Estate Management from Ngee Ann Polytechnic in Singapore in June 2003 and a Bachelor Degree of Science in Facilities Management from Heriot-Watt University in July 2008 (through long distance learning).

Mr. Chow Kang Hong, Director and Chief Technology Officer

Mr. Chow is our founder, director, and chief technology officer. He founded EL Connect Pte. Ltd. in February 2020. Mr. Chow is responsible for the development of our IT infrastructure, leading our digital transformation, and launching new digital services for the company. He has over 15 years of experience in the IT industry, with expertise in IT strategy and roadmap development, which involves the future development of new features for the company’s mobile app. Mr. Chow also specializes in project management and agile execution, where incremental, ongoing improvements in the EL Connect App are made to adapt quickly to market feedback. He leads and develops our IT team and focuses on vendor management, which entails outsourcing operations to vendors who oversee part-time workers at larger clients’ sites. He is also responsible for our business process automation, as well as the design of system architecture and the network of the EL Connect App.

From May 2009 to March 2012, Mr. Chow worked as a Network Management Centre Engineer at mBlox Asia Pacific Pte Ltd. In March 2012, he joined Century Link Singapore as an Associate Engineer, where he served until November 2012. He then worked as a Project Engineer at ST Electronic Limited from November 2012 to November 2016, followed by a promotion to Project Manager, a role he held from November 2016 to November 2018. Mr. Chow subsequently served as an Infrastructure Change Manager at UOB Limited from December 2018 to January 2020.

In 2023, Mr. Chow was recognized with the Entrepreneur 100, SME 500, and 40 Under 40 awards by the Singapore Association of Trade & Commerce. Mr. Chow obtained a Bachelor of Science in Information Technology in 2010 from the University of Wales and a Diploma in Information Technology in 2006 from Ngee Ann Polytechnic in Singapore.

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Mr. Man Siu Hin, Chief Financial Officer

Mr. Man Siu Hin is our Chief Financial Officer and his appointment will become effective upon completion of this offering. From served October 2023 to February 2025, Mr. Man served as the chief financial officer of Pyro Entertainment Limited, a mobile and online gaming company. From August 2022 to September 2023, Mr. Man served as the chief financial officer of Intelligent Joy Limited (NASDAQ: INTJ), a financial public relations service company. From July 2020 to August 2022, Mr. Man served as a finance manager of Compass Group Hong Kong Limited, an institutional and school catering company. From December 2016 to July 2020, Mr. Man served as a senior accountant of Sam K. M. Ng CPA Limited, an audit and internal control review company. Mr. Man is a member of CPA Australia since 2014. Mr. Man obtained a bachelor of commerce degree from Curtin University of Technology in 2010.

Ms. Lee Sin Yee, Finance Manager

Ms. Lee has been serving as our Accounts Executive since August 2022, overseeing financial and accounting matters. Recognized for her outstanding performance in leading our finance and accounting functions, she was promoted to Finance Manager effective March 2025. Ms. Lee has over 11 years of experience in finance and accounting across various industries, with expertise in financial reporting and accounting, process optimization, and system and data integrity. From October 2021 to August 2022, Ms. Lee worked as an Accounts Assistant at Sprinkle Engineering Pte. Ltd.. Prior to that, she served as an Accounts Executive at Skydance Pte. Ltd. and Eliteplus Human Resource Pte. Ltd. from April 2020 to October 2021. Ms. Lee holds a Diploma in Accounting and IT (Level 3) from the London Chamber of Commerce and Industry and is actively pursuing the Association of Certified Chartered Accountants (ACCA).

Mr. Toh Kian Hong, IT Development Manager

Mr. Toh has been the IT Development Manager of EL Connect Pte. Ltd. since April 2023. Mr. Toh manages and supports daily IT operations, maintaining optimal system functionality and performance of our Group. Mr. Toh is also responsible for collaborating with both external stakeholders such as the Company’s customers to analyze project requirements, ensuring their alignment with business goals, and also internal stakeholders, including various departments within the organization to streamline internal operations. Mr. Toh conducts research into emerging technologies to identify innovative solutions that can improve project results. From 2020 to 2022, Mr. Toh was the co-founder and software developer of BreadPlaza, an e-commerce platform and online community portal aimed at advancing the digital transformation of Singapore’s baking industry. From 2022 to 2023, Mr. Toh worked as a Software Developer at EL Connect Pte. Ltd. Mr. Toh obtained a diploma in financial informatics in 2015 from Ngee Ann Polytechnic, Singapore.

Mr. Ajay Kumar Rajak, General Manager (Software Developer – India)

Mr. Rajak has been the General Manager of software development for EL Connect Pte. Ltd. since August 2020. Mr. Rajak specializes in management of all layers of software development and operations. Mr. Rajak manages projects from inception to launch by overseeing all phases of the software lifecycle. Mr. Rajak is responsible for designing and implementing application architecture as well as managing server administration and software operations. Mr. Rajak supervises ongoing software maintenance and seamless addition of new features. Mr. Rajak is also a team lead who monitors and trains team members to improve on their skills by providing training to them. From 2017 to 2020, Mr. Rajak worked as a Full Stack Software Developer at SingSys Pvt Ltd in India. Mr. Rajak obtained a computer science degree in 2017 from the State University in India.

Mr. Ng Shunmu, Head of Business Development

Mr. Ng has been the Head of Business Development at EL Connect Pte. Ltd. since April 2022. In this role, he spearheads strategic initiatives aimed at identifying and capitalizing on new business opportunities. Mr. Ng is instrumental in building and nurturing relationships with key clients, securing long-term partnerships, and strengthening existing ones. His implementation of innovative sales strategies has contributed to increased market share and overall company growth. In addition to his business development responsibilities, Mr. Ng oversees both the sales and marketing teams, ensuring their efforts are aligned with the broader business objectives.

Mr. Ng began his career at United Overseas Bank (UOB), where he served as a Personal Banker from 2010 to 2011, a Senior Personal Banker until 2012, and a Client Relationship Manager until 2016. He later joined Drop Positioning System as the Client Acquisition Director from 2017 to 2020, where he played a key role in expanding the company’s client base.

Mr. Ng earned a Bachelor of Arts in Communications and New Media from the National University of Singapore in 2024.

Ms. Chung Chi Ng, Independent Director

Ms. Ng serves as an independent director. Ms. Ng will serve as chairman of the audit committee and as a member of the audit, compensation and nomination committees.

Ms. Ng has served as an accounting and financial reporting consultant for U.S. listed companies that are based in or have substantial operations in Asia Pacific since August 2022. She has more than 20 years of accounting and auditing experience.

Since December 2024 and February 2025, respectively, Ms. Ng, has served as the chairman of the audit committee of FDB Holdings Limited, an HKEX-listed contracting services provider (HKEX: 1826), and LZ Technology Holdings Limited, a Nasdaq-listed information technology and advertising company (Nasdaq: LZHM). Prior to that, from May 2021 to August 2022, she was the Chief Financial Officer of Guardforce AI Co., Ltd., a Nasdaq-listed global security solutions provider (Nasdaq: GFAI). From February 2018 to June 2019, she was the Chief Financial Officer of the same issuer while it was traded on the U.S. OTC markets. Between March 2019 and May 2020, Ms. Ng served as the audit committee chair of Addentax Group Corp. (Nasdaq: ATXG) before it became listed on Nasdaq. In 2017, she acted as the Asian services leader in the audit business unit of Crowe Horwath LLP in Denver, Colorado. From January 2013 to December 2016, Ms. Ng acted as the Audit Senior Manager of GHP Horwath P.C. also in Denver, Colorado.

Ms. Ng specializes in SEC, PCAOB, IFRS, US GAAP and SOX 404/COSO compliance and reporting. She is a member of the Association of Chartered Certified Accountants and the Hong Kong Institute of Certified Public Accountants. Ms. Ng graduated from the City University of Hong Kong with a Bachelor of Business Administration (Hons) degree in Accountancy and Law in 2003.

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Mr. Tay Yun Xu, Benedict, Independent Director

Mr. Tay serves as an independent director. He serves as chair of the compensation committee and as a member of the audit, compensation, and nomination committees.

Mr. Tay brings extensive financial services experience to the Company. He joined at United Overseas Bank Limited (UOB) in 2011 and currently holds the position of Senior Vice President and Head of Customer Experience, Digitalization, and Partnerships. In this role, he oversaw digital initiatives, ecosystem development, and strategic partnerships. Before joining UOB, Mr. Tay held positions at the Royal Bank of Scotland and Prudential Assurance Company in Singapore.

Mr. Tay holds a Bachelor of Science in Accounting and Finance from the University of Bradford, a Master of Financial Analysis from the University of New South Wales, and a Level 3 Certification in Leading Growth Strategy from Northwestern Kellogg School of Management.

Ms. Serene Caroline Koh Li Ching, Independent Director

Ms. Koh serves as an independent director, of which this prospectus forms a part. Ms. Koh will serve as chair of the nomination committee and as a member of the audit, compensation and nomination committees.

Ms. Koh serves as a Senior Asset Manager of Property Management at CBRE Pte Ltd, Singapore (CBRE) which she joined in 2000, and was promoted as an Associate Director of Property Management in 2016 and Director of Property Management in 2018. Ms. Koh has been the Executive Director and the Head of Property Management of CBRE since 2020. Ms. Koh provides senior leadership and support to CBRE’s multi-disciplinary team, establishes new buildings and developments, capital upgrades and operations enhancement programs. Prior to CBRE, Ms. Koh worked as a Centre Manager at Kingston Property Maintenance Services Pte Ltd, Singapore, from 1999 to 2000, and as a Condominium Manager at Colliers Jardine (Singapore) Pte Ltd, from 1996 to 1999. Ms. Koh obtained a Bachelor of Commerce in Property from Curtin University of Technology in Australia and a Master of Science in Real Estate from National University of Singapore. Ms. Koh is a Certified Fire Safety Manager of Singapore of Civil Defence Force and a WiredScore Accredited Professional. Ms. Koh is also recognized by the Certified Property and Facility Managers Scheme of Association of Property and Facility Managers.

Board Committees

Prior to the completion of this offering, we established an audit committee, a compensation committee and a nomination committee under the board of directors, each of which will operate pursuant to a charter to be adopted by our board of directors. The board of directors may also establish other committees from time to time to assist the Company and the board of directors. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes-Oxley Act, the Nasdaq and SEC rules and regulations, if applicable. Upon our listing on the Nasdaq, each committee’s charter will be available on our website at https://elconnect.sg/. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

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Audit Committee

Ms. Chung Chi Ng, Mr. Tay Yun Xu, Benedict and Ms. Serene Caroline Koh Li Ching will serve on the audit committee, which will be chaired by Ms. Chung Chi Ng. Our board of directors has determined that Ms. Chung Chi Ng, Mr. Tay Yun Xu, Benedict and Ms. Serene Caroline Koh Li Ching satisfy the “independence” requirements of the rules of the SEC and the Nasdaq, and that each of them has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Ms. Chung Chi Ng as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases

Compensation Committee

Ms. Chung Chi Ng, Mr. Tay Yun Xu, Benedict and Ms. Serene Caroline Koh Li Ching will serve on the compensation committee, which will be chaired by Mr. Tay Yun Xu, Benedict. Our board of directors has determined that Ms. Chung Chi Ng, Mr. Tay Yun Xu, Benedict and Ms. Serene Caroline Koh Li Ching satisfy the “independence” requirements of the rules of the SEC and the Nasdaq. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our chief executive officer; and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

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●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination Committee

Ms. Chung Chi Ng, Mr. Tay Yun Xu, Benedict and Ms. Serene Caroline Koh Li Ching will serve on the nomination committee, which will be chaired by Ms. Serene Caroline Koh Li Ching. Our board of directors has determined that Ms. Chung Chi Ng, Mr. Tay Yun Xu, Benedict and Ms. Serene Caroline Koh Li Ching satisfy the “independence” requirements of the rules of the SEC and the Nasdaq. The nomination committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of directors candidates, including nominees recommended by shareholders; and

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty to act honestly, in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, our Company has the right to seek damages against any directors who breaches a duty owed to us.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the registering of such transfer of shares in our share register.

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Terms of Directors and Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance Guidelines

We intend to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, and a current copy of this code will be posted on the Corporate Governance section of our website. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

Controlled Company Exemptions

Upon completion of this offering, Mr. Chow Kang Hong, our founder, director and chief technology officer, will continue to control more than 50% of the aggregate voting power of our total issued and outstanding share capital. As a result, we will be a “controlled company” under Nasdaq corporate governance rules. As a controlled company, exemptions under the standards will free us from the obligation to comply with certain corporate governance requirements, including the requirements:

●	that we have a compensation committee or nomination committee;

●	that a majority of our board of directors consist of “independent directors,” as defined under the rules of Nasdaq Capital Market;

●	that any nomination committee or compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that we have an annual performance evaluation of the nomination committee and compensation committee.

These exemptions do not modify the independence requirements for our audit committee.

We intend to rely on the controlled company exemptions from the Nasdaq corporate governance rules that would otherwise require us to maintain a nomination and corporate governance committee composed entirely of independent directors and a compensation committee composed entirely of independent directors.

If at any time we cease to be a “controlled company” under Nasdaq corporate governance rules, our board will take all action necessary to comply with Nasdaq corporate governance rules, including as applicable appointing a majority of independent directors to the board and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Compensation of Directors and Executive Officers

For the years ended June 30, 2024 and 2025, we paid an aggregate of approximately S$1,519,457 and S$433,010, respectively, in cash to our directors and executive officers as a group.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our memorandum and articles of association, every director and officer, among others, for the time being and from time to time of the Company (but not including the Company’s auditors) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs or in the execution or discharge of his or her duties, powers, authorities or discretions (including as a result of any mistake of judgment).

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 60-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our customers, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

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PRINCIPAL SHAREHOLDERS

The following table shows the beneficial ownership of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers;

●	all of the directors and executive officers, as a group; and

●	each person known to us who will beneficially own more than 5% of our Ordinary Shares.

The calculations in the table below are based on 20,000,000 ordinary shares issued and outstanding, including 16,008,000 Class A Ordinary Shares and 3,992,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering						Ordinary Shares Beneficially Owned After This Offering
	Beneficial Ownership of Class A Ordinary Shares		Beneficial Ownership of Class B Ordinary Shares		Beneficial Ownership of Total Ordinary Shares***	Aggregate Voting Power****	Beneficial Ownership of Class A Ordinary Shares		Beneficial Ownership of Class B Ordinary Shares		Beneficial Ownership of Total Ordinary Shares***	Aggregate Voting Power****
	Number	%	Number	%	%	%	Number	%	Number	%	%	%
Directors and Executive Officers*:
Ms. Leann Koh Bee Khee	-	-	-	-	-	-	-	-	-	-	-	-
Mr. Chow Kang Hong	200,000	1.25	3,992,000	100.00	20.96	83.51	200,000	1.13	3,992,000	100.00	18.98	81.91
Ms. Lee Sin Yee	-	-	-	-	-	-	-	-	-	-	-	-
Ms. Chung Chi Ng	-	-	-	-	-	-	-	-	-	-	-	-
Mr. Tay Yun Xu, Benedict	-	-	-	-	-	-	-	-	-	-	-	-
Ms. Serene Caroline Koh Li Ching	-	-	-	-	-	-	-	-	-	-	-	-
Mr. Man Siu Hin **	-	-	-	-	-	-	-	-	-	-	-	-
All directors and executive officers as a group (7 persons)	200,000	1.25	3,992,000	100.00	20.96	83.51	200,000	1.13	3,992,000	100.00	18.98	81.91

Principal Shareholders:
LT Innotec Limited (1)	5,980,000	37.36	-	-	29.90	6.24	5,980,000	33.45	-	-	27.34	6.13
Tan Wei Yit	2,232,000	13.94	-	-	11.16	2.33	2,232,000	12.48	-	-	10.21	2.29

Notes:

*	Except as otherwise indicated below, the business address of our directors and executive officers is c/o 745 Lor 5 Toa Payoh, #03-02 The Lifeline Building, Singapore 319455.

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**	Mr. Man Siu Hin will be appointed as our Chief Financial Officer, effective upon the completion of this offering.

***

For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares outstanding. The total number of ordinary shares outstanding as of the date of this prospectus is 20,000,000. The total number of ordinary shares outstanding after the completion of this offering will be 21,870,000, including 1,870,000 Class A Ordinary Shares to be sold by us in this offering, assuming that the underwriters do not exercise their option to purchase additional 280,500 Class A Ordinary Shares.

****	For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B Ordinary Shares as a single class. Each holder of Class B Ordinary Shares is entitled to 20 votes per share, subject to certain conditions, and each holder of our Class A Ordinary Shares is entitled to one vote per share on all matters submitted to them for a vote. Our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B Ordinary Shares are convertible at any time by the holder thereof into Class A Ordinary Shares on a one-for-one basis.

(1)

Represents 5,980,000 Class A Ordinary Shares directly held by LT Innotec Limited, a company incorporated in Republic of Seychelles and is ultimately controlled by Mr. Toh Chun Heng, Leonard. The registered address of LT Innotec Limited is House of Francis, Room 303, Ile Du Port, Mahe, Seychelles.

As of the date of the prospectus, none of our outstanding ordinary shares are held by record holders in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

Significant Historical Changes to Our Shareholding

See “Description of Share Capital — History of Securities Issuances” for a description of the history of our share issuances and transfers.

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RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements” for a description of the employment agreements and indemnification agreements we have entered into with our senior executive officers.

Securities Issuances

See “Description of Share Capital — History of Securities Issuances” for a description of our securities issuances in the past three years.

Other Related Party Transactions

In addition to the employment agreements, indemnification agreements and the securities issuances, we describe below the related party transactions of our Company that occurred during the years ended June 30, 2024 and 2025, and for the period beginning July 1, 2025 through the date of this prospectus.

Amount due from related parties by our Company

		Nature of		As of June 30,
Name of related parties	Relationship with the Company	transactions		2025	2024
				$	$
Chow Kang Hong	Shareholder and director of the Company	Loans	(1)	815	-

Notes:

(1)	In May 2023 and June 2023, EL Connect Pte. Ltd., a wholly owned operating subsidiary of the Company, lent various loans in an aggregate amount of $185,706 to Mr. Chow Kang Hong. As of June 30, 2023, the outstanding balance of these loans was $185,706. The amounts are unsecured, non-interest bearing and due on demand.

Except for the exchange difference of $785 arising from the transaction of S$ balances into U.S. dollar at different year-end exchange rates, there was no movement on the balance during the year ended June 30, 2024. In June 2024, EL Connect Pte. Ltd. and Mr. Chow made an agreement to legally offset all of these loans to Mr. Chow with the 2024 interim dividend declared to Mr. Chow. As of June 30, 2024, the amounts due from Mr. Chow was fully settled upon such netting off arrangement.

The balance as of June 30, 2025 in the amount of $815 represents cash advance to Mr. Chow during the year ended June 30, 2025. During the year ended June 30, 2025, the Company made $785 cash advance to Mr. Chow, with an exchange difference of $30 arising from the translation of SGD balances into U.S. dollar at different year-end exchange rates. The amounts are unsecured, non-interest bearing and due on demand

Other than the various loans as described above, there was no amount due from related parties by our Company during the years ended June 30, 2024 and 2025, and the period beginning July 1, 2025 through the date of this prospectus.

Amount due to related parties by our Company

There was no amount due to related parties by our Company during the years ended June 30, 2024 and 2025, and the period beginning July 1, 2025 through the date of this prospectus.

Related party transactions

Transaction with Liu Weihan Hugen

From time to time during the year ended June 30, 2024, the Company lent an aggregate amount of $1,180,980 to Mr. Liu and Mr. Liu had repaid an aggregate amount of approximately $1,088,351, with an exchange difference of $2,739 arising from the translation of S$ balances into U.S. dollar at different year-end exchange rates. In June 2024, the Company, Mr. Liu and Mr. Chow made a tri-party agreement to legally offset all of the Company’s loans to Mr. Liu with the 2024 interim dividend declared to Mr. Liu and Mr. Chow. As of June 30, 2024, the amounts due from Mr. Liu was fully settled upon such netting off arrangement.

Transaction with Chow Kang Hong

Except for the exchange difference of $785 arising from the transaction of S$ balances into U.S. dollar at different year-end exchange rates, there was no movement on the balance during the year ended June 30, 2024. In June 2024, the Company, Mr. Liu and Mr. Chow made a tri-party agreement to legally offset all of the Company’s loans to Mr. Chow with the 2024 interim dividend declared to Mr. Liu and Mr. Chow. As of June 30, 2024, the amounts due from Mr. Chow was fully settled upon such netting off arrangement.

During the year ended June 30, 2025, the Company made cash advance to Chow as disclosed above.

Transaction with Eng Leng Contractors Pte. Ltd.

During the year ended June 30, 2025, the Company recognized revenue totaling $728,788 from services provided to Eng Leng, detailed as follows:

For the year ended June 30, 2025
Manpower supply	$84,993
Sale of software license – use of intellectual property	145,671
Project management	498,124
$728,788

Other than the loans to related parties as described in the above, there were no transactions entered with related parties by our Company during the years ended June 30, 2024 and 2025, and the period beginning July 1, 2025 through the date of this prospectus.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

On June 13, 2025, we undertook a share subdivision, pursuant to which, our authorized share capital has been changed from US$50,000 divided into 400,000,000 Class A Ordinary shares of a nominal or par value of US$0.0001 each and 100,000,000 Class B Ordinary shares of a nominal or par value of US$0.0001 each to US$50,000 divided into 50,000,000,000 Class A Ordinary shares of a nominal or par value of US$0.0000008 each and 12,500,000,000 Class B Ordinary shares of a nominal or par value of US$0.0000008 each.

On July 2, 2025, we undertook a reverse share split, pursuant to which, our authorized share capital has been changed from US$50,000 divided into 50,000,000,000 Class A Ordinary shares of a nominal or par value of US$0.0000008 each and 12,500,000,000 Class B Ordinary shares of a nominal or par value of US$0.0000008 each to US$50,000 divided into 40,000,000,000 Class A Ordinary shares of a nominal or par value of US$0.000001 each and 10,000,000,000 Class B Ordinary shares of a nominal or par value of US$0.000001 each.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 50,000,000,000 shares, comprising of 40,000,000,000 Class A Ordinary Shares of nominal or par value of US$0.000001 each, and 10,000,000,000 Class B Ordinary Shares of nominal or par value of US$0.000001 each. As of the date of this prospectus, 20,000,000 ordinary shares are issued and outstanding, including 16,008,000 Class A Ordinary Shares and 3,992,000 Class B Ordinary Shares.

Immediately prior to the completion of this offering, we will have 20,000,000 ordinary shares issued and outstanding, including 16,008,000 Class A Ordinary Shares and 3,992,000 Class B Ordinary Shares. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Post-Offering Memorandum and Articles of Association

We will adopt an amended and restated memorandum and articles of association, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of certain material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our post-offering memorandum and articles of association, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Shares by a holder thereof to any person of such Class B Ordinary Shares, each of such Class B Ordinary Shares will be automatically and immediately converted into one Class A Ordinary Share.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll except in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless voting by way of a poll is required by the rules and regulations of the Designated Stock Exchange or a poll is demanded by:

● the chairperson of such meeting;

● by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

● by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

● by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

Holders of Class A Ordinary Shares and Class B Ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share shall be entitled to one vote on all matters subject to vote at general and special meetings of our Company and each Class B Ordinary Share shall be entitled to 20 votes on all matters subject to vote at general and special meetings of our Company.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

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General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at the general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary shares is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

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Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our post-offering memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights, voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

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Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

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Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

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If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

● a company acts or proposes to act illegally or ultra vires;

● the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

● those who control the company are perpetrating a “fraud on the minority.”

Our post-offering articles of association contains a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our Company, except in respect of any fraud, willful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or principal shareholders and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering memorandum and articles of association.

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Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

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Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

The Company also reserves the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

Cayman Islands Data Protection Laws

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands (the “DPA”), based on internationally accepted principles of data privacy.

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

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If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at https://elconnect.sg/ or through phone number + 65 6802 9119.

History of Securities Issuances

The following is a summary of our material securities issuances after our inception.

Upon our incorporation in the Cayman Islands on September 20, 2024 in connection with our offshore restructuring, we issued and allotted one Class A Ordinary Share to Conyers Corporate Services (Cayman) Limited in nil-paid form on September 20, 2024. On September 20, 2024, Conyers Corporate Services (Cayman) Limited transferred one Class A Ordinary Share in nil-paid form to LT Innotec Limited at nil consideration.

On September 20, 2024, we issued and allotted 160,079 Class A Ordinary Shares to several parties and 39,920 Class B Ordinary Shares to Mr. Chow Kang Hong, all in nil-paid form.

On October 16, 2024, all of the 160,080 Class A Ordinary Shares and 39,920 Class B Ordinary Shares issued and allotted by us in nil-paid form are credited as fully-paid, in consideration for the transfer of all the shares held by the holders of these Class A and Class B Ordinary Shares in EL Connect Pte. Ltd. to us.

The above issuances were exempt from registration under Section 4(a)(2) of the Securities Act because they were transactions by an issuer not involving any public offering. Save above, there is no other securities issuance in the past three years.

On June 13, 2025, we undertook a share subdivision, pursuant to which, our authorized share capital has been changed from US$50,000 divided into 400,000,000 Class A Ordinary shares of a nominal or par value of US$0.0001 each and 100,000,000 Class B Ordinary shares of a nominal or par value of US$0.0001 each to US$50,000 divided into 50,000,000,000 Class A Ordinary shares of a nominal or par value of US$0.0000008 each and 12,500,000,000 Class B Ordinary shares of a nominal or par value of US$0.0000008 each. As a result, a total of 20,010,000 Class A Ordinary Shares and 4,990,000 Class B Ordinary Shares as subdivided were in issue after such share subdivision.

On July 2, 2025, we undertook a reverse share split, pursuant to which, our authorized share capital has been changed from US$50,000 divided into 50,000,000,000 Class A Ordinary shares of a nominal or par value of US$0.0000008 each and 12,500,000,000 Class B Ordinary shares of a nominal or par value of US$0.0000008 each to US$50,000 divided into 40,000,000,000 Class A Ordinary shares of a nominal or par value of US$0.000001 each and 10,000,000,000 Class B Ordinary shares of a nominal or par value of US$0.000001 each. As a result, a total of 16,008,000 Class A Ordinary Shares and 3,992,000 Class B Ordinary Shares were in issue after such reverse share split.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our ordinary shares, and while we intended to apply for the listing of our ordinary shares on the Nasdaq Capital Market, we cannot assure you that an active trading market for our ordinary shares will develop or be sustained after this offering. Future sales of substantial amounts of our ordinary shares in the public market following this offering or perception that such future sales may occur could adversely affect market price prevailing from time to time and could impair our ability through sale of our equity securities. We currently do not expect that an active trading market will develop for our ordinary shares.

Assuming the sale of 1,870,000 Class A Ordinary Shares in this offering, upon the closing of this offering, we will have 21,870,000 outstanding ordinary shares, comprised of 17,878,000 Class A Ordinary Shares and 3,992,000 Class B Ordinary Shares, assuming the underwriters do not exercise their option to purchase additional Class A Ordinary Shares.

All of the Class A Ordinary Shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any Class A Ordinary Shares purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act. Rule 144 defines an affiliate of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our company. All outstanding Ordinary Shares prior to this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold on the Nasdaq only if they are sold pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 and 701 promulgated under the Securities Act, which rules are summarized below. Restricted Ordinary Shares may also be sold outside of the United States in accordance with Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Class A Ordinary Shares acquired in this offering by our affiliates.

Lock-Up Agreement

We have agreed, for a period of 180 days from the date of this prospectus, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), for a period of 180 days from the date of this prospectus, without the prior written consent of the representative of the underwriters.

Furthermore, each of our directors and executive officers and all other existing holders of our ordinary shares (both Class A and Class B ordinary shares combined) or securities convertible into or exercisable for ordinary shares prior to this offering have also entered into a similar lock-up agreement for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our Class A Ordinary Shares and securities that are substantially similar to our ordinary shares.

The restrictions described in the preceding paragraphs will be automatically extended under certain circumstances. See “Underwriting.”

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of the Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for the ordinary shares may dispose of significant numbers of the ordinary shares in the future. We cannot predict what effect, if any, future sales of the Class A Ordinary Shares, or the availability of the Class A Ordinary Shares for future sale, will have on the trading price of the ordinary shares from time to time. Sales of substantial amounts of the Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of the Class A Ordinary Shares.

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Rule 144

Non-affiliates

As a general matter, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, any person who (i) is not an affiliate at the time of sale and has not been an affiliates for purposes of the Securities Act at any time during the three months preceding the proposed sale under Rule 144, and (ii) has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior non-affiliate owner, is entitled to sell such shares without complying with the manner of sale, limitation on amount or notice provisions of Rule 144, subject to compliance with the public information requirement of Rule 144(c). In addition, if such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior non-affiliate owner, then such person is entitled to sell such shares freely without complying with any requirement of Rule 144.

Affiliates

As a general matter, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, any of our affiliates who owns shares that were acquired from us or an affiliate of us for at least six months (if subject to compliance with the public information requirement of Rule 144(c)) or one year (in any other case) prior to the proposed sale is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the number of our ordinary shares then outstanding of the same class, which will equal approximately 178,780 Class A Ordinary Shares immediately following this offering, assuming the underwriters do not exercise the over-allotment option to purchase additional Class A Ordinary Shares; or 181,585 Class A Ordinary Shares if the underwriters exercise their option in full to purchase additional ordinary shares; or

●	the average weekly reported trading volume of our ordinary shares on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with the SEC.

In addition, sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are subject to certain manner of sale and notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after the date of this prospectus, persons other than affiliates who purchased Class A Ordinary Shares under a written compensatory plan or contract may be entitled to sell such shares in the United States in reliance on Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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TAXATION

The following summary of material Cayman Islands tax, Singapore tax and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local, and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Pursuant to Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands, our Company has obtained an undertaking from the Financial Secretary: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of our Company or by way of withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (Revised) of the Cayman Islands. The undertaking for our Company is for a period of 20 years from 24 September 2024.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our ordinary shares or on an instrument of transfer in respect of our ordinary shares so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands.

Singapore Taxation Considerations

Dividend Distributions

One Tier Corporate Taxation System

Effective from January 1, 2008, all Singapore resident companies (except co-operatives) are under the one-tier corporate tax system, where tax on corporate profits is final and dividends paid by a Singapore-resident company are tax exempt in the hands of the shareholder.

Withholding Taxes

Singapore currently does not impose withholding tax on dividend distributions.

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Goods and Services Tax

The Goods and Services Tax, or GST, in Singapore is a broad-based consumption tax that is generally levied on the import of goods and services into Singapore, as well as nearly the supply of goods and services made in Singapore (other than an exempt supply) at the prevailing rate of 9% with effect from January 1, 2024.

Corporate Tax

A company is regarded as tax resident in Singapore if the control and management of its business is exercised in Singapore. Generally, a company is considered a Singapore tax resident for a particular year of assessment if the control and management of its business was exercised in Singapore in the preceding calendar year.

Corporate taxpayers who are Singapore tax residents are subject to Singapore income tax on income accruing in or derived from Singapore and, subject to certain exceptions, on foreign-sourced income received or deemed to be received in Singapore.

However, foreign-sourced income in the form of dividends, branch profits and service income received or deemed to be received in Singapore by Singapore tax resident companies on or after June 1, 2003 is exempt from tax if certain prescribed conditions are met, including the following:

(a)	such income is subject to tax of a similar character to income tax under the law of the jurisdiction from which such income is received; and

(b)	at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%.

Certain concessions and clarifications have also been announced by the Inland Revenue Authority of Singapore with respect to such conditions.

Non-resident corporate taxpayers, with certain exceptions, are subject to Singapore income tax on income accruing in or derived from Singapore, and on foreign-sourced income received or deemed to be received in Singapore.

The corporate tax rate in Singapore is currently 17%. In addition, three-quarters of up to the first S$10,000 of a company’s annual normal chargeable income, and one-half of up to the next S$190,000, is exempt from tax. The remaining chargeable income (after the tax exemption) will be fully taxable at the prevailing corporate tax rate or applicable concessionary corporate income tax rate.

Newly incorporated Singapore companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of up to the first S$100,000 of a company’s annual normal chargeable income, and one-half of up to the next S$100,000 of a company’s annual normal chargeable income, for the company’s first three consecutive years of assessment, or YA from YA 2020 onwards. The remaining chargeable income (after the tax exemption) will be taxed at the prevailing corporate tax rate or applicable concessionary corporate income tax rate.

Stamp Duties

Stamp duty in Singapore is generally payable only on instruments relating to the transfer of immovable property located in Singapore or shares of companies incorporated in Singapore or shares which are maintained in any share register in Singapore.

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Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended, or the Code. This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of dividends and other distributions on our ordinary shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

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To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of dispositions of ordinary shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. The gain or loss will generally be treated as U.S.-source income or loss for foreign tax credit purposes. U.S. Holders that sell ordinary shares for an amount denominated in a non-U.S. currency should consult their tax advisers regarding the exchange rate at which the amount received should be translated to U.S. dollars, and whether any U.S.-source foreign currency gain or loss may be required to be recognized as a result of the sale. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive foreign investment company

A non-U.S. corporation is considered a Passive Foreign Investment Company, or PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Whether we are a PFIC with respect to any year depends on our operations and the composition of our assets during that year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

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If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets. A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the ordinary shares are regularly traded on the Nasdaq Capital Market and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

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If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our ordinary shares when inherited from a decedent that was previously a holder of our ordinary shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our ordinary shares, or a mark-to-market election and ownership of those ordinary shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our ordinary shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those ordinary shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

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UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below for whom D. Boral Capital LLC is acting as the representative (the “Representative”) have severally agreed to purchase from us on a firm commitment basis the following respective number of Class A Ordinary Shares at the public price less the underwriting discounts set forth on the cover page of this prospectus.

Underwriters	Number of Shares
D. Boral Capital LLC
Total

The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this offering (other than those covered by the over-allotment option described below) if any of the Class A Ordinary Shares are taken by them. Class A Ordinary Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus. Any Class A Ordinary Shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $_____ per share. If all of the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The Representatives have advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more Class A Ordinary Shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the closing of this offering, to purchase up to             additional Class A Ordinary Shares at the initial public offering price less the underwriting discount, based on the initial public offering price of $              per Class A Ordinary Share. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any Class A Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Class A Ordinary Shares that are the subject of this offering.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Class A Ordinary Shares. They may also cause the price of the Class A Ordinary Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Fees, Commissions and Expense Reimbursement

We have agreed to pay the underwriters a fee equal to seven percent (7%) of the gross proceeds of the offering. The underwriters propose initially to offer the Class A Ordinary Shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the Class A Ordinary Shares offered by us are not sold at the offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

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The following table shows the underwriting fees/commission payable to the underwriters, assuming an initial public offering price of $5.00 per Class A Ordinary Share (which is the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus):

	Per Class A Ordinary Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$	$	$
Underwriting fees and commissions (7.0%)	$	$	$
Non-accountable expense allowance (1.0%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have paid the Representative an expense advance of $75,000 upon signing of the engagement agreement  (the “Advance”). Any portion of the Advance not used shall be returned back to us in accordance with FINRA Rule 5110(f)(2)(C). In addition, we have agreed to reimburse the Representative (a) for the fees and expenses of its legal counsel in connection with the offering in an amount not to exceed $175,000, (b) up to $30,000 for the Representative’s actual accountable road show expenses and due diligence expenses for the offering; (c) up to $29,500 for cost associated with the Representative’s use of Ipreo’s book building, prospectus tracking and compliance software for the offering, (d) the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed $5,000, and (m) all fees, expenses, and disbursements relating to background checks of our directors and officers in an amount not to exceed $10,000 in the aggregate.

Tail Financing

The Representative shall be entitled to a cash fee equal to seven and one-half percent (7.5%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced to us by the Representative during the Engagement Period (as hereinafter defined), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the eighteen (18) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to us in an offering in which we have direct knowledge of such party’s participation. “Engagement Period” means the period beginning on September 5, 2024 and ending on the earlier to occur of (i) March 5, 2026 and (ii) the final closing of this offering; provided, however, that (a) we may terminate the engagement on or after the one-hundred eightieth (180th) day following the date of the Engagement Letter (as defined below) upon thirty (30) days prior written notice to the Representative, and (b) the Representative may terminate the engagement on or after the one-hundred twentieth (120th) day following the date of the Engagement Letter (as defined below) upon thirty (30) days prior written notice to the Company. For the avoidance of doubt, no fee shall be paid to the Representative in connection with a Tail Financing if the Engagement Letter dated as of September 5, 2024 between the Representative and the Company (the “Engagement Letter”) is terminated by the Company for “Cause”. For purposes of the Engagement Letter, “Cause” means (i) general incompetence or non-performance, (ii) failure to fulfill a party’s obligations under the Engagement Letter, including the performance of the services in a manner that is reasonably acceptable to the other party, (iii) gross negligence or willful misconduct or (iv) a party is legally unable to perform its obligations under the Engagement Letter.

Right of First Refusal

We have agreed to grant the Representative, for the eighteen (18) month period following the closing of this offering, an irrevocable right of first refusal, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such eighteen (18) month period, of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to the Representative for such Subject Transactions. The Representative shall have the sole right to determine whether any other broker dealer shall have the right to participate in a Subject Transaction and the economic terms of such participation. For the avoidance of any doubt, we shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Representative.

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Restrictions on Sale of Securities

The Company, on behalf of itself and any successor entity, has agreed in the underwriting agreement that, without the prior written consent of the Representative, it will not, during the Engagement Period (including any extensions thereof) and additionally for a period of 180 days after the closing of the offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Lock-Up Agreements

In addition, each of our directors and officers and any other holder(s) of the outstanding ordinary shares (both Class A and Class B Ordinary Shares combined) as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into ordinary shares) shall enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities shall agree, for a period of 180 days from the effective date of the registration statement, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions.

Pricing of this Offering

Prior to this offering, there has been no public market for our Class A Ordinary Shares. The initial public offering price of our Class A Ordinary Shares will be determined through negotiations between us and the Representative. The factors to be considered in these negotiations include prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Class A Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our Company.

Based on the above valuation factors and the number of Class A Ordinary Shares outstanding, our initial public offering price is $           per Class A Ordinary Share for this offering.

An active trading market for our Class A Ordinary Shares may not develop. It is possible that after this offering of Class A Ordinary Shares will not trade in the public market at or above the initial public offering price.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our Class A Ordinary Shares for their own account by selling more Class A Ordinary Shares than we have sold to the underwriters. The underwriters may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our Class A Ordinary Shares by bidding for or purchasing shares or warrants in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker- dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our Class A Ordinary Shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our Class A Ordinary Shares to the extent that it discourages resales of our Class A Ordinary Shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A Ordinary Shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Class A Ordinary Shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Class A Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Advisory Services

Pursuant to the Engagement Letter, the Representative has agreed, from time to time, at the request of the Company, provide advisory services to the Company (“Advisory Services”). All such counsel and assistance will be limited to matters that are compatible with the Representative’s experience.

If during the term of the Engagement Letter or within twelve (12) months from the effective date of the termination of this Engagement Letter, either the Company or any party to whom the Company was introduced, directly or indirectly, by the Representative, or who was contacted by the Representative on behalf of the Company in connection with its Advisory Services for the Company, proposes a financing (“Financing”) or any transaction with the Company, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction (any such transaction, an “M&A Transaction”), then, if any such Financing or an M&A Transaction is consummated, the Company shall pay in cash, certain fees to the Representative.

Under the Engagement Letter, as consideration for the Advisory Services in connection with a private placement of equity or equity linked securities, the Company has agreed to pay the Representative a cash fee of seven and one-half percent (7.5%) of the amount of capital raised, invested or committed. Under the Engagement Letter, as consideration for the Advisory Services in connection with a private placement of debt, the Company has agreed to pay the Representative a cash fee of six percent (6%) of the amount of capital raised, invested or committed. Under the Engagement Letter, as additional compensation for the Advisory Services, the Company has agreed to issue to the Representative or its designees at the closing warrants to purchase that number of ordinary shares equal to five percent (5.0%) of the aggregate proceeds sold in an offering. For M&A Transactions, pursuant to the Engagement Letter, the Company has agreed to pay to the Representative a cash fee equal to five percent (5%) of the total M&A Transaction consideration (as defined in the Engagement Letter). Pursuant to the Engagement Letter, a Financing or M&A Transaction shall be deemed consummated before such date if any agreement in principle which includes material terms of such Financing or M&A Transaction is reached prior to such date even if the closing occurs later.

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Affiliations

Each underwriter and its respective affiliates are a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions. We have not engaged the underwriters to perform any services for us in the previous 180 days, nor do we have any agreement to engage the underwriters to perform any services for us in the future, subject to the right to act as an advisor as described above.

In the ordinary course of its various business activities, each underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Each underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members. The underwriters may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors. In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities. In the opinion of the Securities and Exchange Commission, we have been advised that indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Application for Nasdaq Listing

We have applied to have our Class A Ordinary Shares approved for listing/quotation on The Nasdaq Capital Market under the symbol “ELCG.” We will not consummate and close this offering without a listing approval letter from The Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on The Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Class A Ordinary Shares in this offering sufficient to satisfy applicable listing criteria, our Class A Ordinary Shares will in fact be listed.

If the application is approved, trading of our Class A Ordinary Shares on The Nasdaq Capital Market will begin within five days following the closing of this offering. If our Class A Ordinary Shares are listed on The Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

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Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Australia

This prospectus:

●	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

●	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Ordinary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Ordinary Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Ordinary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Ordinary Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Ordinary Shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Ordinary Shares you undertake to us that you will not, for a period of 12 months from the date of issue of the Ordinary Shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

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Notice to Prospective Investors in Canada

Resale restrictions. The distribution of the Ordinary Shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Ordinary Shares are made. Any resale of the Ordinary Shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian purchasers. By purchasing Ordinary Shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase the Ordinary Shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions;

●	the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations;

●	where required by law, the purchaser is purchasing as principal and not as agent; and

●	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest. Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus.

Statutory Rights of Action. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights. All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment. Canadian purchasers of Ordinary Shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Ordinary Shares in their particular circumstances and about the eligibility of the Ordinary Shares for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Cayman Islands

No invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the Ordinary Shares or our Ordinary Shares. This prospectus does not constitute a public offer of the Ordinary Shares or Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Neither Ordinary Shares nor Ordinary Shares have been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in Dubai International Financial Centre, or the DIFC

This prospectus relates to an Exempt Offer of the Dubai Financial Services Authority, or the DFSA, in accordance with the Markets Rules 2012 of the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

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Notice to Prospective Investors in European Economic Area

In relation to each Member State of the European Economic Area (each, a Relevant State), no Ordinary Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Ordinary Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Ordinary Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Ordinary Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in Hong Kong

The Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Notice to Prospective Investors in Japan

Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus are required by us and the underwriters to keep such prospectus confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the Ordinary Shares.

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Notice to Prospective Investors in People’s Republic of China

This prospectus may not be circulated or distributed in the People’s Republic of China, or the PRC, and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC includes only mainland China.

Notice to Prospective Investors in Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Notice to Prospective Investors in Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus in Singapore with the Monetary Authority of Singapore. Accordingly, this prospectus and any other documents or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, or (ii) to a relevant person pursuant to Section 275(1), or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

115

Notice to Prospective Investors in Switzerland

The Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Ordinary Shares.

Notice to Prospective Investors in United Arab Emirates

The Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

Notice to Prospective Investors in United Kingdom

This prospectus is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order; or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (i)-(iii) together being referred to as “relevant persons”). The Ordinary Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Ordinary Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

116

EXPENSES OF THIS OFFERING

Set forth below is an itemization of our total expenses, excluding underwriting discount and the non-accountable expense allowance that we expect to incur in connection with the offer and sale of the Class A Ordinary Shares by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, Inc. filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission registration fee	US$	2,113
Financial Industry Regulatory Authority, Inc. filing fee	US$	2,570
Nasdaq listing fee	US$	75,000
Printing and engraving expenses	US$	2,878
Legal fees and expenses	US$	978,009
Accounting fees and expenses	US$	488,900
Miscellaneous expenses	US$	644,620
Total	US$	2,194,090

These expenses will be borne by us, except for underwriting discounts and commissions and the non-accountable expense allowance, which will be borne by us in proportion to the numbers of ordinary shares sold in the offering by us, respectively.

117

LEGAL MATTERS

We are being represented by Morgan, Lewis & Bockius with respect to certain legal matters of U.S. federal securities and New York State law.

The validity of the Class A Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers, Dill & Pearman.

Certain legal matters of Singapore law in connection with this offering will be passed upon for us by Morgan Lewis Stamford LLC.

Certain legal matters of U.S. federal securities laws in connection with this offering will be passed upon for the underwriter by Loeb & Loeb LLP. New York, New York.

118

EXPERTS

The consolidated financial statements of as of and for the years ended June 30, 2024 and 2025 included in the Registration Statement have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #21-14 International Plaza, Singapore 079903.

119

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act with respect to underlying ordinary shares, to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and our ordinary shares.

Immediately upon completion of this offering we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You may also obtain additional information over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

120

ELC GROUP HOLDINGS LTD. AND SUBSIDIARY

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of ELC Group Holdings Ltd. and its subsidiary

Opinion on the consolidated financial statements

We have audited the accompanying consolidated balance sheets of ELC Group Holdings Ltd. and its subsidiary (collectively referred to as the “Company”) as of June 30, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended June 30, 2025 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024 and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2023.

Singapore

October 28, 2025

PCAOB ID# 6732

F-2

ELC GROUP HOLDINGS LTD AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	As of June 30,
	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$89,019	$254,194
Trade receivables, net	2,075,370	1,183,110
Other receivables	18,612	6,429
Deferred offering costs	911,481	339,546
Deposits and prepayments	32,208	23,970
Amounts due from a related party	815	-
Total Current Assets	3,127,505	1,807,249

Non-Current Assets:
Right of use assets – operating lease	-	44,436
Total Non-Current Assets	-	44,436
Total Assets	$3,127,505	$1,851,685

Liabilities and Equity
Current Liabilities:
Trade payables	$20,153	$2,153
Other payables	625,394	365,225
Bank borrowings	397,558	243,433
Current portion of operating lease liabilities	-	45,600
Income tax payable	231,215	114,320
Total Current Liabilities	1,274,320	770,731

Non-Current Liabilities:
Bank borrowings	328,725	558,492
Total Non-Current Liabilities	328,725	558,492
Total Liabilities	$1,603,045	$1,329,223

Commitments and contingencies

Equity
Share capital* (Class A Ordinary shares: 40,000,000,000 authorized, $0.000001 par value, 16,008,000 shares issued and outstanding as of June 30, 2025 and 2024, respectively; Class B Ordinary shares: 10,000,000,000 authorized, $0.000001 par value, 3,992,000 shares issued and outstanding as of June 30, 2025 and 2024, respectively)	$20	$20
Additional paid-in capital	144,998	144,998
Retained earnings	1,284,769	351,380
Accumulated other comprehensive income	94,673	26,064
Total Shareholders’ Equity	1,524,460	522,462
Total Liabilities and Equity	$3,127,505	$1,851,685

* Retrospectively presented for the effect of (i) the issuance of 160,080 Class A Ordinary shares and 39,920 Class B Ordinary shares on September 20, 2024 in preparation for the Company’s initial public offering, (ii) the 125-for-1 share subdivision effected on June 13, 2025, and (iii) the 4-for-5 reverse share split effected on July 2, 2025 (Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ELC GROUP HOLDINGS LTD AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Years Ended
	June 30,
	2025	2024

Revenue	$6,999,699	$6,413,743
Cost of revenue	(4,571,877)	(5,002,162)
Gross profit	2,427,822	1,411,581

Operating expenses
General administrative expenses	(1,475,938)	(1,214,725)
Income from operations	951,884	196,856

Other income, net	232,513	833,584
Finance costs	(66,035)	(75,420)
Income before income tax	1,118,362	955,020
Income tax expenses	(184,973)	(117,206)
Net Income	933,389	837,814

Foreign currency translation differences	68,609	(8,652)
Total comprehensive income	$1,001,998	$829,162

Basic and diluted earnings per ordinary share	$0.05	$0.04

Weighted average number of Ordinary shares outstanding	20,000,000 *	20,000,000 *

* Retrospectively presented for the effect of (i) the issuance of 160,080 Class A Ordinary shares and 39,920 Class B Ordinary shares on September 20, 2024 in preparation for the Company’s initial public offering, (ii) the 125-for-1 share subdivision effected on June 13, 2025, and (iii) the 4-for-5 reverse share split effected on July 2, 2025 (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ELC GROUP HOLDINGS LTD AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Ordinary shares
	Number of Shares*	Amount ($0.000001 par)*	Additional Paid-in Capital	Retained earnings	Accumulated Other Comprehensive Income	Total Equity
Balance as of June 30, 2023	20,000,000	$20	$144,998	$376,467	$34,716	$556,201

Foreign currency translation	-	-	-	-	(8,652)	(8,652)
Net income for the year	-	-	-	837,814	-	837,814
Dividends (Note 11)	-	-	-	(862,901)	-	(862,901)

Balance as of June 30, 2024	20,000,000	$20	$144,998	$351,380	$26,064	$522,462

Foreign currency translation	-	-	-	-	68,609	68,609
Net income for the year	-	-	-	933,389	-	933,389

Balance as of June 30, 2025	20,000,000	$20	$144,998	$1,284,769	$94,673	$1,524,460

* Retrospectively presented for the effect of (i) the issuance of 160,080 Class A Ordinary shares and 39,920 Class B Ordinary shares on September 20, 2024 in preparation for the Company’s initial public offering, (ii) the 125-for-1 share subdivision effected on June 13, 2025, and (iii) the 4-for-5 reverse share split effected on July 2, 2025 (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ELC GROUP HOLDINGS LTD AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts expressed in US dollars (“$”)

	Years Ended
	June 30,
	2025	2024

Cash Flows From Operating Activities:
Net income	$933,389	$837,814
Adjustments to reconcile net income to net cash used in operating activities:
Lease expenses	42,400	144,518
Gain on operating lease termination	-	(16,067)
Provision for expected credit loss on trade receivables	155,300	-
Changes in operating assets and liabilities:
Trade receivables	(943,140)	(401,169)
Other receivables	(12,129)	3,475
Deferred offering costs	(530,278)	(339,546)
Deposits and prepayments	(6,487)	70,224
Trade payables	17,204	(11,012)
Other payables	228,500	(132,739)
Operating lease liabilities	(43,591)	(146,579)
Income tax payable	105,670	(244,183)
Net Cash used in Operating Activities	(53,162)	(235,264)

Cash Flows From Investing Activity:
Borrowings to related parties	-	(1,180,980)
Repayment from related parties	-	1,088,351
Net Cash used in Investing Activity	-	(92,629)

Cash Flows From Financing Activities:
Proceeds from bank borrowings	127,882	578,500
Repayment of bank borrowings	(249,119)	(429,005)
Dividends paid	-	(1,266)
Net Cash (used in) provided by Financing Activities	(121,237)	148,229

Effect of movements in exchange rates on cash held	9,224	(2,106)

Net changes in cash	(165,175)	(181,770)
Cash at beginning of the year	254,194	435,964
Cash at end of the year	$89,019	$254,194

Supplemental Cash Flow Information:
Cash paid for interest	$54,863	$71,755
Cash paid for taxes	107,983	359,161

Supplemental Information on Non-Cash Activity:
Dividends payable settled by offsetting the amounts due from related parties	-	861,635

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ELC GROUP HOLDINGS LTD AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 1. Organization and nature of operations

ELC GROUP HOLDINGS LTD (“ELC Group”) is a company incorporated and domiciled in the Cayman Islands on September 20, 2024 as an investment holding company. The address of its registered office is Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. The business address is 745 Lorong 5 Toa Payoh, #03-02, The Lifeline Building, Singapore 319455. The authorized share capital of the Company is $50,000 divided into 400,000,000 Class A Ordinary shares of a par value of $0.0001 each and 100,000,000 Class B Ordinary shares of a par value of $0.0001 each.

On February 25, 2020, EL Connect Pte Ltd (“EL Connect”) was incorporated and domiciled in Singapore as a private company with limited liability. ELC Group, through EL Connect (collectively referred to as the “Company”), is principally engaged in providing manpower resources and selling of facility management software licenses.

Reorganization

Upon the incorporation in the Cayman Islands on September 20, 2024 in connection with the offshore restructuring, ELC Group issued and allotted one Class A Ordinary Share to Conyers Corporate Services (Cayman) Limited in nil-paid form on September 20, 2024. On September 20, 2024, Conyers Corporate Services (Cayman) Limited transferred one Class A Ordinary Share in nil-paid form to LT Innotec Limited at nil consideration.

On September 20, 2024, ELC Group issued and allotted 160,079 Class A Ordinary shares to several parties and 39,920 Class B Ordinary Shares to Mr. Chow Kang Hong, all in nil-paid form. On October 16, 2024, all of the 160,080 Class A Ordinary Shares and 39,920 Class B Ordinary Shares issued and allotted by ELC Group in nil-paid form are credited as fully-paid, in consideration for the transfer of all the shares held by the holders of these Class A and Class B Ordinary shares in EL Connect Pte Ltd. to ELC Group.

The share swap transaction via a share exchange agreement was completed on October 16, 2024, in which the shareholders who owned 200,000 ordinary shares that represented 100% of the total issued and outstanding ordinary shares in EL Connect transferred their entire ownership in EL Connect to ELC Group for the consideration of ELC Group issuing 200,000 Ordinary shares to the shareholders of EL Connect (the “Share Swap”). Upon the completion of the reorganization, ELC Group became the parent company and EL Connect became a wholly owned subsidiary of ELC Group.

The reorganization transaction is considered a merger of entities under common control. Under the guidance in ASC 805, for transactions between entities under common control, the assets, liabilities, and results of operations, are recognized at their carrying amounts on the completion date of the share swap transaction, which required a retrospective combination of ELC Group and EL Connect for all periods presented. The consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods. This includes a retrospective presentation for all equity-related disclosures, including issued shares and earnings per share, which have been revised to reflect the effects of the reorganization as of June 30, 2025 and 2024.

On June 13, 2025, the Company effected a share subdivision (share split) whereby each issued and unissued Class A and Class B Ordinary share of par value US$0.0001 was subdivided into 125 shares of par value US$0.0000008. As a result of the subdivision, the number of authorized Class A and Class B Ordinary shares increased from 400,000,000 and 100,000,000 to 50,000,000,000 and 12,500,000,000, respectively. The number of issued and outstanding Class A Ordinary shares increased from 160,080 to 20,010,000 and Class B Ordinary shares from 39,920 to 4,990,000. The total par value and share capital amount remained unchanged. All share and per share information, including loss per share, has been retrospectively adjusted in these consolidated financial statements for all periods presented to reflect the effect of the share subdivision.

On July 2, 2025, the Company effected a 4-for-5 reverse share split, such that every 5 issued and outstanding Class A and Class B Ordinary share was converted into 4 shares. In connection with the reverse share split, the par value of each Class A and Class B share increased from $0.0000008 to $0.000001, and the authorized shares were reduced proportionately from 50,000,000,000 to 40,000,000,000 Class A shares and from 12,500,000,000 to 10,000,000,000 Class B shares. The share capital amount remained unchanged. All share and per-share information, including earnings per share and weighted-average shares, has been retroactively adjusted for all periods presented to reflect this reverse share split.

Note 2. Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.

2.1 Basis of presentation, consolidation and going concern

The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

F-7

The consolidated financial statements include the financial statements of the Company and its subsidiary from the dates they were incorporated. All intercompany balances and transactions have been eliminated on consolidation.

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Management of the Company is satisfied that the Company’s operating profit has provided the Company adequate financial resources to continue in operational existence for the foreseeable future, a period of at least 12 months from the date of this report.

2.2 Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reporting periods. Significant accounting estimates reflected in the Company’s consolidated financial statements include but are not limited to estimates and judgments applied in the allowance for credit loss of financial assets. Actual results could differ from those estimates and judgments.

2.3 Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. As of June 30, 2025, and 2024, substantially all the Company’s cash and cash equivalents were deposited with financial institutions with high credit ratings and quality.

2.4 Foreign currency translation

The reporting currency of the Company is United States Dollar (“USD”) and the accompanying consolidated financial statements have been expressed in “$”. The Company’s only operating subsidiary is based in Singapore with its books and records maintained in its local currency, Singapore Dollar (“SGD”), which is the functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not USD are translated into USD, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Shareholders’ equity is translated using the historical rates and adjustments resulting from the translation, if any, are included in accumulated other comprehensive income or loss. Revenue and expenses are translated at average rates prevailing during the years. The gains and losses resulting from the translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

The currency exchange rates were utilized as follows:

	2025	2024
Year-end SGD exchange rate	0.7837	0.7375
Annual average SGD exchange rate	0.7547	0.7417

2.5 Trade receivables

Trade receivables are recorded at the invoiced amount less expected credit losses as needed.

To estimate expected credit losses, the Company has identified the relevant risk characteristics of its customers and considers past collection experience, current economic conditions, and expected future economic conditions. For the years ended June 30, 2025 and 2024, the Company recorded provision for expected credit loss on trade receivables of $155,300 and $nil, respectively.

2.6 Leases

The Company determines if an arrangement is a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. The Company leases facilities for offices and staff quarters in Singapore, which are classified as operating leases with fixed lease payments, as contractually stated in the lease agreements. The Company has lease agreements with lease and non-lease components, which the Company has elected to account for the components as a single lease component. The Company’s leases do not contain any material residual value guarantees or material restrictive covenants.

F-8

The Company recognizes a lease liability and a right-of-use (“ROU”) asset at the commencement date of a lease. A lease liability is initially measured as the Company’s obligation for the future fixed lease payments that will be made over the lease term, measured on a discounted basis. An ROU asset is an asset that represents the Company’s right to use or control the use of specified assets for the lease term. The lease term includes periods for which it’s reasonably certain that the renewal options will be exercised and periods for which it’s reasonably certain that the termination options will not be exercised. The future fixed lease payments are discounted using the rate implicit in the lease. If the rate implicit in the leases is not readily determinable, the lessee should use the incremental borrowing rate as the discount rate, which approximates the interest rate at which the lessee could borrow on a collateralized basis with similar terms and payments and in similar economic environments. Additionally, the Company elected not to recognize any leases with lease terms of 12 months or less at the commencement date in the consolidated balance sheets.

The ROU asset is subsequently measured at the amount of the lease liability with adjustments, if applicable, for lease prepayments made prior to or at lease commencement, initial direct costs incurred by the Company and lease incentives. The Company will evaluate the carrying value of ROU assets if there are indicators of impairment and review the recoverability of the related asset group. If the carrying value of the asset group is determined to not be recoverable and is in excess of the estimated fair value, the Company will record an impairment loss in other expenses in the consolidated statements of operations.

Operating leases are included in operating lease ROU assets and operating lease liabilities in the consolidated balance sheets. Operating lease liabilities that become due within one year of the balance sheet date are classified as current operating lease liabilities. Lease expense is recognized on a straight-line basis over the lease term.

2.7 Deferred offering costs

In accordance with ASC 340-10-S99-1, the Company defers specific incremental costs directly attributable to an equity securities offering. These costs will be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. If the Company does not complete the initial public offering, the deferred costs of the aborted offering will be deferred and charged against the proceeds of a subsequent offering. Any costs related to an aborted offering will be expensed in the period in which the Company elects to abort the offering.

Prior to the completion of the initial public offering, deferred offering costs, which mainly consist of direct incremental legal, auditing, accounting, consulting, and other fees relating to the initial public offering, are capitalized on the consolidated balance sheets.

2.8 Trade and other payables

Trade and other payables are liabilities for unpaid goods and services provided to the Company prior to the end of each reporting period. They are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method. They are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

2.9 Fair value measurements

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available and to minimize the use of unobservable inputs when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

F-9

As of June 30, 2025, and 2024, the carrying values of the Company’s financial instruments, including cash, trade receivables, other assets, trade payables, and other liabilities, approximate their fair values due to the short-term nature of these instruments.

2.10 Revenue from contracts with customers

The Company adopts Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC Topic 606) for all periods presented. The Company generates revenue primarily through (i) the provision of manpower services, (ii) the provision of manpower contracting services, (iii) the provision of software as a service (“SaaS”), (iv) the sale of software license and (v) the provision of project management services.

When control of the promised services are transferred to the customers, the Company recognizes revenue in the amount that reflects the consideration the Company expects to receive in exchange for these services. The Company determines revenue recognition by applying the following five-step model:

●	Identification of the contract, or contracts, with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when, or as, the Company satisfies a performance obligation.

Arrangements with multiple performance obligations

The Company engages in customer arrangements, which may include multiple performance obligations, such as any combination of license of software and maintenance services. For such arrangements, the Company allocates revenues to each performance obligation on a relative standalone selling price basis. A performance obligation’s standalone selling price is determined based on the directly observable prices charged to customers. When directly observable prices charged to customers are not available, other methods are used such as the adjusted market assessment approach, the expected cost plus a margin approach.

Principal agent considerations

Management assesses whether the Company acts as principal or agent based on the following:

●	The Company is primarily responsible for fulfilling the promise to provide the specific good or service.

●	The Company has discretion in establishing the price for the specific good or service.

For performance obligations in which the Company acts as principal when the Company controls the specified services before transferring those services to customers, revenue is recorded as the gross amount billed to customers. Management has determined revenue generating from manpower contracting service, software as a service (“SaaS”), sale of software license, project management service and particular manpower supply services that the Company obligates to monitor the part time workers’ performance and deliverable to the customers (hirers) to be recorded as gross, as the Company is primarily responsible for the services rendered to customers and has discretion in establishing pricing in the contracts with customers.

For performance obligations in which the Company act as the agent when the Company is not primarily responsible for the performance and deliverable to customers, revenue is recorded as the net amount of our gross billings less pass-through expenses charged to customers (hirers). Management has determined that revenue generating from particular manpower supply services that the Company acts as an agent to provide job matching service between customers (hirers) and the part time workers seeking for work to be recorded as net. The Company does not have discretion in establishing pricing to hire part time workers. The Company generally acts as an agent and solely arranges for part time workers to provide services to customers.

Contract balances

The Company’s payment terms vary by customer and service type. For certain services, the Company requires upfront payments before control of the service has transferred to the customer. For other services, the Company invoices the customer after providing the services.

The Company recognizes a contract asset when revenue is recognized in advance of invoicing on a customer contract, unless the right to payment for that revenue is unconditional (i.e. requiring no further performance and only the passage of time). If a right to payment is determined to meet the criteria to be considered ‘unconditional’, then the Company will recognize a receivable.

The Company records deferred revenues when billings or payments are received from customers in advance of its performance. Deferred revenue is generally recognized when the transfer of control to customers occurs. The deferred revenue balance is driven by multiple factors, including the frequency of renewals, invoice timing, and invoice duration. As of June 30, 2025 and 2024, the Company expects $112,749 and $38,706 of the deferred revenue balance to be recognized in one year or less, respectively.

Segment reporting

The Company generates its revenue from one service line and operates as a single operating segment, please refer to Note 12 for segment information.

F-10

In accordance with ASC 280-10-50-40, the Company’s disaggregation information of revenues by each service or each group of similar services type which are recognized based on the nature of performance obligation disclosed above is as follows:

	For the years ended June 30,
Service Type	2025	Percentage of Total revenue (in %)	2024	Percentage of Total revenue (in %)
Manpower supply	$5,039,727	72.0	$3,869,238	60.3
Manpower contracting	-	-	1,597,928	24.9
Software as a service (“SaaS”)	146,335	2.1	140,784	2.2
Sale of software license	1,282,008	18.3	558,119	8.7
Project management	498,125	7.1	244,750	3.8
Others*	33,504	0.5	2,924	0.1
Total	$6,999,699	100.0	$6,413,743	100.0

* Others mainly include revenue from local courier services and software maintenance services.

All revenue was generated from Singapore. During the years ended June 30, 2025 and 2024, revenue amounting to $6,270,911 and $6,413,743 was generated from third parties; and $728,788 and $nil was generated from a related party (Note 10), respectively.

Revenue is recognized when the related performance obligations are satisfied as follows:

Fixed Fees (Transaction price)
Service Type		Performance Obligations	Per delivery (point-in-time)	Per month (over-time)
Manpower supply	(a)	Provision of part-time manpower to customers on the Company’s employment and recruitment portal “EL Connect Mobile”	√
Manpower contracting	(b)	Provision of cleaning services	√
Software as a service (“SaaS”)	(c)	Granted right to access of “Taskforce” app		√
Sale of software license – use of intellectual property	(d) (i)	Granted right to use of customized “Taskforce” app	√
Sale of software license – after-sale technical support	(d) (ii)	Provision of updates and maintenance service on customized “Taskforce” app		√
Project management	(e)	Provision of management services		√
Others - Local courier		Delivery of service parcels to the designated location	√
Others – Software maintenance		Provision of one-off basis software maintenance service	√

(a)	Manpower supply services is a job-based revenue earned by the Company. The Company has digitalized the hiring process on “EL Connect Mobile” Application/Website/Platform where the customers (hirers) post their job requests and the part time workers seeking for jobs. Customers (hirers) requests the Company to provide temporary workforce at an agreed fee. The Company hires the part time workers according to the customers’ (hirers’) requests and pays wages to the part time workers according to the hourly rate posted on the job listing established by the Company. Billing is prepared on a monthly or semi-monthly basis once the customers and the Company confirms on the service delivery reports. This service revenue is recognized at the point-in-time when the part-time workers provided services to the customers.

F-11

(b)	Manpower contracting services is a job-based revenue earned by the Company for the provision of cleaning services. Billing is prepared on a monthly basis once service delivery reports have been confirmed and the invoice amount has been confirmed with the customers. Standard payment is 30 days. This service revenue is recognized net of sales taxes at the point-in-time when the cleaning services are rendered at customers’ sites.

(c)	Software as a service (SaaS”) is a subscription-based revenue earned by the Company. The Company entered into subscription agreement with the licensee typically on a monthly basis to offer them the right to access to the Company’s facility management software solution “Taskforce”. Billing is prepared monthly based on the fixed fee arrangement on the contract. This subscription revenue is recognized over-time on a straight-line basis over the period of the contract term.

(d)

Sale of software license include two performance obligation – (i) sale of the custom-made and rebranded license of the Company’s software solution “Taskforce” and (ii) the provision of after-sale technical support.

(i) The Company entered into a sale and purchase agreement with the licensee to offer them the right to use the Company’s intellectual property. Billing is prepared by three milestone payments. This revenue is recognized at the point-in-time at which the license is granted.

(ii) The Company also obligated to provide technical support for “Taskforce” for a period of 24 months to 36 months following the delivery of license. Revenue allocated to this service is recognized on a straight-line basis, ratably over the contractual term.

(e)

Project management service is a service-based revenue earned by the Company. The Company entered into agreements with the customer to provide management services to the customers in connection with its operations as a cleaning business for a term of one year. Billing is prepared monthly based on the fixed monthly service fee on the contract. This service-based revenue is recognized over-time on a straight-line basis over the period of the contract term.

2.11 Cost of revenue

Cost of revenue is recognized when incurred. Cost of revenue consists primarily of staff costs that are directly attributable to services provided. These costs are charged to the Company’s consolidated statements of operations in the period as incurred.

2.12 Earnings per share (“EPS”)

Basic EPS is calculated by dividing the net income attributable to ordinary equity holders by the weighted average number of Ordinary shares outstanding during the year. Diluted EPS is calculated by using the weighted average number of Ordinary shares outstanding adjusted to include the potentially dilutive effect of Ordinary shares outstanding during the year using the treasury stock method and as if converted method, unless their inclusion in the calculation is anti-dilutive.

2.13 Income Taxes

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”. Under ASC 740, income taxes are recognized for the amount of taxes payable or refundable for the current period and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion, or all, of the deferred tax asset will not be realized.

The Company accounts for uncertainties in income tax in accordance with ASC 740-10 “Accounting for Uncertainty in Income Taxes”. ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. As of June 30, 2025 and 2024, there were no penalties or accrued interest recorded in the consolidated financial statements.

F-12

The Company conducts business activities and is subject to taxes in Singapore. The Company files tax returns in Singapore and is subject to examination by the Singapore tax authority.

2.14 Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions and balances. Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

2.15 Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, the Company will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

2.16 Recent Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2023. The Company adopted ASU 2023-07 as of January 1, 2024. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” to enhance the transparency and decision usefulness of income tax disclosures. The amendments require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pre-tax income or loss by the applicable statutory income tax rate). In addition, public business entities are required to provide certain qualitative disclosures about the rate reconciliation and the amount of income taxes paid (net of refunds received) disaggregated (1) by federal (national), state, and foreign taxes and (2) by individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). For public business entities, the standard is effective for annual periods beginning after December 15, 2024. The amendments in this ASU require a cumulative effect adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets) as of the beginning of the annual reporting period in which an entity adopts the amendments. The Company is evaluating the impact of this standard on the Company’s consolidated financial statements.

In March 2024, the FASB issued ASU 2024-01, “Compensation — Stock Compensation (Topic 718) — Scope Application of Profits Interest and Similar Awards” (“ASU 2024-01”), which intends to improve clarity and operability without changing the existing guidance. ASU 2024-01 provides an illustrative example intended to demonstrate how entities that account for profits interest and similar awards would determine whether a profits interest award should be accounted for in accordance with Topic 718. Entities can apply the guidance either retrospectively to all prior periods presented in the financial statements or prospectively to profits interest and similar awards granted or modified on or after the date of adoption. ASU 2024-01 is effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the adoption of this guidance whether or not a material impact on the Company’s consolidated financial statements.

In March 2024, the FASB issued ASU 2024-02, “Codification Improvements — Amendments to Remove References to the Concept Statements” (“ASU 2024-02”). ASU 2024-02 contains amendments to the FASB Accounting Standards Codification that remove references to various FASB Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior Statements to provide guidance in certain topical areas. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the adoption of this guidance whether or not a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU improves the disclosures about a public business entity’s expenses and addresses requests from investors for more detailed information about the types of expenses in commonly presented expense captions. The amendments in this update are effective for public entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its consolidated financial statements.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its financial statements.

F-13

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its financial statements.

Note 3. Concentrations and risks

Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of trade receivables. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for a provision for expected credit losses. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on trade receivables.

Details of the customers which accounted for 10% or more of the revenue are as follows:

	For the years ended June 30,
	2025	% revenue	2024	% revenue
Customer A	$728,788	10%	$2,206,026	34%
Customer B	1,218,107	17%	-	-%
Customer C	1,076,138	16%	-	-%
Customer D	795,664	11%	-	-%
	3,818,697	54%	2,206,026	34%

Details of the customers which accounted for 10% or more of the gross trade receivables are as follows:

	As of June 30,
	2025	% trade receivables	2024	% trade receivables
Customer E	$286,183	13%	$-	-%
Customer F	333,168	15%	-	-%
Customer G	311,811	14%	-	-%
Customer H	311,811	14%	-	-%
Customer I	286,183	13%	-	-%
Customer J	-	-%	120,263	10%
Customer K	-	-%	112,546	10%
Customer L	-	-%	112,867	10%
	$1,529,155	68%	$345,676	30%

Foreign Currency Risk

The Company operates in Singapore, which exposes it to the effects of fluctuations in currency exchange rates as it reports its financials and key operational metrics in USD. The Company earns revenue and generally incurs expenses for employee compensation and other operating expenses denominated in local currency. Fluctuations in the exchange rates among the local currency that the Company uses could cause fluctuations in its operational and financial results.

Note 4. Deposits and prepayments

At June 30, 2025 and 2024, deposits and prepayments consisted of the following:

	As of June 30,
	2025	2024
Refundable deposits	$19,149	$14,614
Prepayments	13,059	9,356
	$32,208	$23,970

F-14

Note 5. Right-of-use assets and operating lease liabilities

The Company has leases for the office premises and staff quarters in Singapore expiring on various dates through June 2025, which are classified as operating leases. All cash payments of operating lease cost are classified within operating activities in the consolidated statements of cash flows. For the years ended June 30, 2025 and 2024, lease expense for leases related to right-of-use assets included in the Company’s cost of revenue was $nil and $97,744, respectively. For the years ended June 30, 2025 and 2024, lease expense for leases related to right-of-use assets included in the Company’s general administrative expenses was $42,360 and $46,774, respectively.

The carrying amounts of right-of-use assets are as below:

	As of June 30,
	2025	2024
Office premises and staff quarters	$-	$88,871
Less: Accumulated lease expense	-	(44,435)
ROU assets, net	$-	$44,436

During the year ended June 30, 2024, the Company derecognized the cost and accumulated depreciation of the right-of-use assets of $605,038 and $394,609, respectively upon the full termination of certain operating leases before the expiration of the lease term. The Company recorded a gain of $16,067 related to the termination of these leases in other income under the Company’s Consolidated Statements of Operations.

As of June 30, 2025, the Company did not have any future minimum payments under long-term non-cancellable operating leases.

Other information:

	For the years ended June 30,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities:
Cash outflows from operating lease	$43,591	$156,529
Right-of-use assets obtained in exchange for operating lease liabilities	$-	$88,871
Remaining lease term for operating leases (years)	-	0.2
Weighted average discount rate for operating leases	-%	5.25%

Note 6. Other payables

	As of June 30,
	2025	2024
Payroll payable	$150,210	$127,091
Other payables	66,463	32,607
Goods & Services Tax (“GST”) payable	295,972	166,822
Deferred revenue	112,749	38,705
	$625,394	$365,225

F-15

Note 7. Bank borrowings

		As of June 30,
		2025	2024
Loan I	(a)	$72,496	$97,429
Loan II	(b)	8,241	23,062
Loan III	(c)	156,085	209,652
Loan IV	(d)	41,340	49,691
Loan V	(e)	213,660	254,127
Loan VI	(f)	49,313	82,673
Loan VII	(g)	52,351	85,291
Loan VIII	(h)	132,797	-
Total bank borrowings		$726,283	$801,925
Less: current portion		(397,558)	(243,433)
Long-term bank borrowings		$328,725	$558,492

(a)	On July 12, 2022, the Company borrowed a long-term loan from a financial institution in the amount of $143,401 (“Loan I”), which is repayable by 60 equal monthly installments of $2,690 with the first installment to be paid on September 2, 2022. The loan bears an effective interest rate of 4.75% per annum. The loan was jointly secured by Liu Weihan Hugen, former director and former shareholder, and Chow Kang Hong, director and shareholder of the Company.

(b)	On November 30, 2020, the Company borrowed a long-term loan from a financial institution in the amount of $74,203 (“Loan II”), which is repayable by 60 equal monthly installments of $1,317 with the first installment to be paid on January 4, 2021. The loan bears an effective interest rate of 2.5% per annum. The loan was jointly secured by Liu Weihan Hugen, former director and former shareholder, and Chow Kang Hong, director and shareholder of the Company.

(c)	On July 26, 2022, the Company borrowed a long-term loan from a financial institution in the amount of $308,312 (“Loan III”), which is repayable by 60 equal monthly installments of $5,783 with the first installment to be paid on September 1, 2022. The loan bears an effective interest rate of 4.75% per annum. The loan was jointly secured by Liu Weihan Hugen, former director and former shareholder, and Chow Kang Hong, director and shareholder of the Company.

(d)	On July 11, 2023, the Company borrowed a long-term loan from a financial institution in the amount of $59,890 (“Loan IV”), which is repayable by 60 equal monthly installments of $1,208 with the first installment to be paid on August 1, 2023. The loan bears an effective interest rate of 7.75% per annum. The loan was jointly secured by Liu Weihan Hugen, former director and former shareholder, and Chow Kang Hong, director and shareholder of the Company.

(e)	On July 31, 2023, the Company borrowed a long-term loan from a financial institution in the amount of $299,448 (“Loan V”), which is repayable by 60 equal monthly installments of $6,144 with the first installment to be paid on September 28, 2023. The loan bears an effective interest rate of 8.5% per annum. The loan was jointly secured by Liu Weihan Hugen, former director and former shareholder, and Chow Kang Hong, director and shareholder of the Company.

(f)	On July 31, 2023, the Company borrowed a long-term loan from a financial institution in the amount of $112,293 (“Loan VI”), which is repayable by 36 equal monthly instalments of $3,545 with the first installment to be paid on September 28, 2023. The loan bears an effective interest rate of 8.5% per annum. The loan was jointly secured by Liu Weihan Hugen, former director and former shareholder, and Chow Kang Hong, director and shareholder of the Company.

(g)	On September 12, 2023, the Company borrowed a long-term loan from a financial institution in the amount of $110,055 (“Loan VII”), which is repayable by 36 equal monthly instalments of $3,484 with the first instalment to be paid on October 2, 2023. The loan bears an effective interest rate of 8.68% per annum. This loan was unsecured.

(h)

From time to time during the year ended June 30, 2025, the Company entered into trade receivables factoring arrangements with a financial institution, allowing for the factoring with recourse in trade receivables. The Company obtained loans under the trade receivables factoring arrangement in aggregate amount of $2,170,524 (“Loan VIII”), fully collateralized by the trade receivable balance. The Company is subject to recourse on the trade receivables. The loans bear a fixed interest rate of 7.5% per annum, with maturity date 90 days after the due date of the trade receivables, ranging from 14 days to 30 days. Fees incurred in connection with these trade receivables factoring arrangement was $11,132.

During the years ended June 30, 2025 and 2024, the aggregate amount of interest expense was $54,863 and $71,755, respectively.

F-16

Note 8. Income tax

Income tax expense comprises current and deferred taxes. Current taxes and deferred taxes are recognized in the consolidated statements of operations except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income or loss.

Cayman Islands

ELC Group was incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, ELC Group is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Singapore

EL Connect was incorporated in Singapore and is subject to the Singapore corporate income tax rate of 17.0%.

Current taxes are the expected tax receivable or payable on the taxable income or loss for the years, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax receivable or payable in respect of previous years. Deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred taxes are not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiary and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

The Company considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carry forward periods, the Company’s experience with tax attributes expiring unused and tax planning alternatives. Valuation allowances have been established for deferred tax assets based on a more-likely-than-not threshold. The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income within the carry forward periods provided for in the tax law.

A reconciliation between the statutory tax rate to income before income taxes and the actual provision for income taxes is as follows:

	For the years ended June 30,
	2025	2024
Income before income tax	$1,118,362	$955,020
Singapore income tax statutory rate	17%	17%
Income tax at statutory rate	190,122	162,353
Preferential tax rate*	(13,151)	(12,924)
Prior year over-provision	(9,005)	(49,279)
Corporate Income Tax (“CIT”) Rebate**	(28,680)	-
Non-deductible expense	27,349	17,056
Effect of different tax rates in other jurisdictions	18,338	-
Income tax expenses	$184,973	$117,206

* From 2020 onwards, the Singapore tax authority provided a graded tax reduction scheme on the Company’s income. The scheme offers a 75% exemption on the first $7,544 of taxable income, followed by an additional 50% exemption on the next $143,342.

** As announced in Singapore’s Budget 2025, to support enterprises’ cash flow needs, all taxpaying entities—regardless of tax residency—will receive a Corporate Income Tax (CIT) Rebate of 50% on CIT payable for the Year of Assessment 2025. Entities that satisfy the “local employee condition” by employing at least one local employee in calendar year 2024 will be eligible for a minimum cash grant of $1,509 in the form of CIT Rebate. The total cash grant available to each entity is capped at $30,189.

F-17

Note 9. Government Grants

In the years ended June 30, 2025 and 2024, EL Connect received funds from the Singapore Government to help employers under the following schemes:

Wage Credit Scheme (“WCS”)

WCS aims to encourage employers to raise wages for their employees. The Singapore government co-funds wage increases given to Singaporean employees earning a gross monthly wage of up to $3,018.

Senior Employment Credit (“SEC”)

Under SEC, the Singapore government provides wage offsets to help employers that employ Singaporean workers adjust to the higher retirement and re-employment age. Higher support will be given to the older age bands.

For wages paid from January 1, 2023 to December 31, 2025, depending on the age and wage of the eligible workers, employers will receive up to 8% of the wages paid to Singaporean workers aged 60 and above and earning up to $3,018 per month (the “eligible workers”). For wages paid from January 1, 2021, to December 31, 2022, the same wage offset applies to Singaporean workers aged 55 and above and earning up to $3,017 per month.

During the years ended June 30, 2025, and 2024, the aggregate amount of government grants was $73,698 and $702,595, respectively. These grants were recognized as other income on the Company’s consolidated statements of operations when there was reasonable assurance that the Company had complied with the conditions attached to the grants and that the grants had been received.

Note 10. Related Party Transactions

The table below sets forth the major related parties and their relationships with the Company as of June 30, 2025 and 2024:

Name of related parties	Relationship with the Company
Liu Weihan Hugen (“Mr. Liu”)	Shareholder and director of the Company until February 2025 when Mr. Liu resigned and sold all his shares
Chow Kang Hong (“Mr. Chow”)	Shareholder and director of the Company
Eng Leng Contractors Pte. Ltd. (“Eng Leng”)	Indirectly controlled by LT Innotec Ltd., shareholder of the Company after the reorganization

Amounts due from a related party:

	As of June 30,
	2025	2024
Chow Kang Hong	815	-

The balance represents cash advance to Mr. Chow during the year ended June 30, 2025. During the year ended June 30, 2025, the Company made $785 cash advance to Mr. Chow, with an exchange difference of $30 arising from the translation of SGD balances into U.S. dollar at different year-end exchange rates. The amounts are unsecured, non-interest bearing and due on demand.

F-18

Related party transactions:

Transaction with Liu Weihan Hugen

From time to time during the year ended June 30, 2024, the Company lent an aggregate amount of $1,180,980 to Mr. Liu and Mr. Liu had repaid an aggregate amount of approximately $1,088,351, with an exchange difference of $2,739 arising from the translation of S$ balances into U.S. dollar at different year-end exchange rates. In June 2024, the Company, Mr. Liu and Mr. Chow made a tri-party agreement to legally offset all of the Company’s loans to Mr. Liu with the 2024 interim dividend declared to Mr. Liu and Mr. Chow. As of June 30, 2024, the amounts due from Mr. Liu was fully settled upon such netting off arrangement.

Transaction with Chow Kang Hong

Except for the exchange difference of $785 arising from the transaction of S$ balances into U.S. dollar at different year-end exchange rates, there was no movement on the balance during the year ended June 30, 2024. In June 2024, the Company, Mr. Liu and Mr. Chow made a tri-party agreement to legally offset all of the Company’s loans to Mr. Chow with the 2024 interim dividend declared to Mr. Liu and Mr. Chow. As of June 30, 2024, the amounts due from Mr. Chow was fully settled upon such netting off arrangement.

During the year ended June 30, 2025, the Company made cash advance to Chow as disclosed above.

Transaction with Eng Leng Contractors Pte. Ltd.

During the year ended June 30, 2025, the Company recognized revenue totaling $728,788 from services provided to Eng Leng, detailed as follows:

For the year ended June 30, 2025
Manpower supply	$84,993
Sale of software license – use of intellectual property	145,671
Project management	498,124
$728,788

Note 11. Equity

The shareholders’ equity structure as of June 30, 2025 and 2024 are presented after giving retroactive effect to the reorganization of the Company that was completed on October 16, 2024. Immediately before and after reorganization, the Company, together with its wholly owned subsidiary, were effectively controlled by the same shareholder; therefore, for accounting purposes, the reorganization was accounted for as a recapitalization.

Authorized Shares

The authorized share capital of the Company is $50,000 divided into 400,000,000 Class A Ordinary shares of a par value of $0.0001 each and 100,000,000 Class B Ordinary shares of a par value of $0.0001 each. Following the 125-for-1 share subdivision effected on June 13, 2025, and the 4-for-5 reverse share split effected on July 2, 2025, the Company’s authorized share capital was restructured to comprise 40,000,000,000 Class A Ordinary Shares with a par value of US$0.000001 per share and 10,000,000,000 Class B Ordinary Shares with a par value of US$0.000001 per share.

Each holder of Class B Ordinary Shares is entitled to 20 votes per share and each holder of Class A Ordinary Shares is entitled to one vote per share. Class B Ordinary Shares are convertible at any time by the holder thereof into Class A Ordinary Shares on a one-for-one basis.

Ordinary shares

As of the date of this report, and after giving retroactive effect to the 125-for-1 share subdivision and the 4-for-5 reverse share split, the Company had 16,008,000 Class A Ordinary Shares and 3,992,000 Class B Ordinary Shares issued and outstanding. These shares were originally issued to participating shareholders in connection with the reorganization of the Company completed on October 16, 2024.

All historical share amounts and share price information presented in these consolidated financial statements have been proportionally adjusted to reflect the impact of 125-for-1 share subdivision and the 4-for-5 reverse share split as if they had occurred at the beginning of the earlier period presented.

Dividends

On June 25, 2024, the Board of Directors of EL Connect declared a 2024 interim cash dividend of $4.315 per share of common stock. The Company and the shareholders of the Company agreed to settle the dividend payable amounting to $862,901, with the Company’s receivable from related parties (Note 10). After the netting arrangement, the residual dividend payable amount of $1,266 was paid in cash on June 28, 2024.

Note 12. Segment information

The Company solely operates in Singapore. Due to the integrated structure of the Company’s business, the Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer. The Company determined it has one reportable segment, as the CODM regularly reviews operations and financial performance on an aggregate basis at a consolidated level for the purposes of allocating resources and to make business decisions.

The following table provides information about the Company’s segment:

	For the years Ended June 30,
	2025	2024

Segment revenue (Note 2.10)	$6,999,699	$6,413,743
Less:
Salaries and related costs	(5,058,707)	(5,604,178)
Subcontracting fees	(417,910)	(278,303)
Selling and marketing expenses	(107,414)	(86,489)
Legal and professional fees	(162,031)	(59,250)
Lease expense	(42,400)	(144,518)
Provision for expected credit loss on trade receivables	(155,300)	-
Other segment items*	(104,053)	(44,149)
Segment income from operations	951,884	196,856
Reconciliation:
Other income, net	232,513	833,584
Finance costs	(66,035)	(75,420)
Income before income tax	1,118,362	955,020

* Other segment items mainly comprised of office expenses, printing and stationery expenses, bank charges and low-value equipment and consumables costs.

Note 13. Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, the Company will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. In the opinion of management of the Company, there were no pending or threatened claims and litigation as of June 30, 2025 and through the date of this report.

Note 14. Subsequent Events

The Company’s management has evaluated subsequent events up to the date of these consolidated financial statements were available to be issued. Pursuant to the requirements of ASC 855, management determined that no material subsequent are required to be disclosed.

F-19

1,870,000

Class A Ordinary Shares

PROSPECTUS

ELC Group Holdings Ltd.

D. BORAL CAPITAL LLC

Sole Book-Running Manager

[●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of directors and officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our post-offering memorandum and articles of association, which will become effective immediately prior to the completion of this offering, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him, other than by reason of such person’s own dishonesty, willful default or fraud, in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of use our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements to be filed as Exhibit 10.5 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares) without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of ordinary shares.

Upon our incorporation in the Cayman Islands on September 20, 2024 in connection with our offshore restructuring, we issued and allotted one ordinary shares for a consideration at par value of US$0.0001 per share to Conyers Corporate Services (Cayman) Limited.

On September 20, 2024, we issued and allotted 160,079 Class A ordinary shares to several parties and 39,920 Class B ordinary shares to Mr. Chow Kang Hong, all in nil-paid form. On October 16, 2024, all of the 160,080 Class A ordinary shares and 39,920 Class B ordinary shares issued and allotted by us in nil-paid form are credited as fully-paid, in consideration for the transfer of all the shares held by the holders of these Class A and Class B Ordinary Shares in EL Connect Pte. Ltd. to us.

Name of purchaser	Date of Issuance	Number of ordinary shares	Consideration	Underwriting Discount and Commission
Conyers Corporate Services (Cayman) Limited	September 20, 2024	1 ordinary share	US$0.0001	n/a
LT Innotec Limited	September 20, 2024	59,799 Class A ordinary shares	Transfer of 59,800 shares of EL Connect Pte Ltd. held by LT Innotec Limited to the registrant	n/a
CJM Global Limited	September 20, 2024	49,900 Class A ordinary shares	Transfer of 49,900 shares of EL Connect Pte Ltd. held by CJM Global Limited to the registrant	n/a
TAN Wei Yit	September 20, 2024	22,320 Class A ordinary shares	Transfer of 22,320 shares of EL Connect Pte Ltd. held by TAN Wei Yit to the registrant	n/a
YAK Kar Man	September 20, 2024	9,980 Class A ordinary shares	Transfer of 9,980 shares of EL Connect Pte Ltd. held by YAK Kar Man to the registrant	n/a
KOH Kai Xin Claire	September 20, 2024	9,980 Class A ordinary shares	Transfer of 9,980 shares of EL Connect Pte Ltd. held by KOH Kai Xin Claire to the registrant	n/a
MOK Ping Wuen, Maurice	September 20, 2024	6,100 Class A ordinary shares	Transfer of 6,100 shares of EL Connect Pte Ltd. held by MOK Ping Wuen, Maurice to the registrant	n/a
CHOW Kang Hong	September 20, 2024	2,000 Class A ordinary shares and 39,920 Class B ordinary shares	Transfer of 41,920 shares of EL Connect Pte Ltd. held by CHOW Kang Hong to the registrant	n/a

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Item 8. Exhibits and Financial Statement Schedules.

a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our combined and consolidated financial statements or the notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

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6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8) That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.]

II-3

ELC Group Holdings Ltd.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement
3.1†	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2†	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering
4.1†	Registrant’s Specimen Certificate for Class A Ordinary Shares
5.1†	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered
8.1†	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1†	Independent director Offer Letter with Ms. Chung Chi Ng
10.2†	Independent director Offer Letter with Mr. Tay Yun Xu, Benedict
10.3†	Independent director Offer Letter with Ms. Serene Caroline Koh Li Ching
10.4†	Form of Employment Agreement between the Registrant and an executive officer of the Registrant
10.5†	Form of Indemnification Agreement with the Registrant’s directors
21.1†	Subsidiaries of the Registrant
23.1	Consent of Onestop Assurance PAC
23.2†	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1†	Power of Attorney (included on signature page)
99.1†	Code of Business Conduct and Ethics of the Registrant
99.2†	Consent of Frost & Sullivan Limited
99.3†	Consent of Ms. Chung Chi Ng
99.4†	Consent of Mr. Tay Yun Xu, Benedict
99.5†	Consent of Ms. Serene Caroline Koh Li Ching
99.6†	Clawback Policy
107†	Calculation of Filing Fee Table

† Previously field

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on October 28, 2025.

By:	/s/ Leann Koh Bee Khee
Name:	Leann Koh Bee Khee
Title:	Director and Chief Executive Officer

II-5

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on October 28, 2025 in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Leann Koh Bee Khee	Director and Chief Executive Officer	October 28, 2025
Name: Leann Koh Bee Khee	(principal executive officer)

/s/ Chow Kang Hong	Director and Chief Technology Officer	October 28, 2025
Name: Chow Kang Hong

/s/ Lee Sin Yee	Finance Manager	October 28, 2025
Name: Lee Sin Yee	(principal financial and accounting officer)

II-6

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of ELC Group Holdings Ltd., has signed this registration statement or amendment thereto in New York, United States on October 28, 2025.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

II-7